    As filed with the Securities and Exchange Commission on August 1, 2002
                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                                   WODFI LLC
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)

                         WORLD OMNI MASTER OWNER TRUST
                      (Issuer of the Asset Backed Notes)
                               -----------------

                            Delaware                                                     65-0934017
          (Registrant's State or other jurisdiction of                          (Registrant's I.R.S. Employer
                 Incorporation or organization)                                      Identification No.)

                                                     -----------------
                            WODFI LLC                                               Patrick C. Ossenbeck
                      120 N.W. 12th Avenue                                          120 N.W. 12th Avenue
                    Deerfield Beach, FL 33442                                     Deerfield Beach, FL 33442
                         (954) 429-2200                                                (954) 429-2200
       (Address, including zip code, and telephone number,        (Name, address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)        including area code, of agent for service)

                                                     -----------------

                                  Copies to:

                              Jeffrey S. O'Connor
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2000
                               -----------------
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant in light of market conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                Proposed          Proposed
     Title of Each Class       Amount to Be Maximum Offering  Maximum Aggregate    Amount of
of Securities to Be Registered  Registered  Price Per Unit(1) Offering Price(1) Registration fee
------------------------------------------------------------------------------------------------
      Asset Backed Notes......  $1,000,000         100%          $1,000,000           $92
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Estimated solely for purposes of calculating the registration fee.

                               -----------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 1, 2002

PROSPECTUS

                         World Omni Master Owner Trust
                                    Issuer
                                   WODFI LLC
                                  Transferor
                          World Omni Financial Corp.
                                   Servicer

                Automobile Dealer Floorplan Asset Backed Notes

---------------------------
 Before you purchase       The trust--
 any of the notes, you
 should carefully          . may periodically issue asset backed notes in one or more series;
 consider the risk
 factors beginning on      . will own--
 page 4 in this
 prospectus.                   . receivables arising from a selected portfolio of automobile dealer revolving floorplan financing agreements;
 The sole source of
 payments on the notes         . payments due on those receivables; and
 is a portion of the
 assets of the trust. The      . other property described in this prospectus and in the
 notes are not interests         prospectus supplement; and
 in or obligations of
 World Omni Financial      . will not own the dealer accounts from which the receivables arise.
 Corp., or WODFI LLC
 or any other person.      The notes--

 This prospectus may be    . will represent indebtedness secured by the assets of the trust;
 used to offer and sell
 the notes only if         . will be paid only from the assets of the trust;
 accompanied by the
 prospectus supplement.    . will represent the right to payments in the amounts and at the times described in the prospectus supplement for that series;

                           . offered by this prospectus will be rated investment grade by at least one nationally recognized rating agency;

---------------------------
                           . may benefit from one or more forms of credit enhancement; and

                           . may be issued as part of a designated series which may include one or more classes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                       , 200

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
               Where to Find Information in this
                 Prospectus and the Prospectus
                 Supplement................................. iii

               Summary......................................   1
                  The Parties...............................   1
                  Securities to Be Issued by the Trust......   1
                  Payments on the Notes.....................   1
                  Assets of the Trust.......................   2
                  Servicing Fees............................   3
                  Tax Status................................   3
                  ERISA Considerations......................   3
                  Ratings...................................   3

               Risk Factors.................................   4
                  Dealer Concentration May Result in
                    Larger Losses from a Single Dealer
                    Default.................................   4
                  Receivables May Be Uncollectible due to
                    Superior Interests......................   4
                  Receivables May Be Unsecured due to
                    Sales out of Trust......................   4
                  A Bankruptcy of World Omni or the
                    Transferor May Delay or Reduce
                    Payments on the Notes...................   5
                  Failure of Southeast Toyota Distributors
                    to Repurchase Vehicles from
                    Terminated Dealers May Result in
                    Increased Losses on the Receivables.....   6
                  Failure of World Omni to Generate
                    Sufficient New Receivables May
                    Result in the Trust Holding Assets with
                    a Lower Yield...........................   6
                  Failure of Dealers to Make Payments on
                    the Receivables Could Delay or
                    Reduce Payments on the Notes............   7
                  Failure of World Omni or the Transferor
                    to Fulfill its Repurchase Obligations
                    May Adversely Affect the Trust..........   7
                  The Trust Assets are Limited to the
                    Receivables and any Forms of Credit
                    Enhancement.............................   8
                  The Trust Has Limited Restrictions on
                    Issuing Additional Series of Notes......   8
                  World Omni has the Ability to Change
                    the Terms of the Accounts...............   8

                                                            Page
                                                            ----

                The Servicer...............................   9

                The Transferor.............................   9

                The Trust..................................  10
                   The Owner Trustee.......................  11

                Use of Proceeds............................  11

                The Dealer Floorplan Financing Business....  12
                   Creation of Receivables.................  12
                   Credit Approval and Credit Guidelines...  13
                   Payment Terms...........................  15
                   Billing and Collection Procedures.......  16
                   Dealer Monitoring.......................  16
                   Intercreditor Agreement for Security
                     Interests in Vehicles and Non-Vehicle
                     Collateral Security...................  17
                   Participation Agreements................  18
                   Participation Interests Purchased by
                     World Omni............................  18
                   Relationship with Affiliates............  18

                The Accounts...............................  19

                The Notes..................................  19
                   General.................................  19
                   Interest................................  20
                   Principal...............................  20
                   The Indenture and the Series
                     Supplements...........................  23
                   Excluded Series.........................  28
                   Collection Account......................  28
                   Excess Funding Account..................  30
                   Allocation Percentages..................  31
                   Allocation of Collections; Deposits in
                     Collection Account....................  32
                   Subordination of Certificate;
                     Enhancements..........................  33
                   Distributions...........................  34
                   New Issuances...........................  34
                   The Indenture Trustee...................  36
                   Reports to Noteholders..................  36
                   Book-Entry Registration.................  37
                   Definitive Notes........................  39

                                                            Page
                                                            ----
               The Transfer and Servicing Agreements.......  40
                  Receivables Purchase Agreement...........  41
                  Conveyance of Receivables and
                    Collateral Security....................  43
                  Representations and Warranties by the
                    Transferor.............................  44
                  Eligible Accounts and Eligible
                    Receivables............................  46
                  Ineligible Receivables and Excess
                    Receivables............................  47
                  Addition of Accounts.....................  49
                  Removal of Accounts; Transfers of
                    Participations.........................  50
                  The Certificates.........................  53
                  Defaulted Receivables and Recoveries.....  53
                  Optional Repurchase......................  54
                  Investment Events and Early
                    Amortization Events....................  55
                  Termination; Fully Funded Date...........  56
                  Indemnification..........................  57
                  Collection and Other Servicing
                    Procedures.............................  57
                  Servicer Covenants.......................  58
                  Servicing Compensation and Payment of
                    Expenses...............................  59
                  Certain Matters Regarding the Servicer...  59

                                                            Page
                                                            ----
                  Servicing Default........................  60
                  Rights upon Servicing Default............  61
                  Waiver of Past Defaults..................  61
                  Reports..................................  61
                  Evidence as to Compliance................  62
                  Amendments...............................  62
                  Intercreditor Arrangements...............  63
                  Administration Agreement.................  64

               Certain Legal Aspects of the Receivables....  64
                  Transfer of Receivables..................  64
                  Certain Matters Relating to Bankruptcy...  65

               Certain Federal Income Tax
               Consequences................................  66
                  General..................................  66
                  Tax Characterization and Treatment of
                    Notes..................................  66
                  Tax Characterization of the Trust........  69
               State and Local Tax Consequences............  70

               ERISA Considerations........................  70

               Plan of Distribution........................  71

               Legal Opinions..............................  72

               Where You Can Find More Information.........  72

               Incorporation by Reference..................  73

               Index of Terms..............................  74

             WHERE TO FIND INFORMATION IN THIS PROSPECTUS AND THE
                             PROSPECTUS SUPPLEMENT

      We provide information to you about the notes in two separate documents that provide varying levels of detail:

     (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and

     (b) the prospectus supplement for a series of notes, which will provide financial and other information regarding the pool of receivables held by the trust and will specify the terms of a particular series of notes, including:

           .  which classes of the series are being offered;

           . the timing of interest and principal payments for each class of the series;

           . the priority of interest and principal payments for each class of the series;

           . information about credit enhancement for each class of the series, if any;

           .  the ratings for each class of the series; and

           .  the method for selling each class of the series.

      If the terms of your series of notes vary between this prospectus and the prospectus supplement for that series, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the prospectus supplement for your series of notes. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and any prospectus supplement is accurate on any date other than the dates stated on their respective covers.

      We are not offering the notes in any state where the offer is not permitted.

      You can find a list of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" which appears at the end of this prospectus.

      We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

                                    SUMMARY

      This summary highlights selected information from this prospectus and provides an overview to aid in your understanding of the notes. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of a series of notes, carefully read this entire prospectus and the prospectus supplement for that series.

The Parties

Issuer/Trust

      World Omni Master Owner Trust, a Delaware business trust formed by the Transferor and the Owner Trustee.

Transferor

      WODFI LLC, a Delaware limited liability company and a wholly-owned subsidiary of World Omni Financial Corp.

Servicer

      World Omni Financial Corp., a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc.

Owner Trustee

      The Owner Trustee is Chase Manhattan Bank USA, National Association (successor-by-merger to Chase Manhattan Bank Delaware), a national banking and trust association.

Indenture Trustee

      The Indenture Trustee is BNY Midwest Trust Company (as successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank), an Illinois banking corporation.

Securities to Be Issued by the Trust

The Notes

      The trust has issued several series of notes and may issue one or more additional series of notes. The prospectus supplement will contain additional information about the notes, including the classes of notes offered in the series. For additional information about the outstanding series of notes, see Annex I to the prospectus supplement. Each series of notes may include one or more classes. The trust may issue additional series of notes after the issuance of notes offered by this prospectus.

The Certificates

      The trust has also issued certificates. The certificates are not being offered for sale by this prospectus and are currently held by the Transferor. Certificates held by the Transferor may be exchanged only upon satisfaction of the conditions contained in the Trust Agreement and the Rating Agency Condition.

Subordination

      A portion of the certificates will be subordinated to a series of notes to the extent described in this prospectus and the prospectus supplement for the series.

      One or more classes of notes of a series may be subordinate to one or more other classes of notes. The relative priority of each series and class of notes will be described in the prospectus supplement for that series.

Payments on the Notes

Interest

      The trust will pay interest on the notes with the frequency specified in the prospectus supplement for that series. Each series or class of notes will have its own interest rate, which may be fixed, variable, contingent, adjustable or any combination of these characteristics. The interest rate or the method for determining the interest rate for a series or class of notes will be specified in the prospectus supplement for that series.

      The sources of funds the trust will use to pay interest on a series or class of notes will be specified in the prospectus supplement for that series. Typically, these sources will include:

      .   interest collections on the receivables held by the trust; and

      .   available credit enhancement.

Principal

      Each series or class of notes will have a stated principal amount.

      Ordinarily, principal payments on the notes will occur on one or more dates specified in the prospectus supplement for that series. The sources of funds the trust will use to pay principal will be specified in the prospectus supplement for that series. Typically, these sources will include:

      . all or a portion of the principal collections on the receivables held by the trust;

      . all or a portion of the interest collections remaining after interest payments; and

      .   available credit enhancement.

      The manner in which the trust will apply available funds toward principal payments on a series of notes will be set forth in the prospectus supplement for that series.

      Each series of notes will have a revolving period during which no principal payments are made. Among the possible ways principal payments may be made are the following:

      . a single targeted final payment date, on which all principal is repaid at once;

      . an amortization period, during which principal is repaid on each specified payment date until all principal has been repaid; or

      . an index amortization period, during which the amount of principal that is repaid is determined by reference to an index.

      However, it is possible that principal payments on a class or series of notes will begin earlier than the date specified in the prospectus supplement for that series. Upon the occurrence of an early amortization event for a series of notes, the trust will apply all funds allocated to that series to the repayment of the outstanding principal of and interest on the notes and the other securities, if any, in that series, unless the prospectus supplement for that series provides that those funds will be set aside for payment on a later date. An early amortization event will likely result in the commencement of the repayment of principal on the notes occurring earlier than the date specified in the prospectus supplement for that series. In addition, an early amortization event may result in delays or reductions in the payments on your notes.

Assets of the Trust

      The primary assets of the trust consist of a revolving pool of receivables arising under selected revolving floorplan financing agreements entered into with World Omni by retail automotive dealers to finance their inventory of new and used automobiles and light-duty trucks and may also include participation interests in financing arrangements of a third party.

      Receivables are sold by World Omni to the Transferor and are then transferred by the Transferor to the trust. The trust has granted a security interest in the receivables and the other property of the trust to the trustee under the indenture for the notes for the benefit of the noteholders. The trust property also includes:

      . security interests in the collateral securing the dealers' obligations to pay the receivables, which will include unsold vehicles and which may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

      . amounts held on deposit in specified trust accounts maintained for the trust or for a series or class of notes;

      . recourse World Omni may have against the dealers under the financing agreements;

      . an assignment of the Transferor's rights under its purchase agreement with World Omni; and

      . any additional property, or exclusions of the foregoing types of property, described in the prospectus supplement.

      As new receivables arise under the selected financing agreements, they generally will be transferred to the trust on a daily basis. Prior to the date on which funds are required to be set aside for payment on a series of notes, the trust generally will transfer the principal collections on the receivables to the certificateholders, provided there are sufficient assets in the trust. If there are insufficient assets in the trust, the trust will retain the principal collections and invest them in eligible investments.

      However, if a cash accumulation event specified in the prospectus supplement for a series of notes occurs, the trust will retain all or a portion of the principal collections and invest them in eligible investments in a cash accumulation account dedicated to the noteholders of that series for future payment on the notes of that series.

Servicing Fees

      For each series of notes, the trust will pay the servicer a set monthly fee set forth in the related prospectus supplement as compensation for servicing the receivables.

Tax Status

      Kirkland & Ellis, special tax counsel, is of the opinion that, for federal income tax purposes, the notes will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

      By accepting a note, you agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

      See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" in this prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

      Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan regulated by the Employee Retirement Income Security Act of 1974 may purchase the notes, including any subordinated notes. See "ERISA Considerations" for a description of the limitations on the purchase of notes by employee benefit plans. Employee benefit plans should consult with their counsel before purchasing any notes.

Ratings

      All of the notes offered under this prospectus will be rated investment grade by at least one nationally recognized rating agency. Ratings for a series or class of notes offered under this prospectus will be described in the prospectus supplement for that series.

                                 RISK FACTORS

      You should consider carefully the following risk factors in deciding whether to purchase the notes.

Dealer Concentration May
Result in Larger Losses from
a Single Dealer Default        As of June 30, 2002, World Omni provided new and
                               used car floorplan financing for approximately
                               222 dealers or dealer groups. Although no dealer or dealer group accounted for more than 6.81% of the aggregate principal amount of the outstanding receivables as of June 30, 2002, approximately 35.94% of the aggregate principal amount of the receivables outstanding as of that date were generated by the 8 largest dealers or dealer groups. A default by one or more of these dealers or dealer groups could result in delays or reductions in payments on your notes. In addition, as of June 30, 2002, approximately
                               $23.2 million of receivables were generated by dealers or dealer groups affiliated with JM
                               Family Enterprises, Inc., the parent company of World Omni.

Receivables May Be
Uncollectible due to
Superior Interests             World Omni and the Transferor have filed
                               financing statements covering the receivables sold by World Omni to the Transferor and then transferred to the trust. The financing statements generally will perfect the security interests of the Transferor and the trust in the receivables. However, World Omni will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the Transferor and then transferred to the trust.
                               See "The Transfer and Servicing
                               Agreements--Conveyance of Receivables and
                               Collateral Security." If the receivables are "tangible chattel paper" under the Uniform
                               Commercial Code and another party purchases or takes a security interest in the receivables for value, in the ordinary course of business and without actual knowledge of the Transferor's or the trust's interest, that purchaser or secured party will acquire an interest in those receivables that is superior to the trust's interest. If the receivables are "instruments" under the Uniform Commercial Code, a party must take possession of the receivables to perfect its security interest. The Indenture Trustee has taken possession of those receivables that World
                               Omni believes may be instruments. If another person acquires possession of any receivables that are instruments, that person may acquire an interest in those receivables that is superior to the trust's interest. The trust will not be able to collect on the receivable if there is a superior interest. This may result in delays or reductions in payments on your notes. See
                               "Certain Legal Aspects of the
                               Receivables--Transfer of Receivables."

Receivables May Be Unsecured
due to Sales out of Trust      Dealers give World Omni a security interest in
                               the vehicles they purchase to secure their obligations under the receivables. When the financed vehicle is sold, World Omni's security interest in the vehicle generally will terminate. If the dealer who sold the vehicle fails to pay World Omni the amount owed on the receivable, the receivable will become unsecured because the buyer generally takes the vehicle free of the security interest. If the financed vehicle is sold "out of trust," i.e., sold without the dealer applying the proceeds of the sale to repay the receivable, the trust will not be able to foreclose on the financed vehicle.
                               This may result in delays or reductions in payments on your notes.

A Bankruptcy of World Omni
or the Transferor May Delay
or Reduce Payments on the
Notes World Omni will sell receivables to the Transferor, and the Transferor will transfer the receivables to the trust. Although World Omni and the Transferor have taken steps, such as the creation of the Transferor as a special purpose entity, to ensure that the transactions described in this prospectus are respected, and to reduce the likelihood that the Transferor would voluntarily file for bankruptcy, if World Omni or the Transferor were to become a debtor in bankruptcy, a court could conclude that the receivables transferred to the trust are not owned by the trust, but rather are part of the estate of the debtor in bankruptcy. The court may conclude that the transfer of the receivables from the party in bankruptcy was not really a sale, but rather a secured financing, or the court may conclude that the party in bankruptcy and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, you could experience delays or reductions in payments on your notes as a result of:

                                . the "automatic stay" provisions of the U.S. Bankruptcy Code, which prevent creditors from exercising remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in specified circumstances;

                                .   some tax or government liens on World
                                    Omni's or the Transferor's property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections on the receivables before those collections are used to make payments on your notes; and

                                . the fact that the trust or the indenture trustee may not have a perfected security interest in the financed vehicles or cash collections on the receivables held by World Omni at the time a bankruptcy proceeding begins.

                               If World Omni or the Transferor were to become a debtor in bankruptcy, it may be able to recover payments made by it to the trust to repurchase receivables prior to the date of the bankruptcy petition. This could result in delays or reductions in payments on your notes.

                               In addition, if World Omni, any of its
                               affiliates, or any of the manufacturers of the related vehicles filed for bankruptcy, the dealers might respond by delaying or withholding payments on the receivables, even without legal or contractual justification. This could result in delays or reductions in payments on your notes.

Failure of Southeast Toyota
Distributors to Repurchase
Vehicles from Terminated
Dealers May Result in
Increased Losses on the
Receivables                    Southeast Toyota Distributors, LLC, an affiliate
                               of World Omni and the largest distributor of vehicles to the dealers generating the receivables, is obligated to repurchase some of the dealer's vehicles if its dealership agreement is terminated or expires. If Southeast
                               Toyota Distributors is unwilling or unable to repurchase those vehicles, losses on the receivables of those dealers may increase. This could result in delays or reductions in payments on your notes.

Failure of World Omni to
Generate Sufficient New
Receivables May Result in
the Trust Holding Assets
with a Lower Yield             The trust depends upon World Omni to generate
                               new receivables to replace the receivables that are repaid. In the event that World Omni is unable to generate sufficient new receivables, or is unable to transfer the receivables it generates because of restrictions in its financing arrangements or otherwise, the trust will be required to hold cash or investment securities rather than receivables. The yield on cash or investment securities may be lower than the yield on receivables. Because the trust's assets are the sole source of payments on the notes, this could result in delays or reductions in payments on your notes. World Omni does not guarantee that it will continue to generate receivables at historical rates. The following events could negatively impact World Omni's ability to generate new receivables:

                                . a decline in the manufacture and sale of automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or other factors;

                                .   a change in vehicle distribution practices;

                                .   a change in dealer inventory management
                                    practices;

                                . a change in the interest rates charged by World Omni to dealers;

                                . a change in the amounts of the credit lines or other terms offered by World Omni to dealers;

                                .   defaults on accounts by dealers;

                                .   termination of dealer franchises;

                                . dealers becoming insolvent or filing for bankruptcy; and

                                .   seasonal fluctuations in the sale and
                                    leasing of vehicles.

                               As of June 30, 2002, approximately 32% of the aggregate principal balance of the receivables held by World Omni were related to vehicles sold to dealers by Southeast Toyota Distributors. Accordingly, the ability of World Omni to supply new receivables to the trust will be in part dependent upon the ability of Southeast Toyota Distributors to sell vehicles.

Failure of Dealers to Make
Payments on the Receivables
Could Delay or Reduce
Payments on the Notes          The trust's ability to make payments on the
                               notes generally depends on collections from dealers on the receivables. The prospectus supplement will describe past patterns of dealer payments on similar receivables.

                               The timing of the sale and lease of vehicles is uncertain. It depends on many economic and social factors that are beyond the control of World Omni, the Transferor and the trust. Sales incentive programs and financing incentive programs of vehicle manufacturers, including Toyota, and distributors, including Southeast Toyota Distributors, also affect the sale and lease of vehicles. World Omni does not guarantee that dealers will pay on the receivables at the same rates as in the past or in any particular pattern. If the dealers' ability to pay on the receivables declines for whatever reason, you might experience delays or reductions in payments on your notes.

Failure of World Omni or the
Transferor to Fulfill its
Repurchase Obligations May
Adversely Affect the Trust     World Omni, the Transferor and their respective
                               affiliates are not obligated to make payments to you on your notes and do not insure or guarantee the payment of the receivables or your notes.
                               However, under certain circumstances, World Omni would be obligated to fund the repurchase of receivables from the trust which could provide the trust with funds to make payments to you on your notes. World Omni will make representations and warranties to the Transferor regarding the characteristics of the receivables. The
                               Transferor will assign these representations and warranties to the trust, and the Transferor will make its own representations and warranties to the trust in connection with the transfer of the receivables to the trust. If World Omni or the Transferor breaches its representations and warranties, and the breach materially and adversely affects the receivable or the interests of the noteholders in that receivable, the Transferor will be obligated to repurchase the receivable from the trust, and World Omni would be required to purchase the receivable from the Transferor. If World Omni fails to repurchase the receivable from the Transferor, the Transferor may not have adequate funds to repurchase the affected receivable from the trust and you may experience delays or reductions in payments on your notes. See "The
                               Transfer and Servicing Agreements--Receivables
                               Purchase Agreement" and "--Representations and
                               Warranties by the Transferor."

The Trust Assets Are Limited
to the Receivables and any
Forms of Credit Enhancement    The notes represent obligations of the trust
                               only. The sole source of payments on the notes are the assets of the trust. The trust will not have any significant assets or sources of funds other than the receivables, its limited rights in specified accounts, and other rights or credit enhancements as specified in the prospectus supplement for the series. The notes are not obligations of and are not insured or guaranteed by World Omni, the Transferor or any other entity or person (including any affiliate of World Omni or the Transferor).

                               You must rely primarily on payments on the trust's receivables, funds in the specified accounts and other credit enhancements, if any, for repayment of your notes. In addition, you may have to look to the proceeds from the repossession and sale of the collateral that secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience delays or reductions in payments on your notes.

The Trust Has Limited
Restrictions on Issuing
Additional Series of Notes     The trust, as a master trust, may issue
                               additional series of notes. The terms of any additional series of notes will be established at the time of their issuance and may vary substantially from the terms of your notes. The terms of the agreements creating a new series of notes may not change the terms of any existing series of notes, and it is a condition to the issuance of any additional series of notes that it not result in a decrease in the rating of any existing series of notes. However, the issuance of additional series of notes could ultimately result in delays or reductions in payments on your notes.

World Omni Has the Ability
to Change the Terms of the
Accounts World Omni may change at any time the terms of the Accounts, including the interest rate of the related receivables. There is no assurance that the interest rate generated by the receivables will always be sufficient to cover the stated interest rate on any series of notes. Failing to maintain an appropriate spread between the interest rate of the receivables and the interest rate on the notes may cause delays or reductions in the amount of interest paid to the noteholders and may cause an investment event or an early amortization event with respect to a series to occur.

                                 THE SERVICER

      World Omni Financial Corp. ("World Omni" or the "Servicer") is a Florida corporation and a subsidiary of JM Family Enterprises, Inc. ("JM Family Enterprises"), a Delaware corporation. World Omni is primarily engaged in providing automobile dealerships throughout the United States with a full range of financial services. World Omni provides wholesale floorplan financing, capital loans and mortgages to dealers and also provides retail motor vehicle leasing and installment financing to the customers of these dealers and to others. The principal executive offices of World Omni are located at 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

                                THE TRANSFEROR

      WODFI LLC (the "Transferor") is a Delaware limited liability company and a wholly-owned subsidiary of World Omni. The Transferor was organized in July 1999 for limited purposes, which include:

      .   purchasing receivables from World Omni;

      .   financing the receivables purchased;

      .   transferring the receivables to third parties; and

      . any activities incidental to and necessary or convenient for the accomplishment of those purposes.

      The principal executive office of the Transferor is located at 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

      The Transferor has taken steps in structuring the transactions contemplated by this prospectus that are intended to ensure that a petition for relief by World Omni under the U.S. Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in a court disregarding the Transferor as a separate entity and consolidating its assets and liabilities with those of World Omni. These steps include the creation of the Transferor as a separate, limited purpose entity pursuant to its certificate of formation and limited liability company agreement, which contain limitations, including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to file a petition for relief under any Insolvency Laws without the unanimous affirmative vote of all of its board directors. The Transferor's limited liability company agreement also includes a provision requiring the Transferor to have two directors who qualify as independent as that term is defined in the Transferor's limited liability company agreement. See "Risk Factors--A Bankruptcy of World Omni or the Transferor May Delay or Reduce Payments on the Notes" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

                                   THE TRUST

      World Omni Master Owner Trust (the "Trust") is a Delaware business trust formed pursuant to a Trust Agreement (as amended from time to time, the "Trust Agreement"), between the Transferor and Chase Manhattan Bank Delaware, the predecessor-by-merger to Chase Manhattan Bank USA, National Association (in its capacity as successor Owner Trustee, the "Owner Trustee"), dated as of November 22, 1999 (the "Initial Closing Date").

      On the Initial Closing Date the Transferor conveyed to the Trust, without guaranty that the Trust will be able to collect, the non-participated portion of receivables (the "Receivables") arising under selected revolving financing agreements (the "Accounts") acquired by or entered into with World Omni by retail automotive dealers (the "Dealers") to finance their inventory of new and used automobiles and light-duty trucks. The property of the Trust (the "Trust Estate") consists of or will consist of:

      . the Receivables existing in the Accounts on November 18, 1999 (the "Initial Cut-Off Date");

      .   all Receivables generated in the Accounts after the Initial Cut-Off
          Date;

      . Receivables existing in or generated in any Accounts added to the Trust on or after the related addition date;

      . the participation interest of the Transferor in Purchased Participation Receivables added to the Trust on or after the related addition date;

      . an assignment of all the Transferor's rights and remedies under the Receivables Purchase Agreement, dated as of the Initial Closing Date, between World Omni and the Transferor, amended and restated as of April 6, 2000 and further amended pursuant to Amendment No. 1, dated as of August 11, 2000, (as amended from time to time, the "Receivables Purchase Agreement"), pursuant to which the Transferor has purchased and will continue to purchase Receivables from World Omni;

      . all collections of principal under the Receivables ("Principal Collections");

      . all collections of interest and other nonprincipal charges (including insurance service fees, amounts recovered on Defaulted Receivables and insurance proceeds) under the Receivables and rebate amounts deposited by the Servicer with respect to specified interest rebate programs into the Collection Account ("Non-Principal Collections" and, together with Principal Collections, "Collections");

      .   all funds on deposit in specified accounts of the Trust;

      . any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap or other interest rate protection agreement, maturity liquidity facility, tax protection agreement or other arrangement (each, an "Enhancement") issued for a series or class of notes; and

      . a security interest in motor vehicles securing the Receivables (the "Vehicles") and specified parts inventory, equipment, fixtures, service accounts and, in some cases, realty and/or personal guarantees securing the Receivables (together, the "Collateral Security").

      See "The Transfer and Servicing Agreements--Receivables Purchase Agreement" for an overview of the Receivables Purchase Agreement. The noteholders will not have any interest in any Enhancements provided for the benefit of the noteholders of another series or class or in any Receivable or Account removed from the Trust. See "The Transfer and Servicing
Agreements--Removal of Accounts; Transfers of Participations" for information regarding the removal of Receivables and Accounts from the Trust.

      The Transferor, the Trust and World Omni as Servicer entered into a Trust Sale and Servicing Agreement, dated as of the Initial Closing Date, amended and restated as of April 6, 2000, and further amended pursuant to Amendment No. 1, dated as of August 11, 2000 (as amended from time to time, the "Trust Sale and Servicing Agreement"). Pursuant to the Trust Sale and Servicing Agreement, the Trust acquired the Receivables from the Transferor and the Servicer agreed to service the Receivables. Under the Trust Sale and Servicing Agreement, the Transferor is conditionally allowed, and in some circumstances is obligated:

      . to designate new Accounts to be included as Accounts and to convey to the Trust the Receivables of those new Accounts,

      . to acquire certain Purchased Participation Receivables to be conveyed to the Trust,

      .   to designate certain Accounts to be removed, and

      . to require the Trust to return Receivables in certain removed Accounts to the Transferor.

      See "The Transfer and Servicing Agreements--Addition of Accounts" for information regarding the addition of Accounts.

      The Trust has issued several series of asset backed notes and may issue one or more additional series of notes (collectively, the "Notes"). The Trust has also issued certificates (the "Certificates"). For additional information about the outstanding series of notes, see Annex I to the prospectus supplement. The Certificates are not being offered for sale by this prospectus and are currently held by the Transferor.

      Prior to its formation, the Trust had no assets or obligations. The Trust has not and will not engage in any business activity other than:

      . acquiring and holding the Receivables, the other assets of the Trust and proceeds therefrom;

      .   issuing the Notes and the Certificates; and

      .   making payments on the above and related activities.

      As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

The Owner Trustee

      Chase Manhattan Bank USA, National Association (successor-by-merger to Chase Manhattan Bank Delaware), a national banking and trust association, serves as Owner Trustee under the Trust Agreement. The principal executive offices of the Owner Trustee are located at 1201 North Market Street, 8th Floor, Wilmington, Delaware 19801, and its telephone number is (302) 428-3300.

                                USE OF PROCEEDS

      As provided in the prospectus supplement, the Transferor will use the net proceeds from the sale of a series of the notes to repay the outstanding principal amount of other series of notes then outstanding, to make deposits into the Excess Funding Account to the extent required and for the other purposes specified in the related prospectus supplement.

                    THE DEALER FLOORPLAN FINANCING BUSINESS

      The Receivables to be conveyed to the Trust by the Transferor result from loans made by World Omni to Dealers under floorplan financing agreements to finance the Dealers' purchases of new and used Vehicles. Used Vehicles may be purchased by Dealers at auctions, from other dealers, from finance companies such as World Omni or directly from Vehicle owners.

      The vast majority of floorplan financing agreements are structured so that World Omni lends an amount on the acquisition by the Dealer of a specific Vehicle and the Dealer is required to repay the loan upon the sale of such Vehicle. In certain limited circumstances, floorplan financing agreements are structured so that World Omni lends an aggregate amount based on the value of all of the Vehicles securing the Receivables. In these financing arrangements, the Receivables created are referred to as "Asset Based Receivables," and, so long as the aggregate value of Vehicles securing the Receivables exceeds specified levels, the Dealer is not required to repay the loan upon the sale of a specific Vehicle. Except as noted below, World Omni originates, underwrites, services, and monitors Asset Based Receivables in the same manner that it does for its other Receivables.

      World Omni is the major wholesale financing source for Dealers in Southeast Toyota Distributors, LLC's ("Southeast Toyota Distributors") distribution network. As of June 30, 2002, World Omni provided floorplan financing to approximately 44% of those Dealers. World Omni services all of the Dealers from its main office located in Deerfield Beach, Florida. As of June 30, 2002, there were approximately 222 Dealers with active credit lines in the Wholesale Portfolio. There were 72 active Southeast Toyota Distributors Dealer Accounts and 150 active non-Southeast Toyota Distributors Dealer Accounts.

Creation of Receivables

      World Omni generally finances 100% of the invoice price of new Vehicles. A Receivable is created upon shipment of the new Vehicle from the Vehicle manufacturer or distributor to the Dealer. The amount that World Omni will lend on a used Vehicle varies as follows:

      . For Vehicles purchased by the Dealer at an auction and financed by World Omni via payment directly to the auction, World Omni typically finances 100% of the auction price plus the buyer's fees paid to the auction.

      . In some circumstances, the Vehicle being financed by World Omni is one that was sold by World Omni to the Dealer. Most of these vehicles were leased by World Omni to a consumer and were returned to World Omni at the end of the lease. If the used Vehicle being financed under World Omni's floorplan is one that was sold by World Omni to the Dealer, World Omni will lend 100% of the price the Dealer paid to World Omni for the Vehicle.

      . For select Dealers, World Omni will lend 100% of the "Black Book" value of the used Vehicle. In some circumstances, the Black Book value includes the value of additional equipment on the Vehicle.

      . In situations other than those described above, World Omni will finance up to 80% of the wholesale value of the Vehicle as defined in the NADA Official Used Car Guide's "Average Trade In" column.

      In asset based floorplan financing programs, World Omni generally permits the Dealer to draw an amount up to the aggregate of 100% of the invoice price of all new Vehicles securing the Receivables and a portion of the value of all used Vehicles securing the Receivables. The value of used Vehicles is typically limited to the wholesale value of the Vehicle as defined in the NADA Official Used Car Guide's "Average Trade In" column.

      Used Vehicles represented approximately 9.53% and 9.99% of the total dollar amount of Receivables outstanding as June 30, 2002, and December 31, 2001, respectively.

Credit Approval and Credit Guidelines

      World Omni's floorplan programs are administered by its Commercial Operations Department located in Deerfield Beach.

      World Omni provides floorplan financing to Dealers pursuant to pre-established credit guidelines. World Omni must approve each prospective Dealer before that Dealer signs a dealer financing agreement. Each dealer financing agreement generally includes a security agreement, a personal guaranty by the principal owner of the Dealer and, when necessary, an intercreditor agreement. The collateral subject to the security agreement always includes the Vehicles and may include:

      . inventory, equipment and other property of the Dealer, including parts inventory, furniture, fixtures and tools;

      .   additions, accessories and accessions;

      . intangibles, instruments, chattel paper and accounts arising out of the sale or lease of the foregoing;

      .   substitutions, returned and repossessed items; and

      .   proceeds thereof, including insurance proceeds.

      Prior to providing floorplan financing to a Dealer, the Commercial Operations Department performs an analytical and investigative review to evaluate the character and credit of the principal owners of a prospective Dealer and to determine whether the Dealer's capital structure is adequate to support the business. In conducting its review, representatives of the Commercial Operations Department will conduct interviews with Dealer principals, check credit references, obtain dealership and personal financial statements and review the business history of dealership management and existing business plans.

      The key process in approving a floorplan financing request is the completion of a financial statement review of the prospective borrower. In some cases, this review will be based on pro forma statements and projections completed by the prospective Dealer. In its review, World Omni focuses mainly on the financial strength, integrity and past history of the dealership's operations and its guarantors. In addition, World Omni analyzes the Dealer's location, paying particular attention to the market area and the Dealer's potential to sell Vehicles. When available, World Omni uses state vehicle registration data to evaluate a Dealer's primary market area and to help determine the retail penetration ability of a new Dealer. In addition, Dealers who sell Toyotas generally sign a release letter which enables World Omni to access Southeast Toyota Distributors' files on those Dealers. World Omni derives a wide array of financial information and trend analysis from Southeast Toyota Distributors' files.

      When a Dealer requests a floorplan financing program, World Omni conducts a search of the appropriate records of the filing office or offices to determine if there are other creditors of the Dealer with current security interest filings. Prior filings are given particular attention by World Omni management, especially if they relate to Vehicles or if the wording is broad enough to indicate a possible conflict with World Omni's security interest. In those instances, World Omni works with the particular Dealer to eliminate any conflicts. Steps taken include executing an intercreditor agreement with any other creditor and/or arranging for the filing of amendments to any prior financing statements. World Omni may approve the Dealer's request for a floorplan financing program but will not advance any funds to the Dealer until all conflicts are resolved.

      If a prospective Dealer is approved by World Omni, the Dealer and World Omni enter into a dealer financing agreement. The principal owner of the dealership is generally required to guarantee the Dealer's obligations to World Omni and to subordinate its loans to the dealership to the Dealer's indebtedness to World Omni.

      Pursuant to the dealer financing agreement, in order to secure all indebtedness of the Dealer to World Omni, the Dealer grants to World Omni a first priority security interest in its inventory of Vehicles and, in many cases, to other assets, such as parts and equipment.

      World Omni is, in most cases, the exclusive source of Vehicle financing for a Dealer. When a Dealer has an additional source of Vehicle financing, the other financier generally takes a security interest in collateral which overlaps with World Omni's. In these situations, World Omni will not advance funds until it has entered into an intercreditor agreement with the other financier in which each of World Omni and the other financier subordinates its lien on any Vehicle financed by the other party, and the proceeds thereof, to the lien of the financing party.

      Each Dealer is required by its dealer financing agreement to obtain physical damage insurance covering all Vehicles, with the Servicer being named as an additional loss payee. World Omni arranges this insurance for some Dealers with insurance companies that have acceptable ratings from A.M. Best Company, Inc., a nationally recognized insurance rating agency. An affiliate of World Omni handles claims adjustments under these policies. As to Dealers who elect to make other coverage arrangements, World Omni's Commercial Operations Department maintains a follow-up system, which includes:

      .   coverage verification;

      .   tracking of policy expiration dates;

      .   renewal follow-up; and

      .   verification that World Omni is properly identified as a loss payee.

      As a matter of practice, World Omni does not, however, require that payments from the insurer under these policies be paid to it so long as a Dealer is not "out of trust"; that is, so long as the Dealer does not sell a Vehicle and use the sale proceeds thereof for its own separate purposes.

      During the initial 120-day period after the signing of a dealer financing agreement, World Omni generally conducts monthly floorplan audits, verifying the purchase and sale of all Vehicles. At the end of 180 days, World Omni completes a "Financial Statement Review" and updates the Dealer's initial risk classification. Dealer credit ratings range from one to six, with one being the most financially sound. This risk classification determines the floorplan audit and credit review frequency and is important in setting the Dealer's credit limit.

      . "Class I Dealers" are Dealers that are determined to be low risk due to their excellent financial condition and performance.

      . "Class II Dealers" are Dealers that are determined to be of acceptable risk due to their good financial condition and performance.

      . "Class III Dealers" are Dealers that are determined to have fair financial condition and performance with some negative trend.

      . "Class IV Dealers" are Dealers that are determined to have weak financial condition and performance with negative trend. Dealers for which a check has been returned within the previous twelve months for reason of insufficient funds will not be rated stronger than Class IV.

      . "Class V Dealers" are Dealers that are determined to be high-risk. Class V Dealers generally include those Dealers with poor audit histories and inadequate or negative working capital, net worth and profits.

      .   "Class VI Dealers" are Dealers that have sold Vehicles "out of trust."

      The following table provides (1) the number of Accounts in each class of Dealers, (2) the number of Accounts in each class of Dealers as a percentage of the total number of Accounts in the Wholesale Portfolio, and (3) the principal balance of Receivables in each class of Dealers as a percent of the total principal balance of Receivables in the Wholesale Portfolio, each as of June 30, 2002.

                                                       Percentage
                                Number of Percentage  of Principal
                                Accounts  of Accounts   Balance
                                --------- ----------- ------------
              Class I Dealers..    118        53%          60%
              Class II Dealers.     52        24           23
              Class III Dealers     25        11           10
              Class IV Dealers.     20         9            6
              Class V Dealers..      2         1            0
              Class VI Dealers.      5         2            1

      World Omni establishes a base inventory guideline to provide floorplan financing adequate for Dealers' normal vehicle sales. Typically, Dealers are granted credit lines based on a 75-day sales rate for new Vehicles and a 45-day sales rate for used Vehicles. These credit lines are monitored on a daily basis and adjustments are made upon appropriate credit approval or disapproval.

      If World Omni determines that a specific Dealer's inventory is excessive, the Dealer may be placed on finance hold status. In addition, a Dealer may be placed on finance hold if the dealer financing agreement is violated, a check is returned unpaid or a Dealer requests controlled Vehicle releases. In these circumstances, World Omni assumes control of Vehicle releases to the Dealer and specifically approves the releases on a unit-by-unit basis. Dealers are also placed on finance hold status if World Omni determines that the Dealer has sold "out of trust." Finance hold status on a particular Dealer will remain until World Omni determines that the circumstances have been remedied.

Payment Terms

      Receivables related to non-asset based floorplan financing of new Vehicles are due on demand, but generally must be paid upon the earlier of (a) one to ten days (averaging four days) following the sale or other disposition of the Vehicle, (b) within one business day of the Dealer being funded by the buyer of the Vehicle or by the buyer's financing source and (c) a fixed period after the Vehicle's initial acquisition by the Dealer. Although dealer financing agreements may vary as to the precise measurement of the fixed period, generally the principal balance of the Receivable must be paid down 10% per month beginning April 1 of the year following the model year of the underlying Vehicle, and must be paid in full by the next October, unless the Vehicle is recategorized as a used Vehicle. In very limited cases, World Omni offers a delayed payment privilege program to select Dealers to finance fleet sales. Under this program, Receivables must generally be paid in full on the earlier of (1) the 20th day after delivery to the end user or (2) receipt of payment from the end user.

      Receivables relating to non-asset based floorplan financing of used Vehicles are generally stated to be due on demand or on the earlier of (1) one to ten days (averaging four days) following the sale of the Vehicle, (2) within one business day of the Dealer being funded by the buyer or the buyer's funding source or (3) 90 days after the Vehicle is first financed by World Omni. World Omni, in its sole discretion, may generally grant one extension for a period of 30 days if a principal payment of 10% of the unpaid principal balance is made by the Dealer prior to the extension.

      Receivables related to asset based floorplan financings are due on demand. In addition, the Dealer must pay all or a portion of these Receivables to the extent that the outstanding balance exceeds a specified percentage of the value of the Vehicles securing the Receivables.

      World Omni currently charges interest monthly on Receivables based on the prime rate or the London interbank offered rate ("LIBOR"). As of June 30, 2002, Receivables secured by new Vehicles based on the prime rate and LIBOR were accruing interest at an annual rate averaging the prime rate minus 0.52% and LIBOR plus 2.11%, respectively. Receivables secured by used Vehicles based on the prime rate and LIBOR were accruing interest at an annual rate averaging the prime rate minus 0.17% and LIBOR plus 2.24%, respectively. Upon agreement with the Dealers, World Omni may change the rate mechanism, the rate to which the Receivables are tied or the interest rate premium in any manner.

      Some Dealers maintain funds with World Omni under an inventory cash escrow agreement ("Floor Plan Equity Program"), pursuant to which funds are held for cash management, liquidity and working capital purposes. The Dealers can withdraw these funds so long as the Dealer has not defaulted under its floorplan agreements with World Omni. Generally, interest on the prepaid funds is offset against interest due from the Dealer on the Receivables. For purposes of the Trust, funds deposited by Dealers with World Omni will be treated by World Omni as Principal Collections of Receivables, and withdrawals by Dealers will be treated by World Omni as creating new Receivables.

Billing and Collection Procedures

      A statement setting forth interest and other billing and account information is prepared by World Omni and distributed on a monthly basis to each Dealer. Each Dealer's bills are generated on approximately the first or second business day of the month, and payments are due on the tenth day of the month in which they are billed. Interest is billed retroactively and Dealers make payments by check or electronic funds transfer. Dealers are required to make principal payments on Receivables when due by check or electronic funds transfer.

Dealer Monitoring

      World Omni produces a daily accounting of the balance outstanding under each credit line. All exposures above established credit lines require approval by World Omni's Commercial Operations Department on a monthly basis. A monthly status report is provided to World Omni senior management. This report is an all-inclusive summary of the monthly and ongoing developments relating to Dealer credits. A review of all existing credit lines (the "Financial Statement Review") is completed at least once a year and is not limited to financial statement and ratio analysis, but is designed to provide an overview of the entire operation as it relates to World Omni. A security interest search is conducted on an annual basis in conjunction with the formal review of the Dealer to ensure that there are no conflicts with World Omni's security interests.

      The Commercial Operations Department follows a procedure (the "Book Review") to verify the validity of new Dealer financial statements. It is World Omni's intention to complete a Book Review with most new Dealers. The process mirrors the Financial Statement Review, but includes an actual review and verification of the Dealer's records. Upon completion, the results are discussed with the Dealer principals and guarantors. Any deficiencies are addressed and action plans implemented with a timetable for resolution.

      Wholesale floorplan audits are generally completed at least once per quarter at all Dealers and in most cases monthly, based on the Dealer risk profile and the prior audit experience of the Dealer. The audit includes a physical verification of every floorplanned Vehicle. If a Vehicle cannot be located, the Dealer must provide an explanation that is satisfactory to World Omni's management and must provide the related manufacturer's statement of origin or title.

      World Omni's daily reporting of Dealer exposures and Dealer payments is intended to provide the Commercial Operations Department with early warning signs of potential problems. If the results of the Dealer monitoring process show that a particular Dealer is suffering financial difficulties, World Omni's Commercial Operations Department will closely monitor the Dealer while working with the Dealer to improve its financial condition. Floorplan audit frequency may be increased and a Book Review may be performed with the results being discussed with the Dealer and principals or guarantors. Operating trends are generally reviewed, including the Dealer's cash and net working capital position. Finally, a meeting may be held between World Omni and the Dealer resulting in the implementation of a plan of action and a corresponding timetable in which the plan is to be completed.

      These risk management procedures could also be activated in the event a routine audit reveals a shortage in a Dealer's Vehicle inventory, a Dealer check is returned for which there are insufficient funds or a Dealer specifically requests assistance. Dealers who demonstrate these or other problems may be placed on finance hold, which would result in approval on a per unit basis or cash-on-delivery terms. World Omni also works to protect the dealership by providing auditing advice, cash flow management and credit relationship assistance in order to maintain the value of the dealership as an ongoing entity. However, further deterioration may result in the seizure and liquidation of Vehicle inventory. The Wholesale Portfolio, and those Receivables arising from the Wholesale Portfolio which are transferred to the Trust, may sometimes include Receivables arising in Accounts with Dealers which were previously placed by World Omni on finance hold or which were otherwise non-performing for a period of time.

      If World Omni's review reveals that a Dealer has diverted proceeds from Vehicle sales due to World Omni to other uses, the Commercial Operations Department suspends the Dealer's credit lines and sends a demand for payment of the delinquent obligation. The Dealer's manufacturers will be informed by World Omni of the change in status. Cash-on-delivery terms may be approved depending on the severity of the situation. At this point a demand may also be made on the guarantor(s).

      If, after exhausting all possible options, the Dealer is unable to pay amounts owed to World Omni, World Omni may terminate the dealer financing agreement in accordance with its terms and applicable state law. Generally, in these circumstances the Dealer's new Vehicle inventory will be resold to the manufacturer, which generally pays the repurchase price to World Omni for credit against the aggregate amount of outstanding Receivables owed by the Dealer to World Omni. If the Dealer resists termination, World Omni will declare the Dealer in default of its obligations, demand payment in full of its Dealer note and all Receivables created thereunder and foreclose on its collateral by taking possession of the Dealer's Vehicle inventory and any other Collateral Security. If necessary, World Omni may also obtain a court order requiring foreclosure. Used Vehicles are auctioned off to the highest bidder. All proceeds are applied against the relevant Dealer liabilities. World Omni will generally pursue any uncollected amounts from the Dealer's guarantors. Once World Omni has commenced liquidation of the Dealer's Vehicle inventory, it writes off any amounts it determines are uncollectible. During the course of a liquidation of a Dealer's Vehicle inventory, World Omni may recognize additional losses or recoveries.

Intercreditor Agreement for Security Interests in Vehicles and Non-Vehicle Collateral Security

      As stated above, the agreements constituting the financing arrangements, including the Accounts, provide for a security interest in the Vehicles in favor of World Omni, which security interest World Omni represents is a first priority security interest. The security interests in the Vehicles in favor of World Omni have been assigned by World Omni to the Transferor pursuant to the Receivables Purchase Agreement and then by the Transferor to the Trust pursuant to the Trust Sale and Servicing Agreement. In its other lending activities, World Omni may have made capital loans, real estate loans or other advances to Dealers that are also secured by a security interest in the Vehicles. In these instances, World Omni has agreed in the Receivables Purchase Agreement not to exercise its security interest in any Vehicle until the Trust shall have been paid in full in respect of the Receivables secured by the Trust's security interest in that Vehicle. In addition, in connection with other loans or advances made by World Omni to a Dealer, World Omni may also have a security interest in Collateral Security other than a Vehicle ("Non-Vehicle Collateral Security"), such as personal guarantees, if any, securing the amounts owed by the Dealer. In these cases, World Omni, in its sole discretion, may realize on the Non-Vehicle Collateral Security for its own benefit in respect of its loans or advances before the Trust is permitted to realize upon the Non-Vehicle Collateral Security. Because of the subordinate position of the Trust in respect of Non-Vehicle Collateral Security, there is no assurance that the Trust will realize any proceeds in respect of any Non-Vehicle Collateral Security.

Participation Agreements

      From time to time, World Omni may enable other financing sources to participate in certain of its financing arrangements ("Participations"). Pursuant to a typical Participation, the documentation for the underlying loan will remain in the name of World Omni as lender. In the financing agreement or in a separate contractual arrangement with World Omni, the participant will agree to provide a portion of the funding of such loan in exchange for an agreed upon interest rate. Occasionally fees and other charges may also be shared with the participant. The Receivables to be sold by World Omni to the Transferor and in turn by the Transferor to the Trust, may include the non-participated portion of receivables from accounts which have been participated. In addition, subject to substantially the same limitations that apply to the removal of Accounts, the Transferor may cause the Trust to transfer an interest in certain Receivables to the Transferor, which may thereafter transfer such interest to another party in the form of a Participation.

Participation Interests Purchased by World Omni

      In certain circumstances, World Omni may participate in financing arrangements of a third party similar to Participations. In these cases, the receivables are originated and, in some cases, will be serviced by such third party. The Receivables sold by World Omni to the Transferor and in turn by the Transferor to the Trust may include World Omni's participation interest in such receivables ("Purchased Participation Receivables") provided that the Rating Agency Condition has been satisfied with respect to the addition of those Purchased Participation Receivables to the Trust.

Relationship with Affiliates

      In July 1995, World Omni and its insurance and warranty affiliates instituted a program (the "SuperWrap Program") to encourage Dealers in the Southeast Toyota Distributors network who finance floorplan Vehicles with World Omni to purchase other financial products sold by World Omni and its insurance and warranty affiliates. Under the SuperWRAP Program, World Omni and its affiliates pay participating Dealers specified amounts based on a pricing grid and, in most cases, these payments are assigned by the Dealers to World Omni and applied automatically by World Omni to reduce interest payments on the Receivables. The Dealers remain obligated to pay the full interest payments on the Receivables in the event World Omni or its affiliates fail to make the SuperWRAP Program payments to the Dealers. All Dealers in the Southeast Toyota Distributors' network who have floorplan accounts with World Omni are eligible to participate under the SuperWRAP Program. Approximately $366,990, $978,124, $938,489, $1,176,361 and $1,887,944 in payments were made by World Omni and its affiliates to Dealers under the SuperWRAP Program for the six months ended June 30, 2002 and the years ended December 31, 2001, 2000, 1999 and 1998, respectively.

                                 THE ACCOUNTS

      The Receivables arise in the Accounts. The Accounts have been selected from all the accounts in World Omni's portfolio that were Eligible Accounts at the time of selection (the "Wholesale Portfolio"). Commercial finance receivables similar to the current Accounts which meet the criteria set forth in the Trust Sale and Servicing Agreement may be added to the Trust in the future. In order to be included in the Trust, each Account must be an account established or acquired by World Omni in the ordinary course of business and meet the other criteria provided in the Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements--Representations and Warranties by Transferor." World Omni may at anytime and without notice or consent of any third party modify the rates being charged Dealers under the floorplan financing agreements or asset based financing agreements.

      Under the Trust Sale and Servicing Agreement, the Transferor has the right and, in some circumstances, is obligated, subject to the limitations and conditions, if any, in its other financing arrangements and agreements to designate additional qualifying accounts to be included as Accounts. It may also sell to the Transferor, in the case of World Omni, and convey to the Trust, in the case of the Transferor, the Receivables of the Additional Accounts, including Receivables created from the Additional Accounts. These accounts must meet the eligibility criteria set forth above as of the date the accounts are designated as Additional Accounts. World Omni will generally sell to the Transferor the Receivables then existing or thereafter created under the Additional Accounts, and the Transferor will in turn convey them to the Trust. See "The Transfer and Servicing Agreements--Addition of Accounts." In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new Receivables are generated unless such Receivable arose in an Additional Account prior to the applicable Addition Date, World Omni will represent and warrant to the Transferor, and the Transferor will represent and warrant to the Trust, that the Receivables meet the eligibility requirements set forth in the Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements--Conveyance of Receivables and Collateral Security." Under the circumstances specified in the Trust Sale and Servicing Agreement, the Transferor has the right to remove Eligible Accounts, and the Receivables arising from such Eligible Accounts, from the Trust and is required to remove Ineligible Accounts, and Receivables arising from such Ineligible Accounts, from the Trust. Interest collections received after an Account has been designated for removal will be allocated to the Trust or the Transferor, as applicable, until the principal balance on the date the Account was so designated has been reduced to zero. See "The Transfer and Servicing Agreements--Removal of Accounts; Transfers of Participations." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts transferred by the Transferor on the Initial Closing Date plus any Additional Accounts, minus any Accounts removed from the Trust.

      Information regarding the Accounts will be set forth in the prospectus supplement.

                                   THE NOTES

General

      The Notes may be issued in one or more series, each series with one or more classes. Each series of Notes will be issued pursuant to the terms of the Indenture (the "Indenture") and a Series Supplement to the Indenture for that series (each, a "Series Supplement"), each between the Trust and the Indenture Trustee. Forms of the Indenture and the Series Supplement have been filed as exhibits to the registration statement of which this prospectus forms a part. The Transferor will provide a copy of the Indenture and relevant Series Supplement (each without exhibits) upon request of a Noteholder. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the applicable Series Supplement. Where particular provisions or terms used in the Indenture or a Series Supplement are referred to, the actual provisions, including definition of terms, are incorporated by reference as part of this summary.

      The Notes of each series will evidence fixed obligations of the Trust. The Notes will be secured by the assets of the Trust allocated to that series and will represent the right to receive Collections and other amounts from those assets allocated to that series up to the amounts required to make payments of interest on and principal of the Notes of that series as described in the related prospectus supplement.

      Each series of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") in the United States, or Clearstream Banking or Euroclear in Europe, except as set forth below. Notes will generally be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record (the "Noteholder") of the Notes.

      Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participants. All references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures. See "--Book-Entry Registration" and "--Definitive Notes."

      Principal and interest on the Notes will generally be paid on the 15th day of the month or, if that day is not a business day, the next business day (each, a "Payment Date") as set forth in the related prospectus supplement.

Interest

      Interest on the principal balance of the Notes of a series or class will accrue at the rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the Noteholders of a series or class as and on the dates specified in the related prospectus supplement ("Interest Payment Dates"). The prospectus supplement for a series or class of Notes may provide that the interest rate and the Interest Payment Dates applicable to each Note of that series or class may be subject to adjustment from time to time, including as a result of a decline in the interest rate of the Receivables.

      Non-Principal Collections and other amounts allocable to the Notes of a series generally will be used to make interest payments to Noteholders of that series on each Interest Payment Date. If Interest Payment Dates occur less frequently than monthly, (1) the Non-Principal Collections or other amounts allocable to that class will be deposited in a trust account (an "Interest Funding Account") and will be used to make interest payments to Noteholders of that series or class on the next Interest Payment Date and (2) during an Early Amortization Period, interest will be distributed to the Noteholders monthly on each Payment Date (each a "Special Payment Date"). If a series has more than one class of Notes, each class may have a separate Interest Funding Account.

Principal

      The timing and priority of payment, seniority and amount of or method of determining payments of principal on each class of Notes will be described in the related prospectus supplement. Generally, the Notes of each series will have a revolving period during which no principal payments are required to be made on the Notes (the "Revolving Period"). The Revolving Period for a series or class will begin on the date specified in the related prospectus supplement and end on the earlier of (a) the close of business of the day immediately preceding the Accumulation Period Commencement Date or the Amortization Period Commencement Date for that series and (b) the close of business of the business day immediately preceding the day on which an Early Amortization Event or an Investment Event occurs for that series. See "The Transfer and Servicing Agreements--

Investment Events and Early Amortization Events" for a discussion of the events that might lead to the early termination of the Revolving Period and the recommencement of the Revolving Period. If a series of Notes has more than one class, each class may have a different Revolving Period.

      During the Revolving Period, Principal Collections and other specified amounts allocable to the Notes of a series will not be paid to the Noteholders, but rather will be used to repay the principal amount of another class or series of Notes, deposited to the Excess Funding Account or paid to the holders of the Certificates (the "Certificateholders").

      If the principal of the Notes of a series or class is scheduled to be paid in full on a date specified in the related prospectus supplement (the "Expected Principal Payment Date"), the Notes will have an accumulation period (the "Accumulation Period"). The Accumulation Period will begin at the close of business on the day immediately preceding the date specified in or determined in the manner specified in the related prospectus supplement (the "Accumulation Period Commencement Date") and will end on the earliest of (a) the commencement of an Investment Period or an Early Amortization Period for that series and (b) payment in full of the outstanding principal amount of the Notes of that series.

      During an Accumulation Period, Principal Collections and other specified amounts allocable to the Notes of a series will be deposited into a trust account established for the benefit of the Noteholders of that series (a "Principal Funding Account") and used to make principal distributions to the Noteholders of that series when due. The amount to be deposited in the Principal Funding Account for any series of Notes with respect to any Payment Date may be limited to an amount (the "Controlled Deposit Amount") specified in the related prospectus supplement. If a series has more than one class of Notes, each class may have a different Accumulation Period and a separate Principal Funding Account and Controlled Deposit Amount, and the related prospectus supplement will describe any priorities among the classes of a series for deposits of principal into the Principal Funding Accounts.

      In addition, in the event that the Notes of a series are to be redeemed, the redemption price for that redemption shall be deposited into the Principal Funding Account for such series.

      If the principal of the Notes of a series is scheduled to be paid in installments commencing on a date specified in the related prospectus supplement (the "Principal Commencement Date"), the Notes will have an amortization period (the "Amortization Period"). The Amortization Period will begin at the close of business on the day immediately preceding the date specified in the related prospectus supplement (the "Amortization Period Commencement Date") and will end on the earliest of (a) the commencement of an Investment Period or an Early Amortization Period for that series and (b) payment in full of the outstanding principal amount of the Notes of that series.

      During an Amortization Period, Principal Collections and other specified amounts allocable to the Notes of a series will be used on each Payment Date to make principal distributions to any class of Noteholders of that series then scheduled to receive distributions. The amount to be distributed to Noteholders of any series of Notes on any Payment Date may be limited to an amount (the "Controlled Amortization Amount") for that series specified in the related prospectus supplement. If a series has more than one class of Notes, each class may have a different Amortization Period and a separate Controlled Amortization Amount, and the related prospectus supplement will describe any priorities among the classes of a series for distributions.

      The payment of principal of the Notes of a series or class may commence earlier than the applicable Expected Principal Payment Date or Principal Commencement Date, and the final principal payment for the Notes of a series or class may be made earlier or later than the applicable Expected Principal Payment Date or other expected date if an Early Amortization Event occurs for that series or class or under the circumstances described in this prospectus or in the related prospectus supplement.

      If the related prospectus supplement so specifies, the Notes of a series may have an investment period (the "Investment Period"). The Investment Period for a series of Notes will begin on the day (the "Investment Period Commencement Date") on which an Investment Event for that series has occurred and will end on the earliest of (a) the commencement of an Early Amortization Period for that series, (b) the recommencement of the Revolving Period for that series, and (c) payment of the outstanding principal amount of the Notes of that series in full. The Investment Events for a series will be set forth in the related prospectus supplement and Series Supplement.

      During an Investment Period, Principal Collections and other specified amounts allocable to the Notes of a series will be deposited on or before each Payment Date in a Principal Funding Account and used to make principal distributions to the Noteholders of that series when due. The amount to be deposited in a Principal Funding Account for any series of Notes on any Payment Date will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. If a series has more than one class of Notes, each class may have a separate Principal Funding Account, and the related prospectus supplement will describe any priorities among the classes of a series for deposits of principal into the Principal Funding Accounts.

      After the date on which the amount on deposit with the Indenture Trustee for a series of Notes is sufficient to pay and discharge the entire unpaid principal of and accrued interest on the Notes of that series and the satisfaction of any other conditions specified in the related Series Supplement (the "Fully Funded Date"), Noteholders of that series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture, and all remedies for breaches of those representations and warranties will no longer accrue to the benefit of the Noteholders of that series, in each case unless the Revolving Period for that series recommences. In addition, upon the occurrence of the Fully Funded Date for a series, no Non-Principal Collections, Principal Collections, Defaulted Receivables or Miscellaneous Payments will be allocated to that series unless the Revolving Period for that series recommences. See "The Transfer and Servicing Agreements--Termination; Fully Funded Date."

      During the period (the "Early Amortization Period") beginning on the day on which an Early Amortization Event has occurred for a series of Notes and ending on the earliest of (1) the payment in full of the outstanding principal balance of the Notes of that series, (2) the recommencement of the Revolving Period for that series and (3) the Termination Date for that series, the Revolving Period, the Investment Period, the Amortization Period or the Accumulation Period, as the case may be, for that series will terminate. See "The Transfer and Servicing Agreements--Investment Events and Early Amortization Events" for a description of events that might result in the commencement of an Early Amortization Period for a series of Notes.

      During the Early Amortization Period for a series of Notes, Principal Collections and other specified amounts allocable to the Notes of a series will be distributed as principal payments to the applicable Noteholders monthly on each Payment Date beginning with the first Special Payment Date. During the Early Amortization Period for a series of Notes, distributions of principal to Noteholders of that series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. In addition, to the extent provided in the related Series Supplement, any funds on deposit in the Principal Funding Account for that series will be paid to the Noteholders of the relevant class or series.

      Funds on deposit in any Principal Funding Account established for a class or series of Notes will be invested in Eligible Investments and may be subject to a guarantee or other mechanism specified in the related prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or class of Notes at the end of the related Accumulation Period, that series or class may be subject to a maturity liquidity facility or other similar mechanism specified in the related prospectus supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the Notes at a specified date.

      Notes of a series or class may also be subject to purchase generally at their respective principal amounts in connection with a remarketing thereof if so specified in the related prospectus supplement. A purchase of Notes of a series or class may result in a decrease in the outstanding principal amount of the series or class prior to the commencement of any related Amortization Period or Early Amortization Period. The prospectus supplement for any series of Notes subject to purchase will describe the conditions to and procedures for any purchase. The proceeds of any purchase would be paid to the holders of the Notes purchased.

The Indenture and the Series Supplements

      The Indenture contains provisions that generally apply to all series of Notes. Each Series Supplement will contain provisions that generally apply only to the series of Notes issued under that Series Supplement.

      Modification of Indenture or Series Supplement Without Noteholder Consent. The Trust and the Indenture Trustee may, without consent of the Noteholders but with prior notice to the Rating Agencies, enter into one or more supplemental indentures or amendments to any Series Supplement for any of the following purposes:

            (1) to correct or amplify the description of the collateral or add additional collateral;

            (2) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

            (3) to add additional covenants for the benefit of the Noteholders of one or more series of Notes;

            (4) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (5) to cure any ambiguity or correct or supplement any provision in the Indenture or in any Series Supplement or supplemental indenture which may be inconsistent with any other provision of the Indenture or of any Series Supplement or supplemental indenture;

            (6) to provide for the acceptance of the appointment of a permitted successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any Series Supplement as may be necessary and permitted to facilitate the administration by more than one trustee;

            (7) to modify, eliminate or add to the provisions of the Indenture or any Series Supplement in order to comply with the Trust Indenture Act of 1939; and

            (8) to add any provisions to change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture or a Series Supplement; provided that any action specified in this clause (8) does not adversely affect in any material respect the interests of any Noteholder unless the Noteholder consent is obtained as described below.

      Modification of Indenture or Series Supplement With Noteholder Consent. With the consent of the holders of a majority in principal amount of the Controlling Class of each series of Notes affected in any material respect thereby and prior written notice to the Rating Agencies, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of the Indenture or a Series Supplement, or modify in any manner the rights of the related Noteholders. "Controlling Class" means, with respect to a series of Notes, (1) if there is only one class of Notes in that series, all the Notes of that series, and (2) if there is more than one class of Notes outstanding in that series, the class or classes with the highest rating.

      Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will:

            (1) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the applicable interest rate, unless specifically permitted under the terms of the Note, or the redemption price for a Note or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable or modify any of the provisions of the Indenture in a manner that would affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

            (2) impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

            (3) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the holders of which is required for any specified supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the Indenture or of specified defaults under the Indenture and their consequences as provided for in the Indenture;

            (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Transferor or an affiliate of any of them;

            (5) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

            (6) decrease the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal amount of the Notes necessary to amend the Indenture; or

            (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the Trust Estate or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      Events of Default; Rights Upon Event of Default. "Events of Default" for a series of Notes, in addition to any specified under the applicable Series Supplement, will consist of:

            (1) any failure to pay interest on the Notes as and when the same becomes due and payable, which failure continues unremedied for five days;

            (2) any failure to make any required payment of principal on the Notes, other than the final payment, which failure continues unremedied for five days after the giving of written notice of the failure (a) to the Servicer by the Indenture Trustee or (b) to the Servicer and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the related Notes;

            (3) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of the failure (a) to the Trust and the Transferor (or the Servicer, as applicable) by the Indenture Trustee or (b) to the Trust, the Transferor (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the related Notes;

            (4) failure to pay the unpaid principal balance of any series or class of Notes by the final payment date for that series or class, if any, set forth in the prospectus supplement for that series; and

            (5) specified events of bankruptcy, insolvency or receivership relating to the Trust.

      The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Principal Funding Account for such series. Therefore, the failure to pay principal on a series or class of Notes generally will not result in the occurrence of an Event of Default until the applicable final payment date, if any, for that series or class.

      If an Event of Default should occur and be continuing with respect to any series of Notes, the Indenture Trustee or the holders of a majority in principal amount then outstanding of the Controlling Class for that series, may declare the principal of those Notes to be immediately due and payable. This declaration will constitute an Early Amortization Event for that series and may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class. See "The Transfer and Servicing Agreements--Investment Events and Early Amortization Events."

      If the Notes of any series are declared due and payable following an Event of Default with respect to that series, the Indenture Trustee may institute proceedings to:

            (1) collect amounts due or foreclose on Trust property;

            (2) exercise remedies as a secured party;

            (3) if the Event of Default relates to the failure to make any required payment of interest or principal and the principal amount of those Notes has been declared due and payable, sell the portions of the related Trust Estate allocated to that series as described in the prospectus supplement for that series; or

            (4) elect to have the Trust maintain possession of the portions of the Trust Estate allocated to that series and continue to apply Collections as if there had been no declaration of acceleration (although the Early Amortization Period commenced by that declaration will continue unless the declaration is rescinded).

      The Indenture Trustee, however, is prohibited from selling or liquidating an interest in the Trust Estate following an Event of Default, unless:

            (1) the holders of all the outstanding Notes of the affected series consent to the sale;

            (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of the affected series at the date of the sale; or

            (3) in specified cases, the Indenture Trustee determines that the Trust Estate is reasonably unlikely to provide sufficient funds on an ongoing basis to make all payments on the affected series as those payments would have become due if the affected series had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the Controlling Class of that series.

      Following a declaration that the Notes of any series are immediately due and payable:

            (1) Noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances; and

            (2) repayment in full of the accrued interest on and unpaid principal balances of the Notes of that series will be made prior to any further distribution on the subordinated portion of the Certificates.

      Subject to the provisions of the Indenture regarding the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes of any series or class, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and limitations specified in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of the Controlling Class of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for that series. The holders of a majority in aggregate principal amount then outstanding of the Controlling Class, may, in specified cases, waive any default with respect to that series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture or the applicable Series Supplement that cannot be modified without the waiver or consent of all of the holders of the Notes of that series.

      No holder of a Note of any series will have the right to institute any proceeding under the Indenture, unless:

            (1) the holder's Note is in the Controlling Class;

            (2) the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

            (3) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of the Controlling Class, have made written request of the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee;

            (4) the holder or holders have offered the Indenture Trustee reasonable indemnity;

            (5) the Indenture Trustee has for 60 days failed to institute a proceeding; and

            (6) no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in aggregate principal amount of outstanding Notes.

      If an Event of Default occurs and is continuing with respect to any series of Notes and if it is known to the Indenture Trustee, the Indenture Trustee will mail notice of the Event of Default to each Noteholder of that series within 60 days after the Event of Default becomes known to the Indenture Trustee. Other than in the case of a failure to make any required payment of principal or interest on any Note, the Indenture Trustee may withhold the notice beyond the 60-day period if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders of the related series.

      In addition, the Indenture Trustee and each Noteholder and Note Owner, by accepting a Note (or interest in a Note), will covenant that they will not, for a period of one year and one day after the termination of the

Indenture, institute against the Trust or Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of a Certificate, including the Transferor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture or in any Series Supplement.

      Certain Covenants. The Indenture provides that the Trust may not consolidate with or merge into any other entity, unless, among other things:

            (1) the entity formed by or surviving the merger or the consolidation is organized under the laws of the United States, any state or the District of Columbia;

            (2) the entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and each Series Supplement;

            (3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

            (4) the Rating Agency Condition has been satisfied with respect to the merger or consolidation;

            (5) any action necessary to maintain the lien and security interest created by the Indenture has been taken; and

            (6) the Trust has received a Tax Opinion regarding the merger or consolidation.

      The Trust will not, among other things, except as expressly permitted by the Indenture, the Series Supplements or the Transfer and Servicing Agreements (collectively, the "Related Documents"):

            (1) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

            (2) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld under the U.S. Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon any part of the Trust Estate;

            (3) dissolve or liquidate in whole or in part;

            (4) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby;

            (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, or any interest therein or the proceeds thereof; or

            (6) permit the lien of the Indenture not to constitute a valid first priority security interest in the Trust Estate.

      Except as specified in the related prospectus supplement, the Trust may not engage in any activity other than as described above under "The Trust." The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, the Indenture, or otherwise in accordance with the Transfer and Servicing Agreements.

      Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders, to the extent required under the Trust Indenture Act of 1939, a brief report relating to:

            (1) its eligibility and qualification to continue as Indenture Trustee under the Indenture;

            (2) any amounts advanced by it under the Indenture;

            (3) the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

            (4) the property and funds physically held by the Indenture Trustee as trustee; and

            (5) any action taken by it that materially affects the Notes and that has not been previously reported.

      Satisfaction And Discharge of Indenture. The Indenture will be discharged with respect to the Notes of any series upon the delivery of all the Notes of that series to the Indenture Trustee for cancellation or upon deposit of funds sufficient for the payment in full of all of the Notes of that series with the Indenture Trustee.

Excluded Series

      A series of Notes may be designated as an excluded series (an "Excluded Series") with respect to a series of Notes previously issued by the Trust as to which the Accumulation Period or Amortization Period has commenced (the previously issued series being the "Paired Series").

      Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of the Excluded Series and primarily from the proceeds of the offering of the Excluded Series. The prefunding account will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for the Paired Series or are distributed to holders of Notes of the Paired Series, an equal amount of funds on deposit in any prefunding account for the prefunded Excluded Series will be released (which funds are expected to be distributed to the Certificateholders). Until the Paired Series is paid in full, no Non-Principal Collections, Principal Collections, Defaulted Amounts or Miscellaneous Payments will be allocated to the Excluded Series. In addition, it is expected that any Excluded Series will be excluded from the calculation of the Required Pool Balance until the Invested Amount of the Paired Series is zero.

Collection Account

      The Servicer has established and will maintain an Eligible Deposit Account for the benefit of the Noteholders in the name of the Indenture Trustee (the "Collection Account") into which the Servicer will deposit collections as described in "--Allocation of Collections; Deposits in Collection Account."

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

      "Eligible Deposit Account" means either

            (a) a segregated account with an Eligible Institution or

            (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Institution" means

            (a) the corporate trust department of the Indenture Trustee or

            (b) a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times:

                   (1) has either:

                         (x) a long-term unsecured debt rating of Aa2 or better
                   by Moody's Investors Service, Inc. ("Moody's"), AA or better by Standard & Poor's Ratings Services ("Standard & Poor's") and, if rated by Fitch, Inc. ("Fitch") and so long as Fitch is a Rating Agency, AA or better by Fitch or such other rating as is acceptable to each Rating Agency or

                         (y) a certificate of deposit rating of P-1 by Moody's,
                   A-1+ by Standard & Poor's and, if rated by Fitch and so long as Fitch is a Rating Agency, F-1+ by Fitch or such rating as is acceptable to each Rating Agency

                   and

                   (2) is a member of the Federal Deposit Insurance Corporation.

      Funds in the Collection Account generally will be invested in Eligible Investments.

      "Eligible Investments" will be specified in the Trust Sale and Servicing Agreement and will be limited to investments that meet the criteria of the Rating Agencies from time to time as consistent with the then-current rating of each series and class of Notes then being rated by the Rating Agencies.

      "Rating Agency" means any nationally recognized rating organization selected by the Transferor in the related Series Supplement or otherwise then rating the Notes of a series.

      "Rating Agency Condition" means that each Rating Agency (other than Moody's) shall have given its written approval that the contemplated action will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes then rated by that Rating Agency and, if Moody's is a Rating Agency, prior written notice to Moody's.

      Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating investments.

Excess Funding Account

      The Servicer has established and will maintain an Eligible Deposit Account for the benefit of the Noteholders in the name of the Indenture Trustee (the "Excess Funding Account") into which available amounts will be deposited so that the Pool Balance will not be less than the Required Pool Balance.

      On each day, available amounts, including Principal Collections allocated to each series during the Revolving Period for such series, will be deposited in the Excess Funding Account to the extent that the Required Pool Balance exceeds the Pool Balance on such date. Generally, no funds will be deposited in the Excess Funding Account during an Early Amortization, Amortization, Accumulation or Investment Period for a series or for any other period specified in the Series Supplement for that series.

      In addition, as described in the prospectus supplement for that series, the net proceeds from any increase in the principal amount of any series of Notes shall be deposited into the Excess Funding Account in an amount equal to the excess of the Required Pool Balance over the Pool Balance. In addition, all or a portion of net proceeds from the issuance of a new series may be deposited in the Excess Funding Account as described below. See "--New Issuances."

      The remainder of such funds may be distributed to the Certificateholders or, at any Certificateholder's direction, deposited in the Excess Funding Account. In addition, any Certificateholder may direct the Servicer, Owner Trustee and Indenture Trustee to deposit any amounts otherwise distributable to such Certificateholder into the Excess Funding Account.

      Funds on deposit in the Excess Funding Account will be invested by the Indenture Trustee at the direction of the Servicer generally in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Excess Funding Account will be deposited in the Collection Account and shall be Investment Proceeds when so deposited.

      Funds on deposit in the Excess Funding Account will be available for distribution to the Certificateholders to the extent that the Pool Balance exceeds the Required Pool Balance for such date. In addition, a portion of the funds in the Excess Funding Account, if any, will be allocated to a series or class of Notes which are in an Amortization, Accumulation, Early Amortization or Investment Period in accordance with the related Series Supplement and as described in the related prospectus supplement.

      "Pool Balance" means, as of the time of determination, the aggregate amount of Principal Receivables, excluding any Defaulted Receivable after the Payment Date in which it became a Defaulted Receivable in the Trust at such time, minus the aggregate balance in dealer accounts in World Omni's Floor Plan Equity Program on that date.

      "Principal Receivables" means, with respect to an Account, amounts shown on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer plus the amount of any Purchased Participation Receivable or interest therein; provided, that if a Participation has been created in respect of such Account, the amounts so payable by the related Dealer that are allocable to such Participation shall not be a part of the "Principal Receivables" with respect to such Account.

      "Required Pool Balance" shall mean, on any day, an amount equal to (a) the sum of the amounts for each series (other than any series or portion thereof which is designated as being an Excluded Series until the Invested Amount of the Paired Series is zero) obtained by multiplying the Required Participation Percentage (as specified in the related prospectus supplement) by the Invested Amount for such series at such time plus (b) the sum of the Available Subordinated Amount (as specified in the related prospectus supplement) for each series.

Allocation Percentages

      Allocations Among Series. Pursuant to the Indenture, during each Collection Period the Servicer will allocate to each outstanding series its share of Non-Principal Collections, Principal Collections, Defaulted Amount and Miscellaneous Payments based on the applicable Series Allocable Non-Principal Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

            "Invested Amount" means, for a series on any date, the amount specified in the related Series Supplement. The Invested Amount for any series may be increased or decreased from time to time as specified in the related Series Supplement.

            "Miscellaneous Payments" means, for any date, the sum of Adjustment Payments and Transfer Deposit Amounts deposited into the Collection Account on that date available to be treated as Miscellaneous Payments.

            "Reset Date" means the last day of a Collection Period and any other day specified as a Reset Date in a Series Supplement.

            "Series Adjusted Invested Amount" means, for any series on any date, unless otherwise set forth in the Series Supplement for that series, an amount equal to the sum of (a) the Invested Amount of that series on the most recent Reset Date (or, during or Early Amortization Period for that series, the Invested Amount as of the close of business on the date immediately preceding the date on which such Early Amortization Period began) and (b) the Available Subordinated Amount for that series on the most recent Reset Date.

            "Series Allocable Non-Principal Collections," "Series Allocable Principal Collections," and "Series Allocable Miscellaneous Payments" mean, for any series for any day, the product of the Series Allocation Percentage for that series for that day and the amount of Non-Principal Collections, Principal Collections and Miscellaneous Payments, respectively, for that day.

            "Series Allocable Defaulted Amount" means, for any series for any Collection Period, the product of the weighted average Series Allocation Percentage for that series for that Collection Period and the Defaulted Amount for that Collection Period.

            "Series Allocation Percentage" means, for a series on any date, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of such day and the denominator of which is the Trust Adjusted Invested Amount as of such day.

            "Trust Adjusted Invested Amount" means, for any day, the sum of the Series Adjusted Invested Amounts for all outstanding series.

      Allocation Between the Noteholders and the Certificateholders. The Servicer will allocate amounts initially allocated to each series between the Notes and the Certificates for each day and for each Collection Period as described in the related prospectus supplement. If a series of Notes consists of more than one class, the amounts allocated to the Notes of that series will be allocated between the classes as described in the prospectus supplement for that series.

      Excess Principal Collections for All Series. Principal Collections allocated to the Notes of a series will first be allocated to make required deposits for the benefit of or payments to the Noteholders of that series or a class of that series, in each case if and to the extent specified in the Series Supplement for that series. The Servicer will determine for each day the amount of available noteholder principal collections for each series remaining after the required deposits and payments, if any ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any deposits for the benefit of or payments to Noteholders of any series which are either scheduled or permitted and which have not been covered out of Principal Collections and other specified amounts allocated to that series ("Principal Shortfalls"). Excess Principal Collections will not be used to cover unreversed receivable charge-offs ("Investor Charge-Offs") for any series. If Principal Shortfalls exceed Excess Principal Collections for any day, Excess Principal Collections generally will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be first, deposited into the Excess Funding Account to the extent the Required Pool Balance exceeds the Pool Balance and second, distributed to the Certificateholders in accordance with the Trust Agreement.

Allocation of Collections; Deposits in Collection Account

      The Servicer, no later than two business days after the processing date, will deposit all Collections received with respect to the Receivables (excluding portions allocable to the Certificateholders) in each calendar month (each, a "Collection Period") into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as:

            (1) World Omni remains the Servicer under the Trust Sale and Servicing Agreement;

            (2) no Servicing Default has occurred and is continuing; and

            (3) World Omni either (a) maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (b) arranges for and maintains a letter of credit or other form of Enhancement for the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account, which letter of credit or Enhancement is acceptable in form and substance to each Rating Agency or (c) otherwise satisfies the Rating Agency Condition, then, subject to any limitations imposed by the Rating Agencies,

World Omni need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the Payment Date (whether or not such funds will be distributed to Noteholders, retained in the Collection Account or deposited in another account on such Payment Date), at which time World Omni will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits the Rating Agency Condition shall have been satisfied.

      In addition, during any Collection Period, the Servicer will generally be required to deposit Collections into the Collection Account only up to the aggregate amount of Collections required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of Noteholders of any series or, without duplication, distributed on the related Payment Date to Noteholders, whether or not such funds will be distributed to Noteholders, retained in the Collection Account or deposited in another account on such Payment Date, to any agent or to any provider of Enhancement (an "Enhancement Provider") pursuant to the terms of any Series Supplement or enhancement agreement with respect to the related Collection Period and if, at any time prior to that Payment Date, the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw the excess from the Collection Account.

      On any date on which Collections are deposited in the Collection Account, the Servicer will distribute to the Certificateholders in accordance with the Trust Agreement the portion allocated to the Certificateholders of the Collections allocable to each series as specified in the related Series Supplement and described in the related prospectus supplement.

Subordination of Certificate; Enhancements

      Subordination of Certificates. The Certificates will be subordinated to the rights of Noteholders of each series of Notes to the extent described in the related prospectus supplement. The amount of the subordination for any series of Notes is referred to herein as the "Available Subordinated Amount" for that series. The Available Subordinated Amount for any series of Notes will be subject to decrease and increase if and to the extent provided in the related Series Supplement and described in the related prospectus supplement. The prospectus supplement for each series of Notes will describe the manner in which Collections attributable to the Available Subordinated Amount for that series may be drawn upon to make payments to or for the benefit of the holders of Notes of that series. If so provided in the related Series Supplement, the Available Subordinated Amount for a series of Notes may be structured so as to be available to more than one series of Notes.

      Enhancements. In addition to the subordination described above, for any series of Notes, Enhancements may be provided for one or more classes of Notes. These Enhancements may include a letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap or other interest protection agreement, repurchase obligation, cash deposit or another form of credit enhancement described in the related prospectus supplement or any combination of the foregoing. Enhancements may also be provided to a series or class or classes of a series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Notes of that series, class or classes before distributions are made to one or more other series or classes. If so specified in the related prospectus supplement, any form of Enhancement may be structured so as to be available to more than one class or series to the extent described therein.

      If Enhancement is provided for a series of Notes, the related prospectus supplement will include a description of:

      .   the amount payable under that Enhancement;

      .   any conditions to payment thereunder not otherwise described herein;

      . the conditions under which the amount payable under that Enhancement may be reduced and the conditions under which that Enhancement may be terminated or replaced; and

      . any material provisions of any agreement applicable relating to that Enhancement.

      Additionally, in specified cases, the related prospectus supplement may set forth information for the applicable Enhancement Provider, including:

      .   a brief description of its principal business activities;

      . its principal place of business, place of organization and the jurisdiction under which it is chartered or licensed to do business;

      . if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

      . its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the related prospectus supplement.

      Limitations on Subordination And Enhancements. The presence of an Available Subordinated Amount or Enhancement for a series or class of Notes is intended to enhance the likelihood of receipt by Noteholders of that series or class of the full amount of principal of and interest on that series or class and to decrease the likelihood that the Noteholders will experience losses. However, neither subordination of the Certificates nor the Enhancement for that series or class will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of and interest on the Notes. If losses occur which exceed the amount covered by the subordination or Enhancement or which are not covered by the subordination or Enhancement, Noteholders will bear their allocable share of deficiencies. In addition, if specific Enhancement is provided for the benefit of more than one class or series, Noteholders of that class or series will be subject to the risk that the Enhancement will be exhausted by the claims of Noteholders of other classes or series.

Distributions

      Payments to Noteholders of a series or a class will be made from the Collection Account and any accounts established for the benefit of Noteholders of that series or class as described in the related prospectus supplement.

New Issuances

      The Indenture provides that the Trust may issue additional series of Notes pursuant to one or more Series Supplements, which shall specify, among other things, for any series of Notes:

            (1) its name or designation;

            (2) its initial principal amount (or method for calculating its initial principal amount);

            (3) its interest rate (or the method for determining its interest rate);

            (4) a date on which it will begin its Accumulation Period or Amortization Period; if any,

            (5) the method for allocating principal and interest to the Noteholders of that series;

            (6) the percentage used to calculate monthly servicing fees;

            (7) the issuer and terms of any Enhancement for that series or the level of subordination provided by the Certificates;

            (8) the terms on which the Notes of the series may be exchanged for Notes of another series, be subject to repurchase, optional redemption or mandatory redemption or be remarketed by any remarketing agent;

            (9) the final payment date for that series; and

            (10) any other terms permitted by the Indenture (all the foregoing terms, the "Principal Terms" of that series).

      The Transferor may offer any series of Notes to the public under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act of 1933 or exempt from registration, directly or through one or more underwriters or placement agents. There is no limit to the number of series of Notes that may be issued under the Indenture.

      The Indenture provides that the Transferor may specify Principal Terms of a new series of Notes that differ substantially from any other series. Further, one or more series of Notes may be in their Investment Periods, Early Amortization Periods, Amortization Periods or Accumulation Periods while other series are not. Thus, some series of Notes may be amortizing or accumulating principal, while other series are not. Moreover, different series of Notes may have the benefits of different forms of Enhancement issued by different entities. Under the Indenture, the Indenture Trustee will hold each form of Enhancement only on behalf of the series of Notes (or a particular class within a series) to which it relates. The Indenture also provides that the Transferor may specify different rates and Monthly Servicing Fees for each series of Notes (or a particular class within a series). In addition, the Transferor has the option under the Indenture to vary among series of Notes (or classes within a series) the terms upon which that series (or classes within a series) may be repurchased by the Transferor.

      Under the Indenture and pursuant to a Series Supplement, a new series of Notes may be issued only upon the satisfaction of specified conditions. However, the terms of any new series will not be subject to prior review by or consent of the Noteholders of any previously issued series of Notes. The Transferor may cause the issuance of a new series by notifying the Indenture Trustee and other parties at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any series of Notes (and classes within a series, if any). The Indenture provides that the Indenture Trustee will issue a new series only upon satisfaction of the Rating Agency Condition (including receipt of written confirmation by Moody's) and delivery to it of the following:

            (1) a Series Supplement in form satisfactory to the Indenture Trustee signed by the Owner Trustee on behalf of the Trust and specifying the Principal Terms of the series;

            (2) any Enhancement and related agreement, signed by the Owner Trustee on behalf of the Trust and the Servicer, as applicable; and

            (3) an opinion of counsel to the effect that, for federal income tax purposes, the issuance will not adversely affect the characterization of the Notes of any outstanding series or class of Notes as debt, the issuance will not cause a taxable event to any Noteholders, the Trust will not be an association or publicly traded partnership taxable as a corporation (an opinion of counsel to the effect referred to in the three prior clauses with respect to any action is referred to herein as a "Tax Opinion") and the new series of Notes will be characterized as debt.

      Each new issuance is also subject to the condition that the Transferor shall have represented and warranted that the issuance shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any outstanding series or class of Notes.

      Upon satisfaction of all the foregoing conditions, the Indenture Trustee will issue the new series of Notes.

      After the issuance of a new series of Notes, the Transferor shall make all deposits to be made by it pursuant to the Series Supplement. If, after giving affect to all withdrawals, deposits and allocations to be made on the day a new series is issued, the Pool Balance would be less than the Required Pool Balance, the Transferor shall deposit such deficit into the Excess Funding Account or such other account. After making the deposits set forth above, the Transferor may deposit into the Excess Funding Account, any Principal Funding Account or any other account all or a portion of the remaining net proceeds from a new issuance to the extent such funds would otherwise be retained by, or distributed to, the Certificateholders.

The Indenture Trustee

      BNY Midwest Trust Company (as successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank), an Illinois banking corporation, serves as trustee under the Indenture (the "Indenture Trustee"). The principal executive offices of the Indenture Trustee are located at 2 North LaSalle Street, 10th Floor, Floor, Chicago, Illinois 60602, and its telephone number is (312) 461-6030.

      The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the Indenture, becomes insolvent, or otherwise becomes incapable of acting. In these circumstances, the Trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding Notes will also be entitled to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Reports to Noteholders

      On or prior to each Payment Date for a series or class of Notes, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on the Payment Date. For each series of Notes, the statement will include the following information as to the Notes with respect to that Payment Date, the period since the previous Payment Date or the related Collection Period, as applicable:

            (1) the total amount distributed to Noteholders;

            (2) the amount, if any, of the distribution allocable to principal on each series or class of Notes;

            (3) the amount, if any, of the distribution allocable to interest on each series or class of Notes;

            (4) the aggregate outstanding principal balance for each series or class of Notes, after giving effect to all payments reported under (2) above on that date;

            (5) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;

            (6) the interest rate applicable for the next Interest Payment Date for any series or classes of Notes with variable or adjustable rates, if determinable prior to such date;

            (7) the amount of Receivables that became Defaulted Receivables during the related Collection Period;

            (8) the accumulated interest and Principal Shortfalls, if any, on each series or class of Notes and the change in each of such amounts from the preceding Payment Date;

            (9) the balance of the Excess Funding Account on the last day of the related Collection Period after giving effect to changes therein or distributions therefrom on such date; and

            (10) with respect to each series of Notes, the items set forth in the applicable Series Supplement.

      Each amount set forth pursuant to clauses (1) and (2) above will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any Notes are outstanding, the Indenture Trustee shall furnish (or cause to be furnished) to each person or entity who at any time during the preceding calendar year was a holder of record of Notes and received any payment thereon, a statement containing such information as may be required by the Code for the purpose of assisting the Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the Notes is Cede, as nominee of DTC, beneficial owners of Notes will receive tax and other information from Participants and Indirect Participants rather than from the Indenture Trustee. See "Certain Federal Income Tax Consequences" in this prospectus.

Book-Entry Registration

      The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Owners of beneficial interest in Notes sold under this prospectus ("Note Owners") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of or interests in Notes generally may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest through Participants. Under a book-entry format, Note Owners may experience some delay in their receipt of payments since such payments will be forwarded by the Indenture Trustee to Cede & Co. ("Cede"), as nominee for DTC. DTC will forward such payments to Participants, which thereafter will forward them to Indirect Participants or Note Owners. It is anticipated that the only "Noteholder" of record will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit payments of principal of, and interest on, the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Notes, these rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in Notes.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and some banks, the ability of a holder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

      DTC has advised the Transferor that it will take any action permitted to be taken by a Noteholder under the Indenture or other Related Document only at the direction of one or more Participants to whose accounts with

DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      In addition to holding Notes through Participants or Indirect Participants of DTC in the United States as described above, holders of Notes may hold their Notes through Clearstream or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers" securities accounts in the depositories" names on the books of DTC.

      Transfers between the organization participating in the Clearstream system (the "Clearstream Participants") and the Euroclear system (the "Euroclear Participants") will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the depositories.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "Certain Federal Income Tax Consequences--Tax Characterization and Treatment of Notes--Tax Consequences to Foreign Noteholders."

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for the Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the law of the kingdom of Belgium (the "Euroclear Operator"). Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, in applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with Persons holding through Euroclear Participants.

      Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--Tax Characterization and Treatment of Notes--Information Reporting and Backup Withholding." Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or other Related Document on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Except as required by law, neither the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes of any series held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

      Notes generally will be issued in fully registered, certificated form ("Definitive Notes") to Noteholders or their nominees, rather than to the Depository or its nominee, only if;

            (1) the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to the Notes and the Trust is unable to locate a qualified successor;

            (2) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository; or

            (3) after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of the Notes advise the appropriate trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interest of such Note Owners.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will notify the Note Owners and the Indenture Trustee in writing of such occurrence and of the availability of Definitive Notes. Upon surrender by the Depository of the definitive certificates representing the Notes accompanied by registration instructions, the Indenture Trustee will reissue the related Notes as Definitive Notes to holders thereof.

      Payments of principal of, and interest on, the Definitive Notes will thereafter be made in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the last day of the preceding month. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the holders thereof.

      Definitive Notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                     THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes terms of:

            (1) the Receivables Purchase Agreement under which the Transferor purchased Receivables from World Omni;

            (2) the Trust Sale and Servicing Agreement under which the Trust acquired those Receivables from the Transferor and the Servicer agreed to service the Receivables;

            (3) the Trust Agreement under which the Trust was created and Certificates were issued; and

            (4) the Administration Agreement, dated as of the Initial Closing Date, among the Owner Trustee, the Indenture Trustee and World Omni as Administrator (as amended from time to time, the "Administrative Agreement"), under which World Omni, as administrator, has agreed to undertake specified administrative duties for the Trust.

      Collectively, these four agreements are referred to as the "Transfer and Servicing Agreements."

      Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The Transferor will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request of a Noteholder. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of the summary.

Receivables Purchase Agreement

      Sale of Receivables. Pursuant to the Receivables Purchase Agreement, World Omni sold and transferred to the Transferor all of its right, title and interest in and to all of the Receivables, related Collateral Security and certain other property. As described herein, pursuant to the Trust Sale and Servicing Agreement, the Transferor transferred to the Trust all of its right, title and interest in and to the Receivables Purchase Agreement. All new Receivables arising under the Accounts during the term of the Trust, including certain Purchased Participation Receivables, will be sold to the Transferor and transferred by the Transferor to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

      In connection with the sale of Receivables to the Transferor, World Omni has indicated in its computer files that the Receivables were sold to the Transferor and that the Receivables have been transferred by the Transferor to the Trust. In addition, World Omni delivered to the Transferor a list specifying all of the Receivables, identifying the principal balances of the Receivables as of the Initial Closing Date and delivered to the Transferor all documents, if any, evidencing the Receivables which constitute "instruments" (as defined in the Uniform Commercial Code). As a precautionary measure, World Omni has filed financing statements for the Receivables meeting the requirements of Florida state law. Otherwise, however, World Omni retains all records relating to Receivables and does not segregate those records from the records relating to other accounts. Further, World Omni will not stamp or mark the physical records to reflect the transfer of the Receivables to the Trust which may affect the priority of the security interest of the Trust. See "Risk Factors--Receivables May be Uncollectible due to Superior Interests" and "Certain Legal Aspects of the Receivables--Transfer of Receivables."

      Representations And Warranties. World Omni has represented to the Transferor as of the Initial Closing Date and each Series Issuance Date that, among other representations, it was duly incorporated and in good standing and has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

      World Omni also represents to the Transferor regarding the Receivables that:

            (1) each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Transferor free and clear of any lien (other than the lien held by World Omni or, with respect to a participation interest, the interest of the other participants);

            (2) with respect to each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by World Omni in connection with the conveyance of such Receivable or Collateral Security to the Transferor have been duly obtained, effected or given and are in full force and effect;

            (3) on the Initial Cut-Off Date and the Initial Closing Date, each Initial Account is an Eligible Account or in the case of an Additional Account, on the applicable Additional Cut-Off Date and Addition Date, each Account or Additional Account is an Eligible Account;

            (4) On the Initial Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Transferor on such date is an Eligible Receivable, subject to certain exceptions provided in the Receivables Purchase Agreement; and

            (5) Each Participation Agreement, if any, relating to Receivables conveyed by World Omni permits the transfer of such Receivables to the Transferor and the Trust and provides that the undivided interest of such participant is generally pari passu with the remaining undivided interest in the related Receivables.

      In the event of a breach of representation in the preceding paragraph results in a Disqualified Receivable and the requirement that the Transferor accept retransfer of that Disqualified Receivable pursuant to the Trust Sale and Servicing Agreement, then World Omni will repurchase that Disqualified Receivable from the Transferor on the date of the retransfer. The purchase price for the Disqualified Receivables will be the face amount of the Disqualified Receivable, of which at least the amount of any cash deposit required to be made by the Transferor under the Trust Sale and Servicing Agreement for the retransfer of the Disqualified Receivables will be paid in cash.

      World Omni also represents to the Transferor that as of the Initial Closing Date and each Series Issuance Date, as applicable:

            (1) the execution and delivery of, the performance of the transactions contemplated in and the fulfillment of the terms of the Receivables Purchase Agreement will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which World Omni is a party or by which it or its properties are bound;

            (2) the execution and delivery of, the performance of the transactions contemplated by and the fulfillment of the terms applicable to World Omni of the Receivables Purchase Agreement will not conflict with or violate any material requirements of law applicable to World Omni;

            (3) there are no proceedings or, to the best knowledge of World Omni, investigations, pending or threatened against World Omni, before any governmental authority with respect to certain matters, other than those disclosed in the Receivables Purchase Agreement;

            (4) all appraisals, authorizations, consents, orders, approvals or other actions of any person or of any governmental body or official required in connection with the execution and delivery of, the performance of the transactions contemplated by, and the fulfillment of the terms of the Receivables Purchase Agreement have been obtained;

            (5) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of World Omni;

            (6) the schedule of various Accounts attached to the Receivables Purchase Agreement is an accurate and complete listing in all material respects of all Accounts as of specified dates; and

            (7) the Receivables Purchase Agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the Transferor of all right, title and interest of World Omni in the Receivables and the Collateral Security and the proceeds thereof and, upon the taking of certain actions, the Transferor shall have a first priority perfected ownership interest in such property.

      If the breach of any of the representations and warranties set forth above results in the obligation of the Transferor to redeem the Notes pursuant to the Trust Sale and Servicing Agreement and the Indenture, World Omni shall repurchase the Receivables and the Collateral Security and pay to the Transferor an amount of cash equal to the amount the Transferor is required to deposit into the Principal Funding Account.

      Covenants of World Omni. In the Receivables Purchase Agreement, World Omni agrees to perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts.

      World Omni also agrees that, except for the transactions occurring pursuant to the Transfer and Servicing Agreements (including the conveyance of Participation Interests pursuant to any Participation Agreements), World Omni will not sell, pledge, assign or transfer any interest in the Receivables to any other person or grant, create, incur, assume or suffer to exist any lien on any Receivable or Account, other than a Note or Certificate. In the event World Omni is unable to transfer Receivables in an Account to the Transferor, World Omni also agrees to allocate payments to such Account to the oldest Receivables and have such payments applied as collections.

      World Omni will pay the Servicer all collections received by World Omni in respect of the Receivables promptly, but in no event later than two business days after receipt by World Omni.

      In addition, World Omni will notify certain parties after becoming aware of any lien and will comply in all material respects with all requirements of law applicable to it.

      Termination. The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if World Omni becomes party to any bankruptcy or similar proceeding (other than as a claimant), World Omni will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of that event to the Transferor, the Trust and the Indenture Trustee. World Omni may, however, resume sales upon satisfying specified conditions.

Conveyance of Receivables and Collateral Security

      On the Initial Closing Date, the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Initial Cut-Off Date, all Receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Purchase Agreement, the proceeds of all of the foregoing and certain other property.

      As contemplated above and as described below under "--Addition of Accounts," the Transferor has the right, subject to certain limitations and conditions, and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from World Omni the Receivables then existing or thereafter created in such Additional Accounts and to convey such Receivables to the Trust. Each such Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, the Transferor will follow the procedures set forth below, except the list will

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show information for such Additional Accounts as of the date such Additional
Accounts are identified and selected (the "Addition Cut-Off Date").

      The Transferor is required to provide to the Trust and to the Indenture Trustee a true and complete list showing for each Account, as of the Initial Cut-Off Date or the applicable Additional Cut-Off Date:

      .   its account number; and

      .   the aggregate amount of Principal Receivables in the Account.

      "Addition Date" means, for an Additional Account, the date from and after which Additional Accounts are to be included as Accounts pursuant to the Trust Sale and Servicing Agreement.

      "Additional Cut-Off Date" means, for an Additional Account, the date specified in the notice of addition delivered with respect to such Additional Account.

      "Representation Date" means:

            (1) for each Account, each Series Cut-Off Date and Series Issuance Date;

            (2) for each Additional Account, the applicable Additional Cut-Off Date and Addition Date;

            (3) for each Receivable in an Account, each Series Cut-Off Date and the Transfer Date for the Receivable; and

            (4) for each Receivable in an Additional Account, the applicable Transfer Date.

      "Series Cut-Off Date" means, for a series of Notes, the date designated as the Series Cut-Off Date in the related prospectus supplement.

      "Series Issuance Date" means, with respect to any series, the date on which the Notes of such series are to be originally issued in accordance with the Indenture and the applicable Series Supplement.

      "Transfer Date" means, for a Receivable arising after the Initial Cut-Off Date, the date on which the Receivable is originated, unless the Receivable arose in an Additional Account prior to the applicable Addition Date, in which case "Transfer Date" means the Addition Date.

Representations and Warranties by the Transferor

      The Transferor represents to the Trust relating to the Accounts, the Receivables and the Collateral Security that:

            (1) for each Account, including each Additional Account, as of each of the applicable Representation Dates, the Account or Additional Account was an Eligible Account;

            (2) for each Receivable in an Account, including each Receivable in an Additional Account, the Receivable is an Eligible Receivable or, if the Receivable is not an Eligible Receivable, the Receivable is conveyed to the Trust as described below under "--Ineligible Receivables and Excess Receivables;"

            (3) each Receivable and all Collateral Security conveyed to the Trust on the Transfer Date, and all of the Transferor's right, title and interest in the Receivables Purchase Agreement, have been

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

      conveyed to the Trust free and clear of any liens (other than liens contemplated by the Transfer and Servicing Agreement); and

            (4) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each Receivable or Collateral Security have been duly obtained.

      If the Transferor breaches any representation described in the preceding paragraph and the breach remains uncured for 30 days or such longer period as may be agreed to by the Indenture Trustee, after the earlier to occur of the discovery of the breach by the Transferor or the Servicer or receipt of written notice of the breach by the Transferor or the Servicer, and the breach has a materially adverse effect on the interest of the Noteholders in the Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Disqualified Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and the Account shall no longer be included as an Account.

      Each such Disqualified Receivable shall be reassigned to the Transferor on or before the end of the Collection Period in which the reassignment obligation arises. The Transferor shall direct the Servicer to deduct the principal balance of such Disqualified Receivable from the Pool Balance. In the event that the deduction would cause the Pool Balance to be less than the Required Pool Balance, on the date on which the reassignment is to occur the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Pool Balance would be less than the Required Pool Balance (the amount of the deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Pool Balance is not reduced below the Required Pool Balance and any principal balance not so deducted will not be reassigned and will remain part of the Trust; provided that the failure to remove Receivables pursuant to the previous proviso shall not limit the obligation of the Transferor to deposit the portion of the Transfer Deposit Amount not deposited. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transferor Deposit Amount, if any, the Trust shall automatically transfer, without recourse, representation or warranty, all of the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all monies due or to become due with respect thereto and all proceeds thereof to the Transferor. The reassignment of the Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy for any breach of the representations and warranties described in the preceding paragraph with respect to the Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

      The Transferor will also represent to the Trust, among other representations, that as of each Series Issuance Date:

            (a) it is duly organized and in good standing, it has the authority to consummate the transactions contemplated by the Trust Sale and Servicing Agreement and the Trust Sale and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Transferor; and

            (b) the Trust Sale and Servicing Agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security and the proceeds thereof and, upon the taking of certain actions, the Transferor shall have an ownership or a first priority perfected security interest in such property (other than certain liens in favor of World Omni contemplated by the intercreditor provisions of the Receivables Purchase Agreement or, with respect to a participation interest, the interest of the other participants).

      In the event that the breach of any representation made by the Transferor has a materially adverse effect on the Noteholders, and the holders of Notes evidencing not less than a majority of the aggregate unpaid principal amount of the Controlling Class of each series of Notes, by written notice to the Transferor and the Servicer, may direct the trust to redeem all of the outstanding Notes pursuant to the Indenture, and in that event the Transferor shall deposit in the Principal Funding Account an amount equal to the sum of the amounts specified therefor with respect to each outstanding series in the related Series Supplement. The obligation of the Transferor to make the deposit into the Principal Funding Account will constitute the sole remedy respecting a breach of the representations and warranties available to Noteholders or the Indenture Trustee on behalf of the Noteholders.

Eligible Accounts and Eligible Receivables

      An "Eligible Account" is defined to mean each individual wholesale financing revolving line of credit extended by World Omni to a Dealer pursuant to a dealer financing agreement, asset based lending financing agreement or purchased participation financing agreement or which has been acquired by World Omni, which line of credit, as of the date of determination thereof:

            (1) is established or acquired by World Omni in the ordinary course of business;

            (2) is in favor of a Dealer which is an eligible dealer (which excludes dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation);

            (3) is in existence and maintained and serviced by World Omni (or a successor Servicer) or relates to Non-Serviced Participation Receivables for which the Rating Agency Condition has been satisfied, including receipt of written confirmation by Moody's; and

            (4) for which no amounts have been charged off as uncollectible.

      An "Eligible Receivable" is defined to mean each Receivable:

            (1) which was originated or acquired by World Omni in the ordinary course of business;

            (2) which arose under an Account that at the time was an Eligible Account;

            (3) which is owned by World Omni at the time of sale by World Omni to the Transferor;

            (4) which represents the obligation of a Dealer to repay an advance made to or on behalf of the Dealer (a) to finance the acquisition of Vehicles or (b) in connection with the asset based lending business;

            (5) which, at the time of creation and at the time of transfer to the Trust, except at the Initial Closing Date for Receivables relating to Vehicles that have already been sold, is secured by a perfected first priority security interest in the Vehicles or assets relating thereto;

            (6) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a dealer financing agreement, asset based lending financing agreement or purchased participation financing agreement which complies in all respects with all requirements of law applicable to any party thereto;

            (7) with respect to which all material consents and governmental authorizations required to be obtained by World Omni or the Transferor in connection with the creation of the Receivable or the transfer thereof to the Trust or the performance by World Omni of the dealer financing agreement, asset based lending financing agreement or purchased participation financing agreement pursuant to which the Receivable was created, have been duly obtained;

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

            (8) as to which at all times following the transfer of the Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens other than Participations arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Trust Sale and Servicing Agreement;

            (9) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof);

            (10) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

            (11) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

            (12) as to which, at the time of transfer of the Receivable to the Trust, World Omni and the Transferor have satisfied all their respective obligations relating to that Receivable required to be satisfied at that time;

            (13) as to which, at the time of transfer of the Receivable to the Trust, neither World Omni nor the Transferor has taken or failed to take any action which would impair the rights of the Trust, the Certificateholders or the Noteholders therein;

            (14) which constitutes an "instrument," "account," "chattel paper" or a "general intangible" as defined in Article 9 of the Uniform Commercial Code as then in effect in the State of Florida;

            (15) which was transferred to the Trust with all applicable governmental authorization; and

            (16) which is payable in U.S. dollars.

      It is not required or anticipated that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Transferor or for any other purpose. In addition, it is not anticipated or required that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Trust Sale and Servicing Agreement or for any other purpose.

Ineligible Receivables and Excess Receivables

      For the purpose of facilitating the administration and reporting requirements of the Servicer under the Trust Sale and Servicing Agreement, all Receivables that are not Eligible Receivables ("Ineligible Receivables") arising in an Eligible Account shall be transferred to the Trust. As a result of the inclusion of Ineligible Receivables in the Trust, and to account for the inclusion of Receivables in the Trust in excess of specified limits with respect to Dealer concentrations, manufacturer concentrations, Asset Based Receivables concentrations and other limits, and the inclusion in the Trust of Receivables that arose in Eligible Accounts that are no longer Eligible Accounts, the Trust will have a Trust Incremental Subordinated Amount. The Trust Incremental Subordinated Amount will be allocated to each series of Notes (the "Incremental Subordinated Amount" for that series) and included in Available Subordinated Amount for that series as provided in the Series Supplement and described in the prospectus supplement for that series. See "The Notes--Allocation of Collections; Deposits in Collection Account" and "--Subordination of Certificate; Enhancements--Subordination of Certificates."

      "Trust Incremental Subordinated Amount" for any Determination Date will equal the sum of (a) the amount of Excess Receivables as of that Determination Date, (b) the Overconcentration Amount as of that Determination Date and (c) the amount of Ineligible Receivables included in the Trust on the last day of the preceding Collection Period (the "Ineligible Amount").

      "Excess Receivables" means, on any Determination Date, an aggregate amount equal to the sum, without duplication, of:

            (1) the aggregate amount by which Principal Receivables relating to used Vehicles exceeds 25% of the aggregate amount of the Principal Receivables included in the Trust, calculated as of the last day of the preceding Collection Period;

            (2) the aggregate amount of Principal Receivables as of the last day of the preceding Collection Period in Eligible Accounts that are on "finance hold" for credit reasons by World Omni as of the last day of such preceding Collection Period; and

            (3) the aggregate amount by which Principal Receivables arising in Eligible Accounts under World Omni's "Delayed Payment Privilege Program Delayed Payment Privilege Program" exceeds 2% of the aggregate amount of Principal Receivables included in the Trust as of the last day of the preceding Collection Period.

      The percentages and dollar limits may be increased from time to time upon satisfaction of the Rating Agency Condition.

      "Overconcentration Amount" means, on any Determination Date, an amount equal to the sum, without duplication, of:

            (1) the aggregate of the amounts by which the Principal Receivables of a group of affiliated Dealers exceeds the dealer concentration limit for such Dealer group, which is 8% of the Pool Balance for two Dealer groups, 6% for four Dealer groups, 4% for two Dealer groups, 3% for seven Dealer groups and 2% for all other Dealer groups;

            (2) the aggregate of the amounts by which the Principal Receivables related to a vehicle manufacturer exceeds the manufacturer concentration limit for that manufacturer, which is 25% of the Pool Balance for each of Ford, General Motors and DaimlerChrysler and 20% for all other manufacturers other than Toyota, which has no limit;

            (3) the aggregate amount of Asset Based Receivables that exceeds 3% of the Pool Balance;

            (4) the aggregate of the amounts by which the Asset Based Receivables of each Dealer group exceeds 1% of the Pool Balance; and

            (5) with respect to the Principal Receivables of the Dealer groups with concentration limits of more than 3%, the aggregate of the amounts by which (a) the Principal Receivables of those Dealer groups related to the three vehicle manufacturers (other than Toyota) with the highest amount of Principal Receivables of those Dealer groups exceeds (b) one half of the aggregate of all of the Principal Receivables of those Dealer groups.

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

      The percentages and dollar limits set forth in the definitions of Excess Receivables and Overconcentration Amount may be increased periodically subject to satisfaction of the Rating Agency Condition.

Addition of Accounts

      Subject to the conditions described below, the Transferor has the right to designate additional accounts, including accounts relating to Asset Based Receivables and Purchased Participation Receivables, to be included as Accounts (the "Additional Accounts"). A single Dealer may have multiple Additional Accounts, one relating to Asset Based Receivables, one relating to Purchased Participation Receivables and one relating to other Receivables. In addition, if, as of the close of business on the last day of any Collection Period, the Pool Balance on such day is less than the Required Pool Balance as of the last day of that Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment Date), the Transferor shall, within five business days following the end of such Collection Period, designate and transfer to the Trust the Receivables (and the Collateral Security) of Additional Accounts of the Transferor to be included as Accounts in a sufficient amount such that after giving effect to such addition, the Pool Balance as of the close of business on the last day of the Collection Period would have been at least equal to the Required Pool Balance as of that last day. The failure of the Transferor to transfer Receivables to the Trust as required in the prior sentence solely as a result of the unavailability of a sufficient amount of Eligible Receivables will not constitute a breach of the Trust Sale and Servicing Agreement; provided, however, that such failure may result in the occurrence of an Early Amortization Event.

      Any designation of Additional Accounts is subject to the following conditions, among others:

            (1) the Transferor shall have given timely notice of the addition of such Additional Accounts to the Owner Trustee, the Indenture Trustee, any agent, the Rating Agencies and any Enhancement Providers;

            (2) each Additional Account must be an Eligible Account;

            (3) the Transferor shall have delivered to the Owner Trustee a duly executed written assignment and to the Owner Trustee and the Indenture Trustee the computer file or microfiche or written list required to be delivered pursuant to the Trust Sale and Servicing Agreement;

            (4) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event or Investment Event;

            (5) the Transferor shall not use selection procedures in selecting Additional Accounts that it reasonably believes is adverse to the interests of the Noteholders or any Enhancement Provider;

            (6) the Transferor shall deliver the required opinions of counsel relating to the addition of the Additional Accounts to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Enhancement Provider;

            (7) the Rating Agency Condition has been satisfied; and

            (8) the Transferor shall have, to the extent required, deposited all Collections with respect to Additional Accounts since the Additional Cut-Off Date in the Collection Account.

      Notwithstanding the foregoing, the Transferor may, at its sole discretion, and subject only to the limitations specified in this paragraph, voluntarily designate Additional Accounts (other than those that contain Purchased Participation Receivables, Participations or Asset Based Receivables unless the Rating Agency

Condition for that Account has been satisfied) to be included as Accounts and transfer to the Trust the Receivables and the Collateral Security of such Additional Accounts. (Additional Accounts designated in accordance with the provisions described in this paragraph are referred to herein as "Automatic Additional Accounts".) Unless the Rating Agency Condition has been satisfied, the number of Automatic Additional Accounts designated for any calendar quarter shall not exceed 15% of the number of Accounts as of the first day of the calendar quarter, nor shall the number of Automatic Additional Accounts designated during any calendar year exceed 20% of the number of Accounts as of the first day of such calendar year. Within 30 days after the end of any calendar quarter, or at such other time and for such other period as shall be required by the Rating Agencies, in which Accounts are designated as Automatic Additional Accounts, the Transferor will deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts in such period, confirming the validity and perfection of the transfer of such Automatic Additional Accounts and such other matters as may be required by the Trust Sale and Servicing Agreement. If such opinion is not delivered, the ability of the Transferor to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency Condition has been satisfied. If the Transferor is unable to deliver an opinion of counsel with respect to any Automatic Additional Account, such inability will be a breach of the representation and warranty with respect to the Receivables in such Automatic Additional Account.

      Each Additional Account (including each Automatic Additional Account) must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of World Omni, the Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by World Omni at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by World Omni from another wholesale lender that had different credit criteria. In addition, the Transferor will be permitted to designate as Additional Accounts any Accounts which contain receivables that have been sold or pledged to third parties.

Removal of Accounts; Transfers of Participations

      The Transferor shall have the right at any time to remove Eligible Accounts from the Trust. To remove any Eligible Account, the Transferor (or the Servicer on its behalf) shall, among other things:

            (a) not less than five business days prior to the Removal Commencement Date, furnish to the Owner Trustee, Indenture Trustee, any agent, any Enhancement Provider and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date on which removal of one or more Accounts will commence (a "Removal Commencement Date") and the Accounts to be removed from the Trust (the "Designated Accounts");

            (b) determine on the Removal Commencement Date the aggregate principal balance of Receivables in respect of each Designated Account (the "Designated Balance") and deliver to the Indenture Trustee on the Removal Commencement Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account its account number and the aggregate amount of Receivables outstanding in such Account;

            (c) from and after the Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in the Designated Accounts;

            (d) from and after the Removal Commencement Date, allocate all Principal Collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "Removal Date");

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

            (e) on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate:

                   (1) to the Trust (to be further allocated pursuant to the
             Trust Sale and Servicing Agreement), Non-Principal Collections in respect of each Designated Account for Receivables in all Designated Accounts transferred to the Trust, and

                   (2) to the Transferor the remainder of the Non-Principal
             Collections in the Designated Accounts;

            (f) represent and warrant that the removal of the Eligible Account on any Removal Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any series of Notes;

            (g) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts;

            (h) represent and warrant that the removal will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes by any applicable Rating Agency; and

            (i) on or before the related Removal Date, deliver to the Indenture Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (f), (g) and (h) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event or Investment Event.

      No Designated Accounts shall be removed if the removal will result in a reduction or withdrawal of the rating of any outstanding series or class of Notes by any applicable Rating Agency.

      On the fifth business day after any date on which an Account becomes an Ineligible Account (which fifth business day will be deemed the Removal Commencement Date for the Account), the Transferor will commence the removal of the Receivable of such Ineligible Account from the Trust by taking each of the actions specified above for the removal of Eligible Accounts.

      Upon satisfaction of the above conditions, on the Removal Date for the Designated Account, the Transferor will cease the allocation of collections of Receivables from the Designated Account and the Designated Account shall be deemed removed from the Trust for all purposes (a "Removed Account").

      In addition to the removal rights described above, the Transferor shall have the right at any time to remove certain Ineligible Accounts from the Trust and, in connection therewith, repurchase the then existing Receivables in the Accounts. To remove Accounts and repurchase the then existing Receivables in the Ineligible Accounts, the Transferor (or the Servicer on its behalf) shall, among other things:

            (1) not less than five business days prior to the Removal and Repurchase Date, furnish to the Trust and the Owner Trustee, the Indenture Trustee, any agent, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, and the then existing Receivables in the Designated Accounts (the "Designated Receivables") which are to be repurchased from the Trust and the date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur (a "Removal and Repurchase Date");

            (2) deliver to the Trust on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account its account number and the aggregate amount of Receivables outstanding in such Account;

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

            (3) deposit into the Collection Account on the Removal and Repurchase Date funds in an amount equal to the aggregate outstanding balance of the Designated Receivables on such date (the "Repurchased Receivables Purchase Price") which funds will be treated as Collections;

            (4) represent and warrant that the removal of any such Ineligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any series of Notes or cause the Pool Balance to be less than the Required Pool Balance;

            (5) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts;

            (6) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause (2) above, as of the Removal and Repurchase Date, is true and complete in all material respects;

            (7) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding series or class of Notes by the applicable Rating Agencies; and

            (8) deliver to the Indenture Trustee and any Enhancement Providers an officers' certificate confirming the items set forth in clauses (4) through (7) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts and the repurchase of the Repurchased Receivables will not result in the occurrence of an Early Amortization Event or Investment Event.

      Upon satisfaction of the above conditions, on the Removal and Repurchase Date for any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the Trust for all purposes.

      Any amounts deposited into the Collection Account from the payment by the Transferor of the Repurchased Receivables Purchase Price will be treated as Collections on the date deposited.

      In addition to the foregoing provisions, the Transferor shall have the right to remove certain Ineligible Accounts and reassign the then existing Receivables in the Accounts ("Automatic Removed Accounts"), upon satisfaction by the Transferor (or the Servicer on its behalf) of the following conditions:

            (a) on or before the fifth business day immediately preceding the Automatic Removal Date, the Transferor shall furnish to the Owner Trustee, the Indenture Trustee, any agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the Automatic Removed Accounts which are to be reassigned from the Trust to the Transferor and the date on which such removal of Automatic Removed Accounts and reassignment of such Receivables is to occur (the "Automatic Removal Date");

            (b) on or prior to the date that is five business days after the Automatic Removal Date, the Transferor shall deliver to the Trust and the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account;

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            (c) the Transferor shall represent and warrant as of each Automatic
      Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (b) above, as of the Automatic Removal Date, is true and complete in all material respects; and

            (d) if any of the Accounts to be removed is not liquidated and does not have a zero balance:

                   (1) the Rating Agency Condition shall have been satisfied;
             and

                   (2) the Transferor shall deliver to the Owner Trustee, the
             Indenture Trustee, any agent, and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Transferor reasonably believes that such removal will not cause an Early Amortization Event or Investment Event to occur for any series of Notes.

      Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes.

The Certificates

      The Transfer and Servicing Agreements provide that the Transferor may exchange a portion of the certificate evidencing its interest in the Trust (the "Transferor Certificate") for one or more additional certificates (each a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Trust Agreement (which supplement shall be subject to the amendment section of the Trust Agreement to the extent that it amends any of the terms of the Trust Agreement); provided that:

            (a) the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Enhancement Provider a Tax Opinion dated as of the date of such exchange (or transfer and exchange); and

            (b) the Rating Agency Condition has been satisfied.

      Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (a) and (b) in the preceding sentence.

Defaulted Receivables and Recoveries

      "Defaulted Receivables" on any Determination Date are:

            (1) all Receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties; and

            (2) all Receivables which were Eligible Receivables when transferred to the Trust on the Initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account which became an Ineligible Account after the date of transfer of such Receivables to the Trust and which remained outstanding for any six consecutive Determination Dates (including the Determination Date on which such determination is being made) after such Account became an Ineligible Account.

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      The "Defaulted Amount" for any Collection Period will be an amount equal to the excess, if any, of:

            (a) the principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period over

            (b) the sum of:

                   (1) the full amount of any Defaulted Receivables subject to reassignment to the Transferor or purchase by the Servicer for such Collection Period unless specified events of bankruptcy, insolvency or receivership have occurred for either of the Transferor or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables

            and

                   (2) the Defaulted Amount Carryover for the prior Collection
             Period.

      "Defaulted Amount Carryover" means, for any Collection Period, an amount equal to the excess, if any, of the amount specified in clause (b) of the definition of Defaulted Amount over the amount specified in clause (a) of the definition of Defaulted Amount.

      If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, then, in any such case, the Pool Balance will automatically be reduced by the amount of the adjustment. Furthermore, if following such a reduction, the Pool Balance would be less than the Minimum Required Pool Balance on such day, then the Transferor shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account within five business days after the day on which such adjustment or reduction occurs (each such payment, an "Adjustment Payment").

      The "Minimum Required Pool Balance" for any day equals the Required Pool Balance that would result if the Required Pool Balance was calculated as if the Required Participation Percentage for each series of Notes (as specified in the related prospectus supplement) was 100%.

      If the Servicer adjusts downward the amount of interest otherwise payable on any Receivable with respect to any Collection Period as a result of any interest rebate program, the Servicer shall deposit into the Collection Account on or prior to the Payment Date related to such Collection Period an amount equal to the amount of such rebate (such payment, a "Rebate Payment").

Optional Repurchase

      If so provided in a prospectus supplement relating to a series of Notes, on any Payment Date occurring after the Invested Amount of the Notes of such series is reduced to the percentage of the initial outstanding principal amount of the Notes of such series specified therein, the Transferor will have the option, subject to specified conditions, to repurchase the Notes of such series. The purchase price will generally be equal to:

            (1) the unpaid principal amount of such series on the Determination Date preceding the Payment Date on which such repurchase will be made,

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

      plus

            (2) accrued and unpaid interest on the unpaid principal amount of the Notes of such series at the applicable interest rate (together with interest on overdue interest),

      plus

            (3) any other amounts specified in the related Series Supplement.

The purchase price will be deposited in the Collection Account in immediately available funds on the Payment Date on which the Transferor exercises such option. Following any such purchase, the Noteholders of such series will have no further rights in any of the assets of the Trust, other than the right to receive the final distribution on the Notes of that series. In the event that the Transferor fails for any reason to deposit such purchase price, payments will continue to be made to the Noteholders of such series as described in the related prospectus supplement.

Investment Events and Early Amortization Events

      An "Investment Event" refers to, for any series of Notes, any of the events so defined in the Series Supplement relating to that series and described in the related prospectus supplement. Upon the occurrence of any event so defined, an Investment Event will be deemed to have occurred for such series without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Investment Period for such series will commence as of the close of business on the business day immediately preceding the day on which the Investment Event is deemed to have occurred.

      An "Early Amortization Event" refers to, for any series of Notes, any of the events so defined in the Series Supplement relating to the series and described in the related prospectus supplement, as well as the following events:

            (1) a failure by the Transferor to convey Receivables in Additional Accounts to the Trust within 15 business days after the day on which it is required to convey such Receivables;

            (2) the occurrence of specified events of bankruptcy, insolvency or receivership relating to the Transferor or the Servicer;

            (3) the occurrence of specified events of bankruptcy, insolvency or receivership relating to World Omni or Toyota; and

            (4) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940.

      Immediately upon the occurrence of any event described above or in the related Series Supplement and prospectus supplement for a series of Notes, subject to applicable law and any other condition specified in the related Series Supplement, and after the applicable grace period, if any, an Early Amortization Event shall occur for such series without any notice or other action on the part of any other party, solely with respect to the affected series. The Early Amortization Period for such series will commence as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred.

      Notwithstanding the commencement of an Investment Period or an Early Amortization Period for a series of Notes, such period may terminate and the Revolving Period for such series and any class thereof may commence when the event giving rise to the commencement of such Investment Period or Early Amortization

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

Period no longer exists, whether as a result of the distribution of principal to Noteholders of such series or otherwise, in each case if and to the extent provided in the Series Supplement for such series.

      In addition to the consequences of an Investment Event or an Early Amortization Event for any series of Notes discussed above, if the Transferor violates its covenant not to create any lien on any Receivable as provided in the Trust Sale and Servicing Agreement, on the day of such violation, the Transferor will (subject to the actions of the Noteholders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Indenture Trustee of such violation, as applicable. Under the terms of the Trust Sale and Servicing Agreement, within 15 days the Indenture Trustee will publish a notice of such violation stating that the Indenture Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Notes of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the Notes of each such series (or, for any series with two or more classes, the Notes of each such class) and each person holding a Supplemental Certificate, instruct the Indenture Trustee not to sell, dispose of or otherwise liquidate the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Notes and the proceeds of any collections on the Receivables in the Collection Account allocable to the Notes are not sufficient to pay the aggregate unpaid principal balance of the Notes in full plus accrued and unpaid interest thereon, Noteholders will incur a loss.

Termination; Fully Funded Date

      Termination. The Indenture will terminate on the earlier to occur of:

            (a) the outstanding Notes of all series either (1) have been delivered to the Indenture Trustee for cancellation or (2) have or will become due and payable or have been called for redemption and there has been deposited with the Indenture Trustee an amount sufficient to pay and discharge the entire unpaid principal of and accrued interest on such Notes;

            (b) the Indenture Trustee has been paid all amounts owed to it pursuant to the Indenture; and

            (c) the Indenture Trustee has received an officer's certificate, an opinion of counsel and other specified documents to the effect that the conditions precedent for satisfaction and discharge of the Indenture have been met.

      Upon termination of the Indenture, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account, any Principal Funding Account, Interest Funding Account or other account for the final distribution of principal and interest to Noteholders) will be conveyed and transferred to the Trust.

      In any event, the last payment of principal and interest on any series of Notes will be due and payable no later than the date specified in the related prospectus supplement (the "Series Termination Date").

      Fully Funded Date. Following the occurrence of the Fully Funded Date for any series of Notes, Noteholders of that series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture and all remedies for breaches thereof, will no longer accrue to the benefit of the Noteholders of that series, in each case, unless the Revolving Period for such series recommences as provided in the related Series Supplement. Those representations, covenants and other provisions include the conditions to the exchange of the Transferor Certificate described under "The Transfer and Servicing Agreements--The Certificates," the conditions to the issuance of a new series of Notes described under "The Notes--New Issuances," the representations described under "The Transfer and Servicing Agreements--Representations and Warranties by the Transferor" to the extent they relate to the Receivables and the Collateral Security, the limitations on

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

additions and removals of Accounts described under "The Transfer and Servicing Agreements-- Addition of Accounts" and "--Removal of Accounts," respectively, and the obligations of the Servicer to service the Receivables described under "The Transfer and Servicing Agreements--Collection and Other Servicing Procedures" and "--Servicer Covenants." In addition, upon the occurrence of the Fully Funded Date for any series of Notes, no Non-Principal Collections, Principal Collections, Defaulted Amount or Miscellaneous Payments will be allocated to that series, unless the Revolving Period with respect thereto recommences as described above.

Indemnification

      The Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Trust for the benefit of the Certificateholders, the Noteholders, any Enhancement Provider, the Owner Trustee and the Indenture Trustee from and against taxes that may be asserted against them with respect to the transactions contemplated by the Trust Sale and Servicing Agreement and any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to the Trust Sale and Servicing Agreement; provided, however, the Servicer will not indemnify (a) if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Owner Trustee or the Indenture Trustee, (b) for any liabilities, cost or expense of the Trust with respect to any action taken by the Owner Trustee at the request of the Certificateholders, Noteholders or Enhancement Providers to the extent the Owner Trustee is fully indemnified by them for that action or (c) for any tax required to be paid by such party arising out of (1) the sale of any Eligible Receivables to the Trust, (2) the issuance and original sale of any Notes or Certificates, (3) ownership or sale of any Eligible Receivables in the Accounts or the Notes and Certificates, (4) distributions or the receipt of payments on the Notes or Certificates or (5) any fees or other compensation payable to such party other than the value-based intangibles tax imposed by the State of Florida on the assets of the Trust, if any.

      The Trust Sale and Servicing Agreement provides that, except as described above, and except for other specified exceptions, neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, Enhancement Providers, any agent or any other person for taking any action, or for refraining from taking any action, pursuant to the Trust Sale and Servicing Agreement. However, neither the Servicer nor any of its directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      In addition, the Trust Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Trust Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders and the Certificateholders with respect to the Trust Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

Collection and Other Servicing Procedures

      Pursuant to the Trust Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting and administering the Receivables and charging off as uncollectible Receivables in accordance with customary and usual procedures for servicing its own wholesale receivables comparable to the Receivables, except where the failure to act in accordance with such procedures would not materially and adversely affect the rights of the Trust, the Noteholders, the Certificateholders or any Enhancement Provider. In certain circumstances, the Trust will contain Purchased Participation Receivables. A portion of the Purchased Participation Receivables will not be serviced by the Servicer (the "Non-Serviced Participation Receivables") other than enforcing the rights of

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

the Issuer pursuant to the agreement that created the Non-Serviced Participation Receivable in order to ensure that the Receivable is properly serviced and that all amounts due to the Issuer under such agreement are received. However, it is anticipated that the Servicer and each Rating Agency, prior to issuing written confirmation that the inclusion of such Non-Serviced Participation Receivable will not result in the reduction or withdrawal of the rating of any Notes, will review the practices and policies of the party servicing such Non-Serviced Participation Receivable.

      World Omni covenants that it may only change the terms and provisions relating to the Accounts if, in the Servicer's reasonable judgment, no Early Amortization Event or Investment Event will occur for any series of Notes as a result of the change and none of the Certificateholders, Noteholders or Enhancement Providers will be materially and adversely affected and the change is made applicable to the comparable segment of the portfolio of wholesale accounts with similar characteristics owned or serviced by World Omni and not only to the Accounts; provided, however, that the Servicer may reduce the rate of any finance charges if such reduction would not result in the weighted average of the interest rates of the Receivables being less than the weighted average of the sum of the interest rates of the Notes plus servicing fees.

      Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records for each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trust and the Indenture Trustee pursuant to the Trust Sale and Servicing Agreement and Indenture, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Noteholders and on behalf of the Trust and the Indenture Trustee.

Servicer Covenants

      In the Trust Sale and Servicing Agreement the Servicer covenants that:

            (1) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required in order to service the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Noteholders of any outstanding series, the Certificateholders or any Enhancement Provider;

            (2) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority;

            (3) it will do nothing to impair the rights of the Noteholders or any Enhancement Provider in the Receivables or the Accounts;

            (4) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing dealer wholesale financing revolving line of credit loans; and

            (5) it will not sell, pledge, assign or transfer to any person or grant, create, incur, assume or suffer to exist any lien on any Receivable sold or assigned to the Trust other than as contemplated by the Related Documents.

      Under the terms of the Trust Sale and Servicing Agreement, if the Transferor or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth in clauses (3) or (4) above has not been

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complied with in any material respect and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Owner Trustee may agree to) and has a materially adverse effect on the value of such Receivable, World Omni, as Servicer, will purchase such Receivable or all Receivables in such Account, as applicable. Such purchase will be made on the Determination Date following the expiration of the 30-day cure period and the Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to the Noteholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

      The Servicer's compensation for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Payment Date on or before the Trust Termination Date equal to the sum of the Monthly Servicing Fees.

      The Monthly Servicing Fee with respect to a series of Notes for any Payment Date shall generally be equal to one-twelfth of the product of:

            (1) the "Servicing Fee Rate" set forth in the related Series Supplement; and

            (2) the Pool Balance as of the last day of the second preceding Collection Period (excluding the amount of Principal Receivables relating to Non-Serviced Participation Receivables); and

            (3) the Series Allocation Percentage for such series for the second preceding Collection Period.

      The "Monthly Servicing Fee" with respect to any series shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Trust Sale and Servicing Agreement. The share of the Monthly Servicing Fee allocable to the Noteholders of a series (for each series, the "Noteholder Monthly Servicing Fee") shall equal one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount (as defined in the related prospectus supplement) for such series as of the last day of the Collection Period second preceding such Payment Date. The remainder of the Monthly Servicing Fee shall be paid by the Certificateholders and, in no event, shall the Trust or the Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Certificateholders.

      The Servicer will pay from its servicing compensation specified expenses incurred in connection with servicing the Accounts and the Receivables including payment of fees and disbursements of the Indenture Trustee, the Owner Trustee, attorneys and independent accountants and all other fees and expenses which are not expressly stated in the Trust Sale and Servicing Agreement to be payable by the Trust, the Certificateholders, the Noteholders or the Enhancement Providers other than federal, state and local income and franchise taxes, if any, of the Trust or the Noteholders.

Certain Matters Regarding the Servicer

      The Servicer may not resign from its obligations and duties under the Trust Sale and Servicing Agreement, except upon (a) a determination that such duties are no longer permissible under applicable law and there is no reasonable action which the Servicer could take to make the performance of its duties permissible under applicable laws, or (b) satisfaction of the Rating Agency Condition. No such resignation will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Trust Sale and Servicing Agreement. If the Indenture Trustee is unable within 120 days of

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

the date of such determination to appoint a successor to the Servicer, the Indenture Trustee will serve as the successor to the Servicer.

      Any person into which, in accordance with the Trust Sale and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Trust Sale and Servicing Agreement.

Servicing Default

      In the event of any unremedied Servicing Default, the Indenture Trustee, by written notice to the Servicer with a copy to the Owner Trustee, may terminate all of the rights and obligations of the Servicer, as servicer, under the Trust Sale and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The Indenture Trustee shall as promptly as possible appoint a successor Servicer, subject to the consent of any Enhancement Provider, and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Trust Sale and Servicing Agreement shall automatically pass to and be vested in the Indenture Trustee. Prior to any Service Transfer, the Indenture Trustee will review any bids obtained from potential servicers meeting specified eligibility requirements set forth in the Trust Sale and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee, plus specified excess amounts payable to the Transferor.

      A "Servicing Default" refers to any of the following events:

            (1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Owner Trustee or the Indenture Trustee to make such payment, transfer or deposit or to give notice to the Owner Trustee or the Indenture Trustee as to be taken with respect to any agreement relating to an Enhancement, on the date the Servicer is required to do so under the Trust Sale and Servicing Agreement, which is not cured within a five business day grace period;

            (2) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Trust Sale and Servicing Agreement which failure has a materially adverse effect on the Noteholders of any outstanding series and which continues unremedied for a period of 30 days after the date written notice of such failure, requiring same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Owner Trustee, or the Servicer delegates its duties under the Trust Sale and Servicing Agreement, except as specifically permitted thereunder;

            (3) any representation, warranty or certification made by the Servicer in the Trust Sale and Servicing Agreement or in any certificate delivered pursuant to the Trust Sale and Servicing Agreement proves to have been incorrect when made, has a materially adverse effect on the rights of the Noteholders of any outstanding series, and which material adverse effect continues for a period of 60 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee or the Owner Trustee; or

            (4) the occurrence of specified events of bankruptcy, insolvency or receivership of the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of

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any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Trust Sale and Servicing Agreement and the Servicer shall provide the Owner Trustee, Indenture Trustee, any agent, any Enhancement Provider, the Transferor and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Owner Trustee in writing of any Servicing Default.

Rights upon Servicing Default

      As long as a Servicing Default under the Trust Sale and Servicing Agreement remains unremedied, the Indenture Trustee may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement, whereupon such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreement and will be entitled to similar compensation arrangements.

      If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicing Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Owner Trustee or the Certificateholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint or petition a court of competent jurisdiction for the appointment of any established institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of wholesale receivables as successor. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Trust Sale and Servicing Agreement.

Waiver of Past Defaults

      The holders of Notes evidencing at least a majority in principal amount of the Notes (or, if the Notes have been paid in full, by the Certificateholders whose Certificates evidence not less than a majority interest in the Trust) then outstanding, voting as a single class, may, on behalf of all such Noteholders and any Certificateholders, waive any default by the Servicer in the performance of its obligations under the Trust Sale and Servicing Agreement and the Receivables Purchase Agreement and its consequences, except a Servicing Default in making any required distributions, payments, transfers or deposits in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair the rights of the Indenture Trustee, the Owner Trustee, or the Noteholders for subsequent defaults.

Reports

      On the second business day preceding each Payment Date (each, a "Determination Date"), the Servicer will calculate the amounts to be allocated in respect of Collections on Receivables received with respect to the related Collection Period to the Noteholders of each outstanding series and class of Notes or to the Transferor and the holder of any Supplemental Certificate in accordance with the Series Supplement and the Transfer and Servicing Agreements.

      On or before each Payment Date (including each Payment Date that corresponds to an Interest Payment Date or any Special Payment Date), the Indenture Trustee will forward to each Noteholder of record of any series a statement (the "Payment Date Statement") prepared by the Servicer setting forth information relating to the Trust and the Notes of such series, as specified in the related Series Supplement and described in the related prospectus supplement.

      For each Interest Payment Date or Special Payment Date, the Payment Date Statement for any series of Notes will include the following information for the Notes of such series:

            (a) the total amount distributed on the Notes of such series,

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            (b) the amount of such distribution allocable to principal on the
      Notes of such series; and

            (c) the amount of such distribution allocable to interest on the Notes of such series.

      Within a reasonable time after the Servicer has provided the Indenture Trustee with information required by the Indenture Trustee to furnish such statement, the Indenture Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the U.S. Internal Revenue Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is required to be provided by an issuer of indebtedness under the U.S. Internal Revenue Code and such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "Certain Federal Income Tax Consequences."

Evidence as to Compliance

      The Trust Sale and Servicing Agreement provides that a firm of independent public accountants will furnish to the Owner Trustee, the Indenture Trustee, the Rating Agencies, each agent and any Enhancement Provider on or before April 30 of each year, a report to the effect that such firm has examined (a) the financial statements of the Servicer in accordance with specified standards and (b) certain documents and records of the Servicer relating to servicing. The report shall include a statement that nothing caused such firm to believe that the Servicer did not comply with the Trust Sale and Servicing Agreement during the preceding twelve months ended December 31.

      The Trust Sale and Servicing Agreement also provides for delivery to the Owner Trustee and the Indenture Trustee, the Rating Agencies, each agent and any Enhancement Provider on or before April 30 of each year, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled in all material respects its obligations under the Trust Sale and Servicing Agreement throughout the preceding twelve months ended December 31 or, if there has been a material default in the fulfillment of any such obligation, describing each such default and the status thereof. The Servicer agrees to give the Owner Trustee notice of Servicing Defaults under the Trust Sale and Servicing Agreement.

      Copies of such statements and certificates may be obtained by Noteholders by request in writing addressed to the Owner Trustee.

Amendments

      Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders:

            (1) to cure any ambiguity;

            (2) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein;

            (3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Noteholders (provided that if any such addition affects any series or class of Noteholders differently than any other series or class of Noteholders, then such addition will not, as evidenced by an officer's certificate, adversely affect in any material respect the interests of any series or class of Noteholders);

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            (4) to add to the covenants, restrictions or obligations of the
      Transferor, the Servicer, the Trust, the Owner Trustee or the Indenture Trustee for the benefit of Noteholders; or

            (5) to add, change or eliminate any other provision of such agreement in any manner that will not, as evidenced by an officer's certificate, adversely affect in any material respect the interests of the Noteholders.

      Each such Agreement may also be amended by the parties thereto with either (a) the consent of the holders of at least a majority in principal amount of the Controlling Class of each series of Notes adversely affected in any material respect thereby or (b) satisfaction of the Rating Agency Condition, except that no such amendment may:

            (1) reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any Note or the amount available under any Enhancement without the consent of the holder thereof;

            (2) change the definition of or the manner of calculating the interest of any Note without the consent of the holder thereof;

            (3) adversely affect the rating of any series or class of Notes by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes of such series or class; or

            (4) reduce the aforesaid percentage required to consent to any such amendment without the consent of such aforesaid percentage of Noteholders.

Intercreditor Arrangements

      The agreements governing the Accounts provide for a security interest in favor of World Omni in the Vehicles related to Receivables thereunder. For the Receivables to be conveyed to the Trust, World Omni will represent in the Receivables Purchase Agreement that the security interest in the related Vehicles is a first priority perfected security interest. The security interest in favor of World Omni in the Vehicles related to each Account the Receivables of which are transferred to the Trust will be assigned by World Omni to the Transferor pursuant to the Receivables Purchase Agreement and assigned to the Trust by the Transferor pursuant to the Trust Sale and Servicing Agreement. In its other lending activities, World Omni may have made capital loans, real estate loans or other loans to Dealers that are also secured by a security interest in such Vehicles. In the Receivables Purchase Agreement, World Omni agrees that any security interests in such Vehicles that it may have in respect of advances or loans to Dealers other than the related Receivables shall be junior and subordinate to the security interests therein granted in connection with the related Receivables and that it will not realize on any such collateral in a manner materially adverse to the Transferor or the Trust and the Noteholders until the Transferor and the Trust have been paid in full in respect of their interests in the Receivables related to such Vehicles.

      In addition, in connection with any such other loans or advances made by World Omni to a Dealer, World Omni may also have a security interest in property constituting Collateral Security other than Vehicles. In such cases, World Omni, in its sole discretion, may realize on such other Collateral Security for its own benefit in respect of such loans or advances before the Trust or the Indenture Trustee, on behalf of any Noteholders, is permitted to realize upon such other Collateral Security and the security interests of the Trust and Indenture Trustee therein shall be junior and subordinate to the security interests of World Omni granted in connection with such other loans and advances. Because of the subordinate position of the Indenture Trustee in respect of such other Collateral Security, there is no assurance that the Trust or the Indenture Trustee will realize any proceeds in respect of any such other Collateral Security.

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Administration Agreement

      World Omni, in its capacity as administrator (the "Administrator"), entered into the Administration Agreement, dated as of November 22, 1999 with the Trust and the Indenture Trustee pursuant to which the Administrator agrees, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $1,500, which fee will be paid by the Servicer.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

      On the Initial Closing Date World Omni sold, and on each day thereafter World Omni will sell, Receivables to the Transferor, and the Transferor will immediately transfer the Receivables to the Trust, which the Trust will pledge to the Indenture Trustee for the benefit of the Noteholders. The Transferor represents that:

      . the sale or transfer to the Trust constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables;

      . under applicable law, there exists a valid ownership or perfected first priority security interest in the Receivables; and

      . in the event the sale by the Transferor to the Trust is recharacterized as a grant of a security interest instead of a true sale, the Trust will have an enforceable first priority perfected security interest in the Receivables following their transfer to the Trust.

      For a discussion of the Trust's rights arising from a breach of these representations, see "The Transfer and Servicing Agreements--Representations and Warranties of the Transferor."

      The method by which each of the Transferor, the Trust and the Indenture Trustee perfect their respective interests in the Receivables depends on the categorization of the Receivable under the applicable Uniform Commercial Code and the nature of the transfer, whether it is deemed to be either a sale or a pledge. Each of World Omni and the Transferor has represented that the Receivables are "instruments," "accounts," "promissory notes," "chattel paper" or "general intangibles" for purposes of the applicable Uniform Commercial Code. Generally, pledges of Receivables and sales of "accounts," "promissory notes" and "chattel paper" may be perfected by the filing of financing statements in the appropriate jurisdictions. Sales of chattel paper may be perfected and sales and pledges of instruments must be perfected by obtaining possession of the documentation evidencing the Receivables. Any dealer notes evidencing the Receivables which may constitute "instruments" under the Uniform Commercial Code are required to be transferred to the Indenture Trustee's office currently located in Chicago, Illinois. Financing statements covering the Receivables have been filed under the Florida Uniform Commercial Code by the Transferor, and under the Delaware and the Florida Uniform Commercial Code by the Trust and the Indenture Trustee to perfect their respective interests in the Receivables and continuation statements and financing statements in lieu of continuation statements will be filed, as required, to continue the perfection of their interests in the Receivables.

      There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in the Receivables with priority over the Trust's and the Indenture Trustee's interest. A purchaser of the Receivables who gives new value and takes possession of the documents which evidence the Receivables in the ordinary course of the purchaser's business may have priority over the Trust's and the Indenture Trustee's interest in the Receivables. A tax or other

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government lien on property of World Omni or the Transferor arising before a
Receivable is conveyed to the Trust or to the Indenture Trustee may also have priority over the Trust's and the Indenture Trustee's interest in the transferred Receivable. Under the Receivables Purchase Agreement, World Omni represents to the Transferor, under the Trust Sale and Servicing Agreement the Transferor represents to the Trust, and under the Indenture the Trust represents to the Indenture Trustee that the Receivables have been transferred free and clear of any third party lien. In addition, the Transferor agrees under the Trust Sale and Servicing Agreement to deliver to the Trust, and the Trust agrees under the Indenture to deliver to the Indenture Trustee any necessary instruments, such as any promissory notes received from Dealers, which evidence the Receivables. Each of World Omni, the Transferor and the Trust also covenants that it will not transfer or grant any lien on any Receivable other than to the Trust or the Indenture Trustee. In addition, while World Omni is the Servicer, cash collections on the Receivables may, under specified circumstances, be commingled with the funds of World Omni prior to each Payment Date and, in the event of a World Omni bankruptcy, the Trust and the Indenture Trustee may not have a perfected interest in the commingled collections.

Certain Matters Relating to Bankruptcy

      If World Omni were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of World Omni or World Omni may attempt to characterize the transfer of the Receivables from World Omni to the Transferor as a pledge of the Receivables to secure a borrowing by World Omni rather than a true sale of the Receivables. World Omni represents to the Transferor in the Receivables Purchase Agreement that the sales of the Receivables by World Omni to the Transferor are valid sales of the Receivables to the Transferor. In addition, World Omni and the Transferor agree to treat these transfers as sales of the Receivables to the Transferor, and World Omni will take all actions that are required under Florida law to perfect the Transferor's ownership interest in the Receivables. If these transfers are treated as sales, the Receivables would not be part of World Omni's bankruptcy estate and would not be available to World Omni's creditors.

      In addition, if World Omni were to become a debtor in a bankruptcy case, a creditor or the bankruptcy trustee or World Omni itself might request that World Omni be substantively consolidated with the Transferor. Delays or reductions in payments on the Notes could occur while the court decides these issues. In addition, should a court rule that the Receivables are part of World Omni's bankruptcy estate, or that World Omni should be substantively consolidated with the Transferor, additional reductions or delays in payments on the Notes could result. See "Risk Factors--A Bankruptcy of World Omni or the Transferor May Delay or Reduce Payments on the Notes."

      If the Transferor were to become a bankrupt debtor, an Early Amortization Event would occur which may result in a lack of funds available to make full and timely payment on the Notes. The Transferor has attempted to reduce the likelihood that it will file for bankruptcy. The Transferor's limited liability company agreement provides that, under specified circumstances, the Transferor is required to have two independent directors, as such term is defined in its limited liability company agreement. The Transferor's limited liability company agreement also provided that the Transferor will not file a voluntary application for relief under the U.S. Bankruptcy Code without the affirmative vote of its two independent directors. Under the Trust Sale and Servicing Agreement, the Indenture Trustee, the Trust, the Owner Trustee, all the Noteholders and any Enhancement Provider agree that they will not until one year and one day after termination of the Indenture institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. The Transferor does not intend to file a voluntary application for relief under the Bankruptcy Code or any similar applicable state law regarding the Transferor so long as the Transferor is solvent, and the Transferor does not foresee it becoming insolvent.

      If World Omni or the Transferor filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, then World Omni or the Transferor may be able to recover payments they made to the Trust to repurchase Receivables. In general, World Omni or the Transferor might recover any payments made by them to the Trust during the one-year period before the date World Omni or the Transferor filed for bankruptcy. The one-

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year period may be extended by the court if it determines that the bankrupt entity was insolvent more than one year prior to filing its bankruptcy petition.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes offered by this prospectus. This discussion is based upon current provisions of the U.S. Internal Revenue Code (the "Code"), existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving debt issued by a trust with terms similar to those of the Notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this section, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to Noteholders.

      This discussion does not claim to deal with all aspects of federal income taxation that may be relevant to the holders of Notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to Noteholders subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed only to prospective purchasers who:

      .   purchase Notes in the initial distribution of the Notes;

      . are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships; and

      . hold the Notes as "capital assets" within the meaning of Section 1221 of the U.S. Internal Revenue Code.

Prospective investors should consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Notes.

Tax Characterization and Treatment of Notes

      Characterization as Debt. For each series of Notes, except for any series which is specifically identified as receiving different tax treatment in the related prospectus supplement, Kirkland & Ellis, special tax counsel to the Transferor ("Tax Counsel"), will deliver its opinion to the effect that the Notes will be treated as debt for federal income tax purposes. The Transferor, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "--Tax Characterization of the Trust--Risks of Alternative Characterization" below for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of the Notes for federal income tax purposes.

      Treatment of Stated Interest. Based on Tax Counsel's opinion that the Notes will be treated as debt for federal income tax purposes, and assuming the Notes are not issued with original issue discount ("OID"), the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with each Noteholder's method of tax accounting. Interest received on a Note may constitute "investment income" for purposes of some provisions in the U.S. Internal Revenue Code limiting the deductibility of investment interest expense.

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      Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of Notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless the OID is small enough to fall within a statutorily defined de minimis exception. A Note's "stated redemption price at maturity" is the total of all payments required to be made under the Note through maturity except "qualified stated interest." "Qualified Stated Interest" is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" will be the initial price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      Although it is not anticipated, except to the extent indicated in the related prospectus supplement, that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nevertheless be deemed to have been issued with OID. First, under Treasury regulations, interest payments on a series of Notes may not be deemed "qualified stated interest" if
(a) reasonable legal remedies do not exist to compel timely payment or (b) the Notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the
Code) that a series of Notes has OID.

      If a Note were treated as being issued with OID, a Noteholder would be required to include OID in its income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. In this situation a Noteholder would have to rely on other sources to pay the taxes on its OID income. Even if a note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

      A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "Short-Term Note") will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

      .   an accrual method taxpayer;

      .   a bank;

      .   a broker or dealer that holds the Note as inventory;

      .   a regulated investment company or common trust fund; or

      . the beneficial owner of specified pass-through entities specified in the U.S. Internal Revenue Code.

      A holder of a Short-Term Note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For

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purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder's yield to maturity and daily compounding.

      A holder who purchases a Note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the U.S. Internal Revenue Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the U.S. Internal Revenue Code.

      Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID and market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such Noteholder with respect to such Note. Any gain or loss on sale will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Notes Subject to Contingencies. The United States federal income tax consequences to an owner or seller of Notes that provide for one or more contingent payments will vary depending on the exact terms of the Notes and related factors. The Notes may be subject to rules that differ from the general rules discussed above. The United States federal income tax consequences to a holder of Notes that provide for contingent payments will be summarized in the related prospectus supplement.

      Information Reporting And Backup Withholding. The Trustee will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes, and any amount of interest withheld for federal income taxes, for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder will be required to provide to the Trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a Noteholder who is not exempt from backup withholding fail to provide the required certification, the Trustee will be required to withhold, from interest otherwise payable to the holder, 30% (decreasing to 28% in 2006) of the holder's interest income and pay the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Because the Transferor will, for federal income tax purposes, treat all Notes as indebtedness issued by the Trust characterized as either a partnership or a division of whichever entity owns all of its Certificates, the Transferor will not comply with the tax reporting requirements that would apply under any alternative characterization of the Trust.

      Tax Consequences to Foreign Noteholders. If interest paid or accrued to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "Foreign Person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the Note's interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding. This exemption generally will apply only if the foreign person:

      . is not actually or constructively a "10 percent shareholder" of the Trust or the Transferor (including a holder of 10% of the outstanding certificates of the Trust) or a "controlled foreign

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          corporation" for which the Trust or the Transferor is a "related person" within the meaning of the U.S. Internal Revenue Code; and

      . provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address.

      If the information provided in this statement changes, the foreign person must inform the Indenture Trustee within 30 days of the change. If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent, unless such tax were reduced or eliminated pursuant to an applicable tax treaty. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that:

      . the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

      . in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the U.S. Internal Revenue Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

Tax Characterization of the Trust

      Depending upon whether Certificates are owned by one or more persons, the Trust will be treated as a division of the Transferor or as a partnership for federal income tax purposes. The related prospectus supplement will specify the treatment of the Trust for federal income tax purposes.

      If the Trust issues Certificates only to the Transferor, the equity of the Trust will be wholly-owned by the Transferor. In this case, under the "check-the-box" Treasury regulations, the Trust will be treated as a division of the Transferor and disregarded for federal income tax purposes. In other words, for federal income tax purposes, the Transferor will be treated as the owner of all the assets of the Trust and the obligor of all the liabilities of the Trust. Accordingly, the Trust would not be directly liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the "check-the-box" Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the Trust will not qualify as a trust for federal income tax purposes, and accordingly, if Certificates are sold or issued in any manner which results in there being more than one equity owner, the Trust will be treated as a partnership.

      If Certificates are issued to more than one person, the Transferor and the Servicer will agree, and the applicable Certificateholders will agree by their purchase, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the Certificateholders and the Notes being debt of the partnership. However, the proper characterization of the

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arrangement involving the Certificates, the Transferor and the Servicer is not
clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      Risk of Alternative Characterization. Under the U.S. Internal Revenue Code and specified Treasury Regulations (the "PTP Regulations") a partnership may be classified as a publicly traded partnership ("PTP") if equity interests in the partnership are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation and subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable for the applicable Notes and Certificates, and Certificateholders could be liable for any tax that is unpaid by the Trust. However, the Trust will comply with available safe harbors under the PTP Regulations to avoid PTP characterization. Furthermore, even if the Trust were classified as a PTP, it would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business." It is unclear whether the Trust's income would be so classified. However, Tax Counsel will deliver its opinion that the Trust will not be classified as a publicly traded partnership taxable as a corporation.

                       STATE AND LOCAL TAX CONSEQUENCES

      The State of Florida imposes a value-based intangibles tax on January 1 of each year at the rate of $1.00 per $1,000 of value on certain intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. On the last business day of each year, in an effort to minimize the impact of this intangibles tax, the Transferor intends to transfer 99% of its right, title and interest in, to and under the Certificates owned by the Transferor as of such day, together with all of its duties, rights and obligations under the Trust Sale and Servicing Agreement to World Omni Wholesale, Inc. ("WOWI"), a wholly-owned subsidiary of World Omni, located and managed outside the State of Florida (such transfer, the "Annual Servicing Transfer"). In connection with such Annual Servicing Transfer, the Servicer shall transfer all of its rights, obligations and duties under the Trust Sale and Servicing Agreement to WOWI. The Trust will continue to maintain its first priority perfected security interest in the Receivables. Only the Transferor's interest in the Certificates, together with the Servicer's management and control authority and obligations will be transferred to WOWI, to be held in escrow and returned to the Transferor and the Servicer, respectively, on the first business day of the following year. This annual transfer is consistent with Rule 12C-20061 of the Florida Administrative Code, which rule delineates circumstances in which intangible personal property would not have taxable situs in Florida, and is intended to provide taxpayers with criteria under which intangible personal property may not be taxable. As additional protection, the Trust will be indemnified by World Omni with respect to any liability for this intangibles tax. The Servicer has agreed in the Trust Sale and Servicing Agreement not to conduct any servicing activities during the period of the Annual Servicing Transfer.

      The above discussion does not address the tax treatment of any series of Notes or the holders of Notes under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes could apply to this transaction. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Trust as well as any state and local tax consequences to investors by purchasing, holding and disposing of Notes.

                             ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each a "Benefit Plan"), from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the U.S. Internal Revenue Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the U.S. Internal Revenue Code for such persons.

      Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the U.S. Internal Revenue Code for a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the U.S. Internal Revenue Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Transferor believes the Notes of the Trust should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Other exceptions, if any, from application of the Plan Assets Regulation available for any Notes will be discussed in the related prospectus supplement.

      However, disregarding whether Notes are treated as equity interests for Plan Asset Regulation purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan or a fund containing assets of a Benefit Plan could be considered to give rise to a prohibited transaction if the Transferor, the Servicer, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Limited exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes. Included among these exemptions are:

      . Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

      .   PTCE 91-38, regarding investments by bank collective investment funds;

      . PTCE 84-14, regarding transactions effected by qualified professional asset managers;

      . PTCE 95-60, regarding transactions by life insurance company general accounts; and

      . PTCE 96-23, regarding transactions effected by in-house asset managers.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

      A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets and the possibility of exemptive relief from the prohibited transaction rules as well as related issues and their potential consequences.

                             PLAN OF DISTRIBUTION

      The securities offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the seller of the sale.

      The offered securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods, or an offering of a particular series of securities may be made through a combination of two or more of these methods:

  . by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

  .   by placements by the seller with investors through dealers; and

  .   by direct placements by the seller with investors.

      As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered securities of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

      Each underwriting agreement will provide that the Transferor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

      The Indenture Trustee may invest the funds in the Eligible Deposit Accounts in Eligible Investments acquired from the underwriters.

      The place and time of delivery for the Notes for which this prospectus is delivered will be set forth in the related prospectus supplement.

                                LEGAL OPINIONS

      Certain legal matters relating to the Notes will be passed upon for the Trust, the Transferor and World Omni by Kirkland & Ellis, special counsel to the Trust, the Transferor and World Omni. Certain federal income tax matters will be passed upon for the Trust, the Transferor and the Servicer by Kirkland & Ellis.

                      WHERE YOU CAN FIND MORE INFORMATION

      The Transferor, as originator of the Trust, filed a registration statement relating to the Notes with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The Transferor will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

      You may read and copy any reports, statements or other information filed by the Transferor or the Registrant at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

                          INCORPORATION BY REFERENCE

      The SEC allows us to incorporate by reference information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. Our Annual Report on Form 10-K for the year ended December 31, 2001, and our Current Reports on Form 8-K filed with the SEC on February 27, 2002, March 28, 2002, April 29, 2002, May 24, 2002, and June 26, 2002 are incorporated by reference into and made a part of this prospectus. We also incorporate by reference into this prospectus any future annual report, quarterly report, current report or proxy material we file with the SEC prior to the termination of the offering of the securities offered by this prospectus.

      We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442 (954) 429-2200.

      This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442 (954) 429-2200.

                                INDEX OF TERMS

      The following is a list of the defined terms used in this prospectus and any prospectus supplement and the pages on which the definitions of such terms may be found in this prospectus.


                   Accounts............................. 10
                   Accumulation Period.................. 21
                   Accumulation Period Commencement Date 21
                   Addition Cut-Off Date................ 44
                   Addition Date........................ 44
                   Additional Accounts.................. 49
                   Additional Cut-Off Date.............. 44
                   Adjustment Payment................... 54
                   Administrative Agreement............. 40
                   Administrator........................ 64
                   Amortization Period.................. 21
                   Amortization Period Commencement Date 21
                   Annual Servicing Transfer............ 70
                   Asset Based Receivables.............. 12
                   Automatic Additional Accounts........ 50
                   Automatic Removal Date............... 52
                   Automatic Removed Accounts........... 52
                   Available Subordinated Amount........ 33
                   Benefit Plan......................... 70
                   Book Review.......................... 16
                   Cede................................. 37
                   Certificateholders................... 21
                   Certificates......................... 11
                   Class I Dealers...................... 14
                   Class II Dealers..................... 14
                   Class III Dealers.................... 14
                   Class IV Dealers..................... 14
                   Class V Dealers...................... 15
                   Class VI Dealers..................... 15
                   Clearstream Participants............. 38
                   Code................................. 66
                   Collateral Security.................. 10
                   Collection Account................... 28
                   Collection Period.................... 32
                   Collections.......................... 10
                   Controlled Amortization Amount....... 21
                   Controlled Deposit Amount............ 21
                   Controlling Class.................... 23
                   Dealers.............................. 10
                   Defaulted Amount..................... 54
                   Defaulted Amount Carryover........... 54
                   Defaulted Receivables................ 53
                   Definitive Notes..................... 39
                   Depository........................... 20
                   Designated Accounts.................. 50
                   Designated Balance................... 50

                    Designated Receivables............. 51
                    Determination Date................. 61
                    Disclosure Document................ 34
                    Disqualified Receivables........... 45
                    DTC................................ 37
                    Early Amortization Event........... 55
                    Early Amortization Period.......... 22
                    Eligible Account................... 46
                    Eligible Deposit Account........... 29
                    Eligible Institution............... 29
                    Eligible Investments............... 29
                    Eligible Receivable................ 46
                    Enhancement........................ 10
                    Enhancement Provider............... 32
                    Euroclear Operator................. 39
                    Euroclear Participants............. 38
                    Events of Default.................. 24
                    Excess Funding Account............. 30
                    Excess Principal Collections....... 32
                    Excess Receivables................. 48
                    Excluded Series.................... 28
                    Expected Principal Payment Date.... 21
                    Financial Statement Review......... 16
                    Fitch.............................. 29
                    Floor Plan Equity Program.......... 16
                    Foreign Person..................... 68
                    Fully Funded Date.................. 22
                    Incremental Subordinated Amount.... 47
                    Indenture.......................... 19
                    Indenture Trustee.................. 36
                    Indirect Participants.............. 37
                    Ineligible Amount.................. 48
                    Ineligible Receivables............. 47
                    Initial Closing Date............... 10
                    Initial Cut-Off Date............... 10
                    Insolvency Laws....................  9
                    Interest Funding Account........... 20
                    Interest Payment Dates............. 20
                    Invested Amount.................... 31
                    Investment Event................... 55
                    Investment Period.................. 22
                    Investment Period Commencement Date 22
                    Investor Charge-Offs............... 32
                    JM Family Enterprises..............  9
                    LIBOR.............................. 16
                    Minimum Required Pool Balance...... 54

                  Miscellaneous Payments................. 31
                  Monthly Servicing Fee.................. 59
                  Moody's................................ 29
                  Non-Principal Collections.............. 10
                  Non-Serviced Participation Receivables. 57
                  Non-Vehicle Collateral Security........ 18
                  Note Owners............................ 37
                  Noteholder............................. 20
                  Noteholder Monthly Servicing Fee....... 59
                  Notes.................................. 11
                  OID.................................... 67
                  Overconcentration Amount............... 48
                  Owner Trustee.......................... 10
                  Paired Series.......................... 28
                  Participants........................... 37
                  Participations......................... 18
                  Payment Date........................... 20
                  Payment Date Statement................. 61
                  Plan Assets Regulation................. 71
                  Pool Balance........................... 30
                  Principal Collections.................. 10
                  Principal Commencement Date............ 21
                  Principal Funding Account.............. 21
                  Principal Receivables.................. 30
                  Principal Shortfalls................... 32
                  Principal Terms........................ 34
                  PTCE................................... 71
                  PTP.................................... 70
                  PTP Regulations........................ 70
                  Purchased Participation Receivables.... 18
                  Qualified Stated Interest.............. 67
                  Rating Agency.......................... 29
                  Rating Agency Condition................ 29
                  Rebate Payment......................... 54
                  Receivables............................ 10
                  Receivables Purchase Agreement......... 10
                  Related Documents...................... 27
                  Removal and Repurchase Date............ 51
                  Removal Commencement Date.............. 50
                  Removal Date........................... 50
                  Removal Notice......................... 50
                  Removed Account........................ 51
                  Representation Date.................... 44
                  Repurchased Receivables................ 52
                  Repurchased Receivables Purchase Price. 52
                  Required Pool Balance.................. 30
                  Reset Date............................. 31
                  Revolving Period....................... 20
                  SEC.................................... 72
                  Series Adjusted Invested Amount........ 31
                  Series Allocable Defaulted Amount...... 31
                  Series Allocable Miscellaneous Payments 31

                 Series Allocable Non-Principal Collections 31
                 Series Allocable Principal Collections.... 31
                 Series Allocation Percentage.............. 31
                 Series Cut-Off Date....................... 44
                 Series Issuance Date...................... 44
                 Series Supplement......................... 19
                 Series Termination Date................... 56
                 Service Transfer.......................... 60
                 Servicer..................................  9
                 Servicing Default......................... 60
                 Servicing Fee............................. 59
                 Servicing Fee Rate........................ 59
                 Short-Term Note........................... 68
                 Southeast Toyota Distributors............. 12
                 Special Payment Date...................... 20
                 Standard & Poor's......................... 29
                 SuperWrap Program......................... 18
                 Supplemental Certificate.................. 53
                 Tax Counsel............................... 66
                 Tax Opinion............................... 35
                 Terms and Conditions...................... 39
                 Transfer and Servicing Agreements......... 41
                 Transfer Date............................. 44
                 Transfer Deposit Amount................... 45
                 Transferor................................  9
                 Transferor Certificate.................... 53
                 Trust..................................... 10
                 Trust Adjusted Invested Amount............ 31
                 Trust Agreement........................... 10
                 Trust Estate.............................. 10
                 Trust Incremental Subordinated Amount..... 48
                 Trust Sale and Servicing Agreement........ 11
                 Vehicles.................................. 10
                 Wholesale Portfolio....................... 19
                 World Omni................................  9
                 WOWI...................................... 70

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                        [FORM OF PROSPECTUS SUPPLEMENT]
                  SUBJECT TO COMPLETION, DATED AUGUST 1, 2002

PROSPECTUS SUPPLEMENT
(To prospectus dated       , 2002)
                                    $
                         World Omni Master Owner Trust

  $       Series 200[   %] [Floating Rate] Automobile Dealer Floorplan Asset
                             Backed Notes, Class A
   $       Series 200[  %] [Floating Rate] Automobile Dealer Floorplan Asset
                             Backed Notes, Class B

                             WODFI LLC, Transferor
                     World Omni Financial Corp., Servicer

                               -----------------


Before you purchase any of the notes, you should carefully consider the risk factors beginning on page S-9 in this prospectus supplement and on page 4 in the prospectus.

The sole source of payments on the notes is a portion of the assets of the trust. The notes are not interests in or obligations of World Omni Financial Corp., WODFI LLC or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following classes of Series 200   of Notes:

                                              Class A Notes Class B Notes
       Principal Amount......................       $             $
       Interest Rate (1).....................         %            %
       Payment Dates.........................    Monthly       Monthly
       Expected Principal Payment Date.......
       Stated Maturity Date..................
       Price to Public.......................        %             %
       Underwriting Discount or Placement Fee        %             %
       Proceeds to Transferor (2)............        %             %

(1) Or, if lower, the assets receivables rate described in this prospectus supplement.
(2) Before deducting expenses which are estimated to be approximately $      .
    Total price to the public is $      , total underwriting discount and
    placement fee is $      , and total proceeds to the Transferor are $      .

Trust Assets:

 . The primary assets of the trust consist of a revolving pool of receivables arising under selected revolving floorplan financing agreements entered into with World Omni Financial Corp. by retail automobile dealers to finance their inventory of new and used automobiles and light-duty trucks.

Credit Enhancement

 . The certificates issued by the trust are subordinate to the Series 200
   Notes to the extent of the available subordinated amount.

 . A reserve account, with an initial balance of $      .

 . The Class B Notes are subordinated to the Class A Notes. Subordination of the Class B Notes provides additional credit enhancement to the Class A Notes.

      This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates issued by the trust are not being offered under this prospectus supplement and the prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Delivery of the notes will be made only in book-entry form through the facilities of The Depository Trust Company, the Clearstream system and the
Euroclear system on or about        .


                               -----------------

                       Underwriters of the Class A Notes


                       Underwriters of the Class B Notes


                                        , 200

                          [Intentionally Left Blank]

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
               Where to Find Information in this
                 Prospectus Supplement and the
                 Prospectus................................  S-4
                  Limitations on Offers or Solicitations...  S-4
                  Transactions That May Affect the Price
                  of the Series 200     Notes..............  S-4

               Summary of Terms............................  S-5
                  The Parties..............................  S-5
                  The Notes................................  S-5
                  Credit Enhancement.......................  S-7
                  Servicing Fee Rate.......................  S-7
                  Optional Repurchase......................  S-7
                  Tax Status...............................  S-8
                  ERISA Considerations.....................  S-8
                  Ratings..................................  S-8

               Risk Factors................................  S-9
                  Class B Notes Are Subject to Greater
                    Credit Risk Because the Class B Notes
                    Are Subordinated to the Class A
                    Notes..................................  S-9
                  Dependence on Other Series' Allocated
                    Principal Collections May Result in
                    Delayed Payment of Series 200  Note
                    Principal..............................  S-9
                  Early Amortization of Series 200  Notes
                    May Result in Early, Delayed and/or
                    Reduced Payment on Series
                    200  Notes.............................  S-9
                  The Occurrence of an Amortization
                    Period May Result in the Payment of
                    Principal of the Series 200   Notes
                    Prior to the Expected Principal
                    Payment date........................... S-10
                  The Class A Note Rate and the Class B
                    Note Rate are Limited by the Assets
                    Receivables Rate....................... S-10
                  The Trust May Not Be Able to Make up
                    a Deficiency in Interest Payments If
                    the Class A Note Rate or the Class B
                    Note Rate is Higher than the Assets
                    Receivables Rate....................... S-10
                  Credit Enhancement Is Limited and May
                    be Reduced............................. S-11
                  Limited Ability To Resell Notes.......... S-11

               Use of Proceeds............................. S-12

                                                         Page
                                                         ----

                  The Wholesale Portfolio............... S-12
                     Loss Experience.................... S-12
                     Aging Experience................... S-13
                     Geographic Distribution............ S-14
                     Dealer Concentration............... S-15

                  Maturity and Principal Payment
                    Considerations...................... S-15

                  Series Provisions..................... S-16
                     General............................ S-16
                     Interest........................... S-16
                     Principal.......................... S-17
                     Allocation Percentages............. S-20
                     Allocation of Collections; Limited
                       Subordination of Certificates.... S-21
                     Distributions from the Collection
                       Account; Reserve Fund............ S-21
                     Available Subordinated Amount...... S-24
                     Principal Collections.............. S-24
                     Excess Principal Collections....... S-25
                     Distributions...................... S-25
                     Noteholder Charge-Offs............. S-26
                     Early Amortization Events.......... S-27
                     Stated Maturity Date............... S-28
                     Payment Event of Default........... S-29
                     Optional Repurchase................ S-29
                     Principal Funding Account.......... S-29
                     Excess Funding Account............. S-30
                     Reports............................ S-30
                     Definitions........................ S-31

                  Certain Federal Income Tax
                    Consequences........................ S-36

                  Florida Income Taxation............... S-37

                  ERISA Considerations.................. S-37

                  Underwriting.......................... S-38

                  Legal Matters......................... S-39

                  Index of Terms........................ S-40

                  Annex I...............................  A-1

            WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                              AND THE PROSPECTUS

      We provide information to you about your series of the notes in two separate documents that provide varying levels of detail:

      (a) the prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series,

      (b) this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series.

      If the terms of your series of notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

      You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

      Capitalized terms used in this prospectus supplement are defined either in this prospectus supplement or in the prospectus. You can find a list of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" which appears at the end of the prospectus and this prospectus supplement.

Limitations on Offers or Solicitations

      We do not intend this document to be an offer or solicitation under any of the following circumstances:

      (a) when it is used in a jurisdiction in which such offer or solicitation is not authorized;

      (b) when the person making the offer or solicitation is not qualified to do so; or

      (c) when the offer or solicitation is made to anyone to whom it is unlawful to make the offer or solicitation.

Transactions That May Affect the Price of the Series 200     Notes

      The underwriters may engage in transactions that stabilize, maintain, or
otherwise affect the price of the Series 200     Notes. Such transactions may
include stabilizing and the purchase of the notes to cover syndicate short positions. For a description of these activities, see "Underwriting."

                               SUMMARY OF TERMS

      This summary highlights selected information from this prospectus supplement and provides an overview to aid in your understanding of the Series
200     Notes. It does not contain all the information that you need to consider in making an investment decision. To understand all of the terms of the notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Parties

Trust/Issuer

      World Omni Master Owner Trust, a Delaware business trust formed by WODFI LLC as Transferor and Chase Manhattan Bank USA, National Association (successor--by merger to Chase Manahattan Bank Delaware) as Owner Trustee.

Transferor

      WODFI LLC, a wholly-owned subsidiary of World Omni Financial Corp.

Servicer

      World Omni Financial Corp., a wholly-owned subsidiary of JM Family Enterprises, Inc.

Indenture Trustee

      BNY Midwest Trust Company (as successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank).

Owner Trustee

      Chase Manhattan Bank USA, National Association (successor-by-merger to Chase Manhattan Bank Delaware).

Administrator

      World Omni Financial Corp.

The Notes

      The trust will issue the following classes of Series 200     Notes:

                                               Aggregate
                                      Interest Principal
                        Class           Rate    Amount
                        -----         -------- ---------
                        Class A Notes    %         $
                        Class B Notes    %         $

      The sole source of payments on the Series 200     Notes is a portion of
the assets of the trust. The Series 200     Notes are not interests in or
obligations of World Omni, the Transferor or any other entity or person. The trust has previously issued other series of notes. A summary of each outstanding series of notes is contained in Annex I--Outstanding Series of Notes at the end of this prospectus supplement. The trust has also issued certificates. The certificates are not being offered for sale by this prospectus supplement and are currently held by the Transferor. The trust may issue additional series of notes and additional certificates.

Series Issuance Date

            , 200    .

Series Cut-off Date

            , 200    .

Payment Dates

      Payments on the Series 200     Notes will generally be made on the 15th
day of each month or, if such day is not a business day, on the next succeeding business day.

Interest Payments

      The interest rate for each class of the Series 200     Notes is as
follows:

      Class A Notes:       % or, if lower, the Assets Receivables Rate
described in this prospectus supplement.

      Class B Notes:       % or, if lower, the Assets Receivables Rate.

      The trust will pay interest on the Series 200     Notes on each Payment
Date beginning on       , 200     for the period from the prior

Payment Date or, in the case of the first Payment Date, from the Series Issuance Date to the day prior to the Payment Date. Interest will be calculated on the basis of the actual number of days divided by 360.

      The payment of interest on the Class B Notes is subordinate to the payment of interest on the Class A Notes. No interest will be paid on the Class B Notes on any Payment Date unless all interest due and payable on the Class A Notes has been paid.

Principal Payments

      The entire principal balance of the Class A Notes and the Class B Notes
is expected to be paid on       , unless an Amortization Period begins or an
Early Amortization Period that is not terminated begins.

      The commencement of an Amortization Period or an Early Amortization Period or other circumstances could cause principal to be paid earlier or later than the expected principal payment date or in reduced amounts. See "Maturity and Principal Payment Considerations."

      If not previously paid, the outstanding principal amount of the Class A
Notes and the Class B Notes will be payable in full on       .

      The payment of principal on the Class B Notes is subordinate to the payment of principal on the Class A Notes. No principal will be paid on the Class B Notes until all principal on the Class A Notes has been paid in full.

Revolving Period

      The Series 200 Notes will have a Revolving Period that will begin at the close of business on the Series Cut-Off Date and end when the Accumulation Period for the Series 200 Notes begins. The Revolving Period will also end if an Amortization Period begins or an Early Amortization Period begins. No
principal payments will be made on the Series 200     Notes during the
Revolving Period.

Accumulation Period

      The Series 200     Notes will have an Accumulation Period, unless an
Amortization Period begins or an Early Amortization Period begins before the start of the Accumulation Period. The Accumulation Period will be a period of one to four months preceding the expected principal payment date. No principal
payments will be made on the Series 200     Notes during the Accumulation
Period. During an Accumulation Period, funds allocable to pay principal of the
Series 200     Notes will be set aside and used to make principal payments on
the Series 200     Notes on the expected principal payment date.

Amortization Period

      The Series 200     Notes may have an Amortization Period if the Servicer
elects to terminate the automatic extension of the Amortization Period Commencement Date. The Amortization Period Commencement Date initially will be
      , but will be successively and automatically extended unless the Servicer elects to terminate the automatic extension and begin the Amortization Period. If the Servicer has not terminated the automatic extension on the date that is one month prior to the Amortization Period Commencement Date then in effect, the Amortization Period Commencement Date will automatically be extended by one month. During an Amortization Period, funds allocable to pay principal of the
Series 200     Notes during a month will be set aside and used to make
principal payments on the Series 200     Notes on the related Payment Date. In
the event that the Servicer does not terminate the automatic extension of the
Amortization Period Commencement Date prior to       , the Series 200     Notes
will not have an Amortization Period, but will have an Accumulation Period unless an Early Amortization Period begins.

Early Amortization Period

      The Series 200     Notes may have an Early Amortization Period if an
Early Amortization Event occurs and is not cured. See "The Transfer and

Servicing Agreements--Investment Events and Early Amortization Events" in the prospectus and "Series Provision--Early Amortization Events" in this prospectus supplement for a description of the events that might cause an Early Amortization Period to start and, in some cases, terminate. During an Early Amortization Period, principal payments will be made on the Series 200
Notes to the extent of funds available for that purpose.

Credit Enhancement

Subordination of the Certificates

      The certificates are subordinated to the rights of the holders of Series
200     Notes to the extent described in this prospectus supplement.
Collections on the Receivables otherwise allocable to the certificates may be
used to pay interest and principal on the Series 200     Notes but only to the
extent of the Available Subordinated Amount.

      On the Series Issuance Date, assuming there are no amounts in the Excess
Funding Account, the Invested Amount would be $       and the Available
Subordinated Amount would be $       plus the incremental subordinated amount
as of the Series Issuance Date. The Available Subordinated Amount is subject to reduction from time to time. See "Series Provisions--Allocation of Collections; Limited Subordination of Certificates" for more information about the Available Subordinated Amount.

      The portion of the assets of the trust securing the Series 200     Notes
and the portion of collections from those assets allocated to the Series
200     Notes will be based on the sum of the Available Subordinated Amount and the Invested Amount. Assuming there are no amounts in the Excess Funding
Account, the Invested Amount will initially be $       but is subject to
reduction from time to time as described in this prospectus supplement under the caption "Series Provisions--Allocation Percentages."

Reserve Account

      A Reserve Fund will be established and maintained in the name of the
Indenture Trustee for the benefit of the holders of the Series 200     Notes.
On the Series Issuance Date, $       will be deposited into the Reserve Fund.
The Reserve Fund Required Amount for any Payment Date will equal     % of the
outstanding principal balance of the Series 200     Notes for such Payment
Date, after giving effect to any change in the principal balance on such
Payment Date. The Reserve Fund Required Amount will increase to     % of the
outstanding principal balance of the Series 200     Notes on and after the
         Payment Date, unless an Amortization Period has begun prior to that date. The Reserve Fund Required Amount will also increase to the extent described herein during an Early Amortization Period for the Series 200 Notes.

      Amounts on deposit in the Reserve Fund will be available to pay Monthly Interest, the Monthly Servicing Fee and Noteholder Defaulted Amounts. In addition, on the stated maturity date for a class of notes or on the date on which the principal amount of the notes has been reduced to zero, amounts on deposit in the Reserve Fund will be available to pay Carry-Over Amounts for that class of notes.

Excess Principal Collections

      Principal Collections allocable to a series of Notes, including the
Series 200     Notes, to the extent not needed to make payments on that series of Notes, will be applied to make principal payments on the Series 200
Notes and on other series of notes entitled to principal payments.

Subordination of Class B Notes

      The Class B Notes will be subordinated to the Class A Notes to the extent described in this prospectus supplement.

Servicing Fee Rate

      The trust will pay the Servicer a monthly 1.0% per annum servicing fee as compensation for servicing the receivables.

Optional Repurchase

      The Series 200     Notes are subject to optional repurchase by the
Servicer on any Payment Date after the outstanding principal amount of the
Series 200     Notes is reduced to $       or less.

Tax Status

      Kirkland & Ellis, special tax counsel, is of the opinion that, for
federal income tax purposes, the Series 200     Notes will be characterized as
indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

      By accepting a Series 200     Note, you agree to treat the notes as
indebtedness for federal, state and local income and franchise tax purposes.

      See "Certain Federal Income Tax Consequences" and "Florida Income Taxation" in this prospectus supplement and "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" in the prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

      Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan regulated by the Employee Retirement Income Security Act
of 1974 may purchase the Series 200     Notes, including the Class B Notes. See
"ERISA Considerations" in the prospectus and in this prospectus supplement for
a description of the limitations on purchases of Series 200     Notes by
employee benefit plans. An employee benefit plan should consult with its
counsel before purchasing any Series 200     Notes.

Ratings

      The Series 200     Notes will not be issued unless:

      . the Class A Notes are rated in the highest rating category for long-term debt obligations by at least one nationally recognized rating agency, and

      . the Class B Notes are rated in at least the "A" category or its equivalent for long-term debt obligations by at least one nationally recognized rating agency.

      The rating agencies do not evaluate and their ratings do not address the likelihood that any Class A Carry-Over Amount or Class B Carry-Over Amount will be paid.

                                 RISK FACTORS

      In addition to the risk factors on page 4 of the prospectus, you should consider the following risk factors in deciding whether to purchase any Series
200     Notes.

Class B Notes Are Subject to
Greater Credit Risk Because
the Class B Notes Are
Subordinated to the Class A
Notes The Class B Notes bear greater credit risk than the Class A Notes because payments of interest on the Class B Notes are subordinated in priority to the payment of interest due on the Class A Notes and payments of principal on the Class B Notes will not be made until the principal of the Class A Notes has been paid in full.

                               This subordination could result in delays or reductions in the payment of principal and interest on the Class B Notes.

Dependence on Other Series'
Allocated Principal
Collections May Result in
Delayed Payment of Series
200     Note Principal         The shorter the Accumulation Period for the
                               Series 200     Notes, the greater the chance
                               that payment in full of the Series 200     Notes
                               on the Expected Principal Payment Date will
                               depend on principal collections initially
                               allocated to another series of notes being
                               available to make principal payments on the
                               Series 200     Notes. A series of notes from
                               which principal collections were expected to be
                               available to make payments on the Series 200
                               Notes may enter an early amortization period or
                               investment period after the beginning of the
                               accumulation period for the Series 200
                               Notes. If that were to occur, excess principal
                               collections from that series that otherwise
                               would have been available to the Series 200
                               Notes would not be available. As a result, the
                               final payment of principal of the Series 200
                               Notes may be later than the Expected Principal
                               Payment Date. On written request, the Transferor
                               will give Series 200     Noteholders disclosure
                               documents relating to any other outstanding series of notes. Those documents describe the events which could result in the start of an early amortization period or investment period for those series.

                               See "The Dealer Floorplan Financing Business" in the prospectus and "Maturity and Principal Payment Considerations" and "Series Provisions--Early Amortization Events" in this prospectus supplement for more information about the timing of payments on the Series 200
                               Notes.

Early Amortization of Series
200     Notes May Result in
Early, Delayed and/or
Reduced Payment of Series
200     Notes                  A significant decline in the amount of
                               Receivables generated could cause an Early
                               Amortization Event. If the Pool Balance is not maintained at a specified level, World Omni must designate additional Accounts, the Receivables of which will be sold to the Transferor. The
                               Transferor will be required to transfer those

                               Receivables to the trust. If additional Accounts are not designated by World Omni when required, an Early Amortization Period will begin and could result in payment of the Series 200
                               Notes prior to the Expected Principal Payment Date and/or reduced payment of the Series
                               200     Notes. In certain cases, however, the
                               resulting Early Amortization Period may end and the Revolving Period will start again. In addition, if certain events occur, an Early Amortization Period will begin and could also
                               result in payment of the Series 200     Notes
                               before or after the Expected Principal Payment Date and/or reduced payment of the Series
                               200     Notes.

The Occurrence of an
Amortization Period May
Result in the Payment of
Principal of the Series
200     Notes Prior to the
Expected Principal Payment
Date In the event that the Servicer terminates the automatic extension of the Amortization Period
                               Commencement Date, the Series 200     Notes will
                               enter an Amortization Period, which will result in the payment of principal of the Series
                               200     Notes prior to the Expected Principal
                               Payment Date. If a Series 200     Note is
                               purchased at a premium, faster than anticipated
                               payment of the Series 200     Notes could result
                               in an actual yield that is less than the
                               anticipated yield. In addition, investors will bear any reinvestment risk resulting from earlier than anticipated payment of the Series
                               200     Notes.

The Class A Note Rate and
the Class B Note Rate are
Limited by the Assets
Receivables Rate               The Assets Receivables Rate is based on the
                               interest rates on the Receivables and investment earnings on amounts on deposit in certain accounts of the trust. If the interest rate on the Class A Notes or the Class B Notes, [which is based on LIBOR,] exceeds the Assets
                               Receivables Rate, then the interest rate on the Class A Notes or the Class B Notes, as applicable, will be adjusted to equal the Assets
                               Receivables Rate.

The Trust May Not Be Able to
Make up a Deficiency in
Interest Payments If the
Class A Note Rate or the
Class B Note Rate is Higher
than the Assets Receivables
Rate The interest rates on the Class A Notes and the Class B Notes [are based on LIBOR] and may exceed the Assets Receivables Rate [as a result of LIBOR exceeding the interest rate on the Receivables (which may be reduced by the Servicer) and/or LIBOR exceeding the investment earnings on amounts, if any, on accounts of the trust in which principal collections are held]. Any deficiency in interest payments resulting from the Assets Receivables Rate being lower than the nominal interest rate on the Notes and interest on such deficiency will be paid to the extent of:

                                .   any funds remaining after all required
                                    distributions and deposits for the Series
                                    200     Notes have been made; and

                                .   on the last Payment Date for Series 200
                                    Notes, certain amounts in the Reserve
                                    Account and Additional Noteholder
                                    Collections.

                               The Transferor cannot assure that those amounts, if any, will be sufficient to pay such deficiency. If any such deficiency is
                               outstanding for        Payment Dates in a row,
                               an Early Amortization Event will occur.

Credit Enhancement Is
Limited and May be Reduced     Credit enhancement of the Series 200     Notes
                               will be provided by the subordination of the
                               certificates to the extent of the Available
                               Subordinated Amount as described in this
                               prospectus supplement and by amounts in the
                               Reserve Account. In addition, the Class B Notes
                               are subordinated to the Class A Notes to the
                               extent described in this prospectus supplement.
                               The amount of such credit enhancement is limited
                               and may be reduced from time to time. See
                               "Series Provisions--Allocation of Collections;
                               Limited Subordination of Certificates" for more
                               information about credit enhancement for the
                               Series 200     Notes.

Limited Ability to Resell
Notes                          The underwriters may assist in the resale of the
                               Series 200     Notes, but they are not required
                               to do so. A trading market for the Series
                               200     Notes may not develop. If a trading
                               market does develop, it might not continue or it might not be sufficiently liquid to allow you to
                               resell any of your Series 200     Notes.

                                USE OF PROCEEDS

      The Transferor will use $       of the net proceeds to fund the Reserve
Fund and expects to use any remaining net proceeds, together with amounts on
deposit in the Excess Funding Account, to      . The actual amount on deposit
in the Excess Funding Account as of the Series Issuance Date, will depend on the repayment of Receivables held by the Trust and the rate of purchase of additional Receivables by the Trust on or prior to that date.

                            THE WHOLESALE PORTFOLIO

      As of June 30, 2002, there were approximately 222 Dealers with active credit lines in the Wholesale Portfolio, and with respect to the Accounts in the Wholesale Portfolio:

      . there were 72 active Southeast Toyota Distributors Dealer Accounts and 150 active non-Southeast Toyota Distributors Dealer Accounts;

      . the average credit line per Account was $6.06 million; the average principal balance of Receivables per Account was $4.44 million;

      . the aggregate total principal balance of Receivables as a percentage of the aggregate total credit line was approximately 73.18%;

      . the weighted average spread over the prime rate charged to Dealers was (0.49%); and

      .   the weighted average spread over LIBOR charged to Dealers was 2.12%.

      There can be no assurance that the experience of the Accounts set forth in the tables below under "--Loss Experience," "--Aging Experience," "--Geographic Distribution" and "--Dealer Concentration" in the future will be similar to the historical experience set forth below.

      Because the Accounts from which Receivables are transferred to the Trust (the "Pool of Accounts") are only a portion of the Wholesale Portfolio, actual experience with respect to such Accounts may be different from that of the Wholesale Portfolio. Because such Accounts are selected from the Wholesale Portfolio in a manner not adverse to Noteholders and represent a sizeable portion of the Wholesale Portfolio, the Transferor believes that the performance of the Wholesale Portfolio reflected in the following tables is indicative of the historical performance of the Accounts being transferred to the Trust. Historical loss experience, aging experience and geographic distribution with respect to the Accounts transferred to the Trust may be different from that of the Wholesale Portfolio in the future.

Loss Experience

      The following tables set forth World Omni's average principal receivables balance and loss experience for each of the periods shown with respect to the Wholesale Portfolio. Losses occur on Receivables when a Dealer has been terminated under circumstances in which the Dealer has sold one or more Vehicles to a retail customer and has failed to remit the appropriate proceeds of such sale to World Omni. Losses also occur when used Vehicles financed at wholesale and repossessed by World Omni from a terminated Dealer cannot be sold for the balance due on the related Receivables. By contrast, losses generally have not occurred when new Vehicles financed by World Omni are repossessed from terminated Dealers, because such new Vehicles will generally be returned to the manufacturers or distributors for a purchase price which generally covers the balance due on the related Receivables. World Omni recognizes losses on Receivables at the time it deems such Receivables to be uncollectible (which is generally at the time it has exhausted all non-legal remedies). Because the Eligible

Accounts may be only a portion of the entire portfolio, actual loss experience with respect to the Eligible Accounts may be different.

      As shown in the table below, World Omni experienced no losses on the Wholesale Portfolio during 1997, 2000, 2001 and the first six months of 2002, and minimal losses during 1998 and 1999. Management attributes the strong performance during the periods shown below to World Omni's conservative underwriting policies, its effective monitoring and loss mitigation efforts and the significant collateral value that supports its floorplan receivables. The losses incurred in 1998 and 1999 were primarily related to floorplan loans to dealerships that only sold used vehicles. As of June 30, 2002, loans to used-vehicle-only Dealer groups represented approximately 0.6% of the Receivables.

      The data presented in the following table is for illustration purposes only. Loss experience may be influenced by a variety of economic, social, geographic and other factors. Accordingly, we cannot assure you that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Wholesale Portfolio.

                  Loss Experience for the Wholesale Portfolio

                                                               Year Ended December 31,
                                            June 30, ------------------------------------------
                                              2002     2001     2000     1999     1998     1997
                                            -------- ------   ------   ------   ------   ------
                                                            (Dollars in millions)
Average Principal Balance of Receivables(1)  $903.0  $960.2   $879.1   $753.3   $694.3   $623.9
Net Losses (Recoveries)(2).................     0.0    (0.4)     0.0      1.25     4.8      0.0
Net Losses/Average Principal Balance of
  Receivables..............................    0.00%  (0.04)%    0.00%    0.17%    0.69%    0.00%

--------
(1) Average principal balance of receivables is the average of the monthly average principal balances (based on beginning and ending month balances) for the six or twelve months, as applicable, ending on the last day of the period.
(2) Net losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from Collateral Security in addition to the Vehicle. Losses do not include losses with respect to certain Accounts guaranteed by Southeast Toyota Distributors.

Aging Experience

      The following table provides the age distribution of Vehicle inventory for all Dealers in the Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts may only be a portion of the entire Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.

                 Age Distribution for the Wholesale Portfolio

                                           December 31,
                              June 30, -------------------
                     Days       2002    2001   2000   1999
                     ----     -------- -----  -----  -----
                     1-120...  84.56%  88.02% 88.16% 90.82%
                     121-180.   7.48    6.28   7.09   5.40
                     Over 180   7.96    5.70   4.75   3.78

      The average payoff rate in the Wholesale Portfolio is described under "Maturity and Principal Payment Considerations."

Geographic Distribution

      The following table provides the geographic distribution of the Vehicle inventory for all Dealers in the Wholesale Portfolio. As of June 30, 2002, approximately 19.2% of Receivables in the Wholesale Portfolio arose in the State of Florida.

        Geographic Distribution of Accounts in the Wholesale Portfolio
                              as of June 30, 2002

                                       Percentage of  Number  Percentage
                         Receivables    Receivables     of     of Total
                         Outstanding    Outstanding  Vehicles  Vehicles
                       --------------- ------------- -------- ----------
        Alabama....... $ 33,452,351.76      3.40%      1,462      3.33%
        Arizona.......    6,579,339.39      0.67         347      0.79
        California....    2,373,590.25      0.24          97      0.22
        Connecticut...   24,717,356.40      2.51         971      2.21
        Florida.......  189,476,023.66     19.23       8,938     20.35
        Georgia.......  134,453,960.21     13.65       6,475     14.74
        Iowa..........   11,731,039.57      1.19         542      1.23
        Illinois......   53,169,834.04      5.40       2,682      6.11
        Indiana.......   33,251,653.71      3.38       1,134      2.58
        Idaho.........    5,688,492.38      0.58         226      0.51
        Kansas........   29,104,297.33      2.95       1,422      3.24
        Massachusetts.   68,035,974.24      6.91       2,772      6.31
        Maryland......    6,889,429.34      0.70         277      0.63
        Missouri......    3,465,591.79      0.35         195      0.44
        Mississippi...    6,404,743.45      0.65         338      0.77
        Montana.......    8,107,461.11      0.82         354      0.81
        North Carolina   35,768,955.60      3.63       1,684      3.83
        New Hampshire.   19,449,623.23      1.97       1,038      2.36
        New Jersey....   15,491,477.05      1.57         398      0.91
        New York......   94,263,444.80      9.57       4,143      9.43
        Pennsylvania..   22,581,554.05      2.29       1,106      2.52
        South Carolina   23,793,528.44      2.42       1,068      2.43
        Texas.........   72,982,618.22      7.41       2,294      5.22
        Virginia......   83,960,482.96      8.52       3,959      9.01

                       ---------------    ------      ------    ------
           Total...... $985,192,822.98    100.00%     43,992    100.00%

Dealer Concentration

      The following table provides information with respect to the concentration of Receivables relating to certain Dealers as of June 30, 2002. The Accounts described below (identified by Dealer group code, which includes each Dealer and its affiliates under common ownership and control) constitute all Accounts with at least 2% or more of the outstanding Wholesale Portfolio as of June 30, 2002. The amount set forth under the column entitled "Receivables Outstanding" has not been reduced by the amount of Floorplan Equity Program deposits on hand as of June 30, 2002.

               Dealer Concentration for the Wholesale Portfolio

                                                     As of June 30, 2002
                                                  -------------------------
                                                                 Percentage
                                                   Receivables    of Total
                                                   Outstanding   Receivables
                                                  -------------- -----------
    111.......................................... $67,117,466.54    6.81%
    15...........................................  61,463,721.74    6.24
    120..........................................  51,188,673.69    5.20
    95...........................................  45,409,335.47    4.61
    30...........................................  42,829,925.16    4.35
    01...........................................  30,931,215.59    3.14
    94...........................................  29,006,976.39    2.94
    82...........................................  26,179,256.85    2.66
    121..........................................  26,086,112.94    2.65
    13...........................................  25,780,593.79    2.62
    12...........................................  23,175,282.35    2.35
    123..........................................  23,067,079.11    2.34

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

      It is expected that the outstanding principal balance of the Class A
Notes and the Class B Notes will be paid on       (the "Expected Principal
Payment Date"). Full payment of the Series 200     Notes on the Expected
Principal Payment Date depends in large part on repayment by Dealers of the Receivables. Timely payment on the Notes may not occur if Dealer payments are insufficient. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of Receivable payments is uncertain. There is no assurance that any particular pattern of Dealer payments will occur. In addition, the shorter the Accumulation Period Length, the greater the likelihood that payment of the Class A Notes or the Class B Notes in full by the Expected Principal Payment Date may be dependent on the reallocation of Principal Collections from other outstanding series of notes. If one or more other series from which Principal Collections are expected to be reallocated to
pay the Series 200     Notes enters into an early amortization period or
investment period after the start of the Accumulation Period for the Series
200     Notes, Principal Collections allocated to such series generally will
not be reallocated to pay principal of the Series 200     Notes. In such a
case, the final payment of principal of the Series 200     Notes may be later
than the Expected Principal Payment Date.

      The commencement of an Amortization Period would cause principal to be paid earlier than the Expected Principal Payment Date. There is no assurance that World Omni will generate additional Receivables under the Accounts. The Servicer may elect to terminate the automatic extension of the Amortization Period Commencement Date and start the Amortization Period if World Omni does not generate sufficient additional Receivables, or for any other reason in the discretion of the Servicer.

      Principal for the Series 200     Notes will be payable if an Early
Amortization Period that is not terminated has commenced. Because an Early
Amortization Event for the Series 200     Notes may occur and initiate an Early
Amortization Period, the final distribution of principal on the Class A Notes and the Class B Notes may be made prior to or after the scheduled termination of the Revolving Period or prior to or after the Expected Principal Payment Date.

      The amount of new Receivables generated in any month and Monthly Payment Rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest Monthly Payment Rates for the Wholesale Portfolio during any month in the periods shown and the average of the Monthly Payment Rates for all months during the periods shown. In each case the data is calculated as the percentage equivalent of a fraction, the numerator being the aggregate of all collections of principal during the period and the denominator being the average aggregate principal balance for such period. Monthly Payment Rates reflected in the table include principal credit adjustments. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. As the Eligible Accounts will be only a portion of the entire Wholesale Portfolio, historical monthly payment rates for the Eligible Accounts may be different than those shown below.

               Monthly Payment Rates for the Wholesale Portfolio

                                                  Year Ended December 31,
                                    June 30, ---------------------------------
                                      2002    2001   2000   1999   1998   1997
                                    -------- -----  -----  -----  -----  -----
Highest Month......................  70.93%  80.60% 67.82% 76.05% 77.29% 71.21%
Lowest Month.......................  57.56   48.11  44.04  57.74  53.10  51.05
Average of the Months in the Period  63.08   62.15  57.46  66.20  63.77  61.52

                               SERIES PROVISIONS

General

      The Series 200     Notes will be issued pursuant to the Indenture and a
Series Supplement to the Indenture for the Series 200     Notes (the "Series
Supplement"). The Transferor will provide a copy of the Indenture and the Series Supplement (each without exhibits) upon request of a Noteholder. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Series
200     Notes, the Indenture and the Series Supplement. Where particular provisions or terms used in the Indenture or the Series Supplement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. You should see the prospectus for additional
information about the Series 200     Notes and the Indenture.

      The Series 200     Notes will consist of two classes, the Class A Notes
and the Class B Notes. The Series 200     Notes will be offered in minimum
denominations of $1,000 and integral multiples of $1,000.

Interest

      Interest on the principal balance of the Class A Notes and the Class B Notes will accrue at the Class A Note Rate and the Class B Note Rate, respectively, and will be payable to the holders of the Class A Noteholders (the "Class A Noteholders") and to the holders of the Class B Notes (the "Class B Noteholders" and, together with the Class A Noteholders, the "Series 200
Noteholders") on each Payment Date, commencing       . Interest payable on any
Payment Date will accrue from and including the preceding Payment Date to but excluding such Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance

Date to but excluding the first Payment Date) (each, an "Interest Period"). Interest will be calculated on a basis of the actual number of days in each Interest Period divided by 360. Interest due for any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Note Rate [calculated on the basis of LIBOR], to the extent permitted by applicable law. Interest payments on the
Series 200     Notes will generally be derived from Noteholder Non-Principal
Collections for a Collection Period, any withdrawals from the Reserve Fund, Investment Proceeds and, under certain circumstances, Additional Noteholder Collections to the extent of the Available Subordinated Amount.

      [The Class A Note Rate and the Class B Note Rate for each Interest Period will be determined on the LIBOR Determination Date preceding such Interest
Period.] The "Class A Note Rate" will be equal to the lesser of (a)       % and
(b) the Assets Receivables Rate for the related Payment Date. The "Class B Note
Rate" will be equal to the lesser of (a)       % and (b) the Assets Receivables
Rate for the related Payment Date. The Class A Note Rate and the Class B Note Rate are each referred to as a "Note Rate."

      If the Class A Note Rate or the Class B Note Rate for a Payment Date calculated on the basis of LIBOR as described above is greater than the Assets Receivable Rate, then the Note Rate for such Payment Date and such class will be the Assets Receivables Rate.

      If the Class A Note Rate or the Class B Note Rate for any Payment Date is based on the Assets Receivables Rate, the excess of (a) the amount of interest on the Class A Notes or the Class B Notes, as the case may be, that would have accrued in respect of the related Interest Period had interest on that Class
been calculated based on      over (b) the amount of interest on the Class A
Notes or the Class B Notes, as the case may be, actually accrued in respect of such Interest Period based on the Assets Receivables Rate (such excess, together with the unpaid portion of any such excess from prior Payment Dates
(and interest accrued thereon calculated on the basis of       ), is referred
to as the "Class A Carry-Over Amount" or the "Class B Carry-Over Amount," as applicable, and together as the "Carry-Over Amount"), will be paid on such Payment Date to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series
200     Notes, including payments with respect to principal (including deposits to the Excess Funding Account), Monthly Interest, the Noteholder Monthly Servicing Fee, the Reserve Fund Deposit Amount, the Noteholder Defaulted Amount, the Monthly Dilution Amount, the Noteholder Charge-Off Reversal Amount and Noteholder Defaulted Amounts and Monthly Dilution Amounts from prior periods that had not previously been paid as described below under "--Distributions from the Collection Account; Reserve Fund." In addition, any Class A Carry-Over Amount outstanding on the Class A Stated Maturity Date and any Class B Carry-Over Amount outstanding on the Class B Stated Maturity Date, or in each case on the date on which the Invested Amount of the Series 200 Notes has been reduced to zero, after making the distributions described in the preceding sentence, will be paid on such date, as applicable, from certain amounts on deposit in the Reserve Fund (to the extent such amounts would otherwise be available to the Certificateholders) and Additional Noteholder Collections on deposit in the Collection Account (to the extent such amounts would otherwise be available to the Certificateholders) as described under "--Distributions from the Collection Account; Reserve Fund." The ratings
of the Series 200     Notes do not address the likelihood of payment of any
Carry-Over Amount.

Principal

      In general, no principal payments will be made to the Series 200 Noteholders until the earliest of the Expected Principal Payment Date, the Principal Commencement Date and the first Special Payment Date after the commencement of an Early Amortization Period.

      Revolving Period. The "Revolving Period" shall mean the period beginning at the close of business on the Series Cut-Off Date and terminating on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date, (b) the close of business on the day immediately preceding the Amortization Period Commencement Date, and (c) the close of business on the day immediately preceding the day on which an Early Amortization Event occurs; provided, however, that the Revolving Period may recommence in certain circumstances upon the termination of an Early Amortization Period. See "--Early Amortization Event."

      No principal payments will be made on the Series 200     Notes during the
Revolving Period. On each Deposit Date with respect to the Revolving Period, collections of Principal Receivables will be (a) allocated to one or more other series of notes which are in amortization, early amortization, investment or accumulation periods to cover principal payments due to the noteholders of any such series; (b) deposited into the Excess Funding Account or (c) paid to the Certificateholders. See "--Allocation Percentages," "--Distributions from the Collection Account; Reserve Fund" and "--Principal Collections."

      Accumulation Period. Unless an Amortization Period or an Early Amortization Period that is not terminated as described herein shall have
commenced, the Series 200     Notes will have an Accumulation Period (the
"Accumulation Period") of [one to four] months long as described in the following paragraph.

      On the        Payment Date and each Payment Date thereafter that occurs
prior to the Accumulation Period Commencement Date, the Servicer shall calculate the Accumulation Period Length. The "Accumulation Period Length" will be calculated on each such date as the lesser of (1) the number of full Collection Periods between such Payment Date and the Expected Principal Payment Date and (2) the product, rounded upwards to the nearest integer not greater than [four], of (a) one divided by the lowest Monthly Payment Rate on the Receivables during the last 12 months and (b) a fraction, the numerator of which is the sum of (1) the Invested Amount as of such Payment Date (after giving effect to all changes therein on such date) and (2) the invested amounts of all other series (excluding certain series) currently in their amortization or accumulation periods or expected to be in their amortization or accumulation periods by the Expected Principal Payment Date and the denominator of which is the sum of the Invested Amount and the invested amounts as of such Payment Date (after giving effect to all changes therein on such date) of all other outstanding series (excluding certain series) which are scheduled to be outstanding on the Expected Principal Payment Date.

      The "Accumulation Period Commencement Date" (which will be the first day of a Collection Period) will occur when the number of full Collection Periods remaining until the Expected Principal Payment Date first equals the Accumulation Period Length as calculated above and shall not thereafter be changed except as described in the following sentence. If at any time after the
       Payment Date, any other outstanding series (excluding certain series) shall have entered into an investment period or an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (1) the date that such outstanding series shall have entered into its investment period or early amortization period and (2) the Accumulation Period Commencement Date as previously determined.

      The calculation described above will result in a (1) shorter Accumulation Period in the event of increases in the Monthly Payment Rate and (2) longer Accumulation Period in the event of decreases in the Monthly Payment Rate or in the event other series shall have entered into an investment period or early amortization period.

      "Monthly Payment Rate" shall be a fraction, the numerator of which is the amount of Principal Collections for the immediately preceding Collection Period and the denominator of which is the daily average Pool Balance for such Collection Period.

      During the Accumulation Period, unless and until an Early Amortization Period that is not terminated as described herein shall have occurred and until the outstanding principal balance of the Notes is paid in full, on each Deposit Date with respect to the Accumulation Period, collections of Principal
Receivables allocable to the Series 200     Noteholders will no longer be
allocated to another series or paid to the Certificateholders as described above but instead an amount thereof up to the sum of the Class A Controlled Deposit Amount and the Class B Controlled Deposit Amount for that Deposit Date will be deposited into the Principal Funding Account; provided, however, in some circumstances amounts in excess of the Class A Controlled Deposit Amount and the Class B Controlled Deposit Amount may be deposited into the Principal Funding Account. On the first business day of the Accumulation Period, the
Series 200     Excess Funding Amount as of the last day of the Revolving Period will be deposited in the Principal Funding Account. The funds deposited in the Principal Funding Account will be used to pay the outstanding principal balance of the Notes on the Expected Principal Payment Date. If on the Expected Principal Payment Date the Principal Funding Account Balance is less than the outstanding principal balance of the Notes, an Early Amortization Period will commence.

      On the Expected Principal Payment Date the Class A Noteholders will receive distributions with respect to principal of amounts allocable to the
Series 200     Notes, but not in excess of the Class A Invested Amount, until the outstanding principal balance of the Class A Notes has been paid in full or the Class A Stated Maturity Date has occurred. Even if the Principal Funding Account Balance on the Expected Principal Payment Date is insufficient to pay the outstanding principal balance of the Class A Notes in full, such amount will be distributed to the Class A Noteholders at such time.

      On the Expected Principal Payment Date after the Class A Invested Amount has been reduced to zero, the Class B Noteholders will receive distributions
with respect to principal of amounts allocable to the Series 200     Notes, but
not in excess of the Class B Invested Amount, until the outstanding principal balance of the Class B Notes has been paid in full or the Class B Stated Maturity Date has occurred. Even if the Principal Funding Account Balance remaining after payment of the Class A Notes on the Expected Principal Payment Date is insufficient to pay the outstanding principal balance of the Class B Notes in full, such balance will be distributed to the Class B Noteholders at such time.

      Amortization Period. The Series 200     Notes may have an Amortization
Period if the Servicer elects to terminate the automatic extension of the Amortization Period Commencement Date prior to the commencement of the Accumulation Period. The "Amortization Period Commencement Date" initially will
be       , but will be successively and automatically extended unless the
Servicer elects to terminate the automatic extension and begin the Amortization Period. If the Servicer has not terminated the automatic extension on the date that is one month prior to the Amortization Period Commencement Date, the Amortization Period Commencement Date will automatically be extended by one month. In the event that the Servicer does not terminate the automatic
extension of the Amortization Period Commencement Date prior to       , the
Series 200     Notes will not have an Amortization Period but will have an
Accumulation Period unless an Early Amortization Period begins.

      During the Amortization Period, unless and until an Early Amortization Period that is not terminated as described herein shall have occurred and until the outstanding principal balance of the Notes is paid in full, on each Deposit Date with respect to the Amortization Period, collections of Principal
Receivables allocable to Series 200     Noteholders will be deposited into the
Principal Funding Account for payment to the Series 200     Noteholders on the
related Payment Date. On the first business day of the Amortization Period, the
Series 200     Excess Funding Amount as of the last day of the Revolving Period will be deposited in the Principal Funding Account. On the Payment Date in the month following the month in which the Amortization Period begins (the "Principal Commencement Date") and each following Payment Date, all amounts deposited into the Principal Funding Account will be paid to the Class A Noteholders in respect of principal, but not in excess of the Class A Invested Amount, until the outstanding principal balance of the Class A Notes has been paid in full or the Class A Stated Maturity Date has occurred and, after the Class A Invested Amount has been reduced to zero, to the Class B Noteholders in respect of principal, but not in excess of the Class B Invested Amount, until the outstanding principal balance of the Class B Notes has been paid in full or the Class B Stated Maturity Date has occurred.

      Early Amortization Period. The Series 200     Notes will have an Early
Amortization Period if an Early Amortization Event occurs that is not cured. The Early Amortization Period will begin on the date an Early Amortization Event occurs and will end on the earliest of (1) the payment in full of the
outstanding principal balance of the Series 200     Notes, (2) the
recommencement of the Revolving Period and (3) the Termination Date for the
Series 200     Notes. The Revolving Period, the Amortization Period or the
Accumulation Period, as the case may be, will terminate upon the commencement of an Early Amortization Period. See "--Early Amortization Events" for a description of events that might result in the commencement of an Early
Amortization Period for the Series 200     Notes.

      During an Early Amortization Period until the outstanding principal balance of the Notes is paid in full, on each Deposit Date with respect to the Early Amortization Period, collections of Principal Receivables allocable to
Series 200     Noteholders will be deposited into the Principal Funding Account
for payment to the holders of the Series 200     Notes on the related Payment
Date. On the first business day of the Early Amortization Period that
terminates the Revolving Period, the Series 200     Excess Funding Amount as of
the last day of the Revolving Period will be deposited in the Principal Funding Account. On the Payment Date in the month following the month in which the Early Amortization Period begins and each following Payment Date (each, a "Special Payment Date"), all amounts deposited into the Principal Funding Account during the related Collection Period will be paid to the Class A Noteholders in respect of principal, but not in excess of the Class A Invested Amount, until the outstanding principal balance of the Class A Notes has been paid in full or the Class A Stated Maturity Date has occurred and, after the Class A Invested Amount has been reduced to zero, to the Class B Noteholders in respect of principal, but not in excess of the Class B Invested Amount, until the outstanding principal balance of the Class B Notes has been paid in full or the Class B Stated Maturity Date has occurred.

      It is expected that the outstanding principal balance of the Class A Notes and the Class B Notes will be paid on the Expected Principal Payment Date. The commencement of an Amortization Period or an Early Amortization Period or other circumstances could cause principal to be paid earlier or later than the Expected Principal Payment Date or in reduced amounts. See "Maturity and Principal Payment Considerations," "Risk Factors--Dependence on Other Series' Allocated Principal Collections May Result in Delayed Payment of Series
200     Note Principal" and "--The Occurrence of an Amortization Period May
Result in the Payment of Principal of the Series 200     Notes Prior to the
Expected Principal Payment Date" in this prospectus supplement and "Risk Factors--The Failure of Dealers to Make Payments on the Receivables Could Delay or Reduce Payments on the Notes" in the prospectus.

Allocation Percentages

      The Servicer will allocate amounts initially allocated to Series 200 as described under "The Notes--Allocation Percentages--Allocations among
Series" in the prospectus between the Series 200     Noteholders and the
Certificateholders for each Deposit Date or Collection Period, as applicable, as follows:

            (1) Series Allocable Non-Principal Collections will be allocated to
      Series 200     Noteholders based on the Floating Allocation Percentage;

            (2) during the Revolving Period, Series Allocable Principal Collections will be treated as Excess Principal Collections based on the Floating Allocation Percentage;

            (3) during the Accumulation Period, the Amortization Period and any Early Amortization Period, Series Allocable Principal Collections will be allocated to Series 200 Noteholders based on the Principal Allocation Percentage;

            (4) Series Allocable Miscellaneous Payments will be treated as Noteholder Principal Collections; provided, however, that Series Allocable Miscellaneous Payments consisting of the amount of Adjustment Payments that (1) were paid after their due date and (2) have been included in the Monthly Dilution Amount for any prior Collection Period will be treated as Noteholder Non-Principal Collections; and

            (5) Series Allocable Defaulted Amount will be allocated to Series
      200     Noteholders based on the Weighted Average Floating Allocation
      Percentage.

      Amounts not allocated to the Series 200     Noteholders as described
above will be allocated to the Certificateholders, but portions thereof may be available to pay the principal of, interest on or other amounts with respect to
the Series 200     Notes to the extent described in this prospectus supplement.

      "Series Adjusted Invested Amount" with respect to the Series 200 means, for any date, an amount equal to the sum of (a) the Invested Amount as of the most recent Reset Date (or, during an Early Amortization Period, the Invested Amount as of the close of business on the date immediately preceding the date on which such Early Amortization Period began) and (b) the Available Subordinated Amount as of the most recent Reset Date.

Allocation of Collections; Limited Subordination of Certificates

      On each Deposit Date, the Servicer will allocate and distribute to the Certificateholders an amount equal to (a) the Excess Certificateholder Percentage of Series Allocable Principal Collections for such date; provided that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance and (b) the Excess Certificateholder Percentage of Series Allocable Non-Principal Collections for such date. In addition, on each Deposit Date, the Additional Noteholder Non-Principal Collections for such Deposit Date shall be retained in the Collection Account; provided that, during the Revolving Period, Amortization Period or the Accumulation Period, the amount so retained shall not exceed the amount by which the Reserve Fund Required Amount exceeds the amount in the Reserve Fund. During the Amortization Period or an Early Amortization Period, Additional Noteholder Principal Collections shall be retained in the Collection Account and, to the extent not otherwise required to be allocated, on the related Payment Date shall be treated as Noteholder Principal Collections.

      Any remaining Additional Noteholder Collections for a Deposit Date not required to be retained in the Collection Account pursuant to the preceding paragraph or distributed in the amount of the Required Draw Amount will be distributed to the Certificateholders if the Pool Balance (determined after giving effect to the Principal Receivables transferred to the Trust on such date) exceeds the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Deposit
Date).

Distributions from the Collection Account; Reserve Fund

      Non-Principal Collections. On each Payment Date, commencing with the initial Payment Date, the Servicer shall instruct the Indenture Trustee to apply Noteholder Non-Principal Collections and Investment

Proceeds, if any, in respect of the related Collection Period to make the following distributions in the following priority to the extent funds are available therefor:

            (1) first, an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not distributed on a prior Payment Date (plus, but only to the extent permitted under applicable law, interest at the Class A Note Rate on Class A Monthly Interest previously due but not distributed), shall be distributed to the Class A Noteholders;

            (2) second, an amount equal to Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest previously due but not distributed on a prior Payment Date (plus, but only to the extent permitted under applicable law, interest at the Class B Note Rate on Class B Monthly Interest previously due but not distributed), shall be distributed to the Class B Noteholders;

            (3) third, an amount equal to the Noteholder Monthly Servicing Fee for such Payment Date, plus the amount of any Noteholder Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date shall be distributed to the Servicer (unless such amounts have been netted against deposits to the Collection Account as described in the prospectus under "The Notes--Allocation of Collections; Deposits in Collection Account" or waived by the Servicer);

            (4) fourth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Fund;

            (5) fifth, an amount equal to the Noteholder Defaulted Amount and the Monthly Dilution Amount, if any, for such Payment Date shall be treated as a portion of Noteholder Principal Collections for such day;

            (6) sixth, an amount equal to the aggregate amount of Noteholder Charge-Offs which have not been previously reversed shall be treated as a portion of Noteholder Principal Collections for such day and shall increase the Class A Invested Amount or the Class B Invested Amount as described under "--Noteholder Charge-Offs" (the "Noteholder Charge-Off Reversal Amount");

            (7) seventh, an amount equal to the amount of reductions of the Available Subordinated Amount on account of Noteholder Defaulted Amounts and Monthly Dilution Amounts that have not previously been reinstated shall be treated as a portion of Additional Noteholder Principal Collections for such day and shall increase the Available Subordinated Amount;

            (8) eighth, an amount equal to any outstanding Class A Carry-Over Amount shall be distributed to the Class A Noteholders;

            (9) ninth, an amount equal to any outstanding Class B Carry-Over Amount shall be distributed to the Class B Noteholders;

            (10) tenth, an amount equal to the aggregate outstanding amounts of Noteholder Monthly Servicing Fee which have been previously waived shall be distributed to the Servicer; and

            (11) eleventh, the balance shall be distributed to the Certificateholders.

      If such Noteholder Non-Principal Collections and Investment Proceeds are not sufficient to make the entire distributions required by clauses (1), (2),
(3) and (5) and, in the case of the Class A Stated Maturity Date or the date on
which the Invested Amount of the Series 200     Notes has been reduced to zero
only, clause (8) and, in the case of the Class B Stated Maturity Date or the
date on which the Invested Amount of the Series 200     Notes has been reduced
to zero only, clause (9), the Indenture Trustee shall withdraw funds from the Reserve Fund (in the case of clauses (8) and (9) only to the extent such amounts would otherwise be distributed to the Certificateholders) and apply such funds to complete the distributions pursuant to such clauses; provided, however, that during any Early Amortization Period funds shall not be withdrawn from the Reserve Fund to make distributions required by clause (5) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than
$        .

      If such Noteholder Non-Principal Collections, Investment Proceeds and funds withdrawn from the Reserve Fund are not sufficient to make the entire distributions required by clauses (1), (2), (3) and (5) (such shortfall being the "Deficiency Amount"), the Indenture Trustee shall apply the amount of Additional Noteholder Collections for the related Collection Period on deposit in the Collection Account on such Payment Date, but only up to the Available Subordinated Amount, to make the distributions required by clauses (1), (2),
(3) and (5) above that have not been made (the amount of Additional Noteholder Collections so applied being referred to as the "Required Draw Amount"), and, if such Payment Date is either the date on which the Invested Amount of the
Series 200   Notes has been reduced to zero or the Class A Stated Maturity Date or the Class B Stated Maturity Date, the distributions required by clause (8) on the Class A Notes or clause (9) on the Class B Notes, as applicable, that have not been made. The Available Subordinated Amount will be reduced by the amount of Additional Noteholder Collections so applied. If the amount necessary to complete the distributions referred to in this paragraph exceeds such Additional Noteholder Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Noteholder Defaulted Amount and the Monthly Dilution Amount.

      Reserve Fund. The "Reserve Fund" will be an Eligible Deposit Account established and maintained in the name of the Indenture Trustee for the benefit
of the Series 200   Noteholders. On the Series Issuance Date, $         (   %
of the principal balance of the Series 200   Notes) will be deposited into the
Reserve Fund. The "Reserve Fund Required Amount" for any Payment Date with respect to an Early Amortization Period is an amount equal to the Excess Reserve Fund Required Amount, and for any other Payment Date is an amount equal
to    %, or on and after the            Payment Date,    %, of the outstanding
principal balance of the Series 200   Notes on such Payment Date (after giving
effect to any change therein on such Payment Date) unless an Amortization Period has begun prior to that date. The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or prior to the next Payment Date. On each Determination Date, the Servicer will deposit any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund in the Collection Account and treat such funds as Investment Proceeds and apply such amount as set forth under "--Distributions from the Collection Account; Reserve Fund." After the earlier of the payment in full of the outstanding principal
balance of the Series 200   Notes and the Class B Stated Maturity Date, any
funds remaining on deposit in the Reserve Fund will be paid to the Certificateholders.

      If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "--Non-Principal Collections," the amount in the Reserve Fund is less than the Reserve Fund Required Amount for such Payment Date, the Indenture Trustee shall deposit any remaining Additional Noteholder Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount.

      The "Excess Reserve Fund Required Amount" for any such Payment Date means an amount equal to the greater of

            (a)   % of the initial principal balance of the Series 200   Notes

            and

            (b) the excess of

                   (1) the Available Subordinated Amount on the most recent
             Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date)

            over

                   (2) the excess of (A) the Series Allocation Percentage of
             the Pool Balance on the most recent Reset Date over (B) the Invested Amount on such Payment Date (after giving effect to changes therein on such Payment Date);

provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount.

Available Subordinated Amount

      The "Available Subordinated Amount" means, on the Series Issuance Date, the Required Subordinated Amount and, on any subsequent day of determination, an amount equal to the lesser of (1) the Required Subordinated Amount for that day and (2) the Available Subordinated Amount for the most recent Reset Date, minus (A) the Required Draw Amount with respect to any Payment Date occurring after that Reset Date, plus (B) the amount of Noteholder Non-Principal Collections and Investment Proceeds treated as a portion of Additional Noteholder Principal Collections in respect of Noteholder Defaulted Amounts and Monthly Dilution Amounts that had previously reduced the Available Subordinated Amount since the most recent Reset Date, minus (C) the Incremental Subordinated Amount for the most recent Reset Date, plus (D) the Incremental Subordinated Amount for such date of determination plus (E) the Subordinated Percentage of
the decrease in the Series 200    Excess Funding Amount since the most recent
Reset Date, minus (F) the Subordinated Percentage of the increase in the Series
200    Excess Funding Amount since the most recent Reset Date.

      The Certificateholders may, in their sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount
of such increases does not exceed the lesser of (1) $          or (2)      % of
the Invested Amount. The Certificateholders are not under any obligation to increase the Available Subordinated Amount at any time, except as described herein. If the Available Subordinated Amount were reduced to less than the Required Subordinated Amount, an Early Amortization Event would occur. The Certificateholders could elect to increase the Available Subordinated Amount at the time such Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Early Amortization Event.

Principal Collections

      On each Deposit Date with respect to a Revolving Period, all Series
Allocable Principal Collections allocated to the Series 200    Noteholders
shall be treated as Excess Principal Collections and made available to other series, deposited into the Excess Funding Account or paid to the Certificateholders.

      On each Deposit Date, with respect to the Accumulation Period, the Amortization Period or any Early Amortization Period, all Available Noteholder Principal Collections will be allocated as follows:

            (1) first, to the Principal Funding Account in an amount up to the Class A Controlled Deposit Amount for such Deposit Date; provided, however, in some circumstances amounts in excess of the Class A Controlled Deposit Amount may be deposited into the Principal Funding Account;

            (2) second, to the Principal Funding Account in an amount up to the Class B Controlled Deposit Amount for such Deposit Date; provided, however, in some circumstances amounts in excess of the Class B Controlled Deposit Amount may be deposited into the Principal Funding Account; and

            (3) third, the balance, if any, will be allocated to Excess Principal Collections and made available to other series.

      In the event that the principal balance of the Class B Notes is greater than zero on the Class B Stated Maturity Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "--Distributions from the Collection Account; Reserve Fund--Non-Principal Collections") will be treated as a portion of Available Noteholder Principal Collections for the Payment Date occurring on the Class B Stated Maturity Date.

Excess Principal Collections

      The Servicer will allocate Excess Principal Collections to cover any deposits of principal for the benefit of noteholders of any series entitled thereto which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such series ("Principal Shortfalls"). See "Maturity and Principal Payment Considerations." Excess Principal Collections will not be used to cover reductions in the invested amount of any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls.

Distributions

      Payments to Series 200    Noteholders will be made from the Collection
Account, the Reserve Fund, and the Principal Funding Account.

            (a) The Servicer shall instruct the Indenture Trustee to apply funds on deposit in the Collection Account and the Reserve Fund and shall instruct the Indenture Trustee to distribute on each Payment Date the amounts on deposit in the Collection Account and the Reserve Fund as are
      payable to the Series 200    Noteholders with respect to accrued interest
      to the Series 200    Noteholders; provided, however, that no Class B
      Monthly Interest shall be paid to the Class B Noteholders until all Class A Monthly Interest has been paid the Class A Noteholders and no Class B Carry-Over Amount shall be paid to the Class B Noteholders until all Class A Carry-Over Amounts have been paid to the Class A Noteholders.

            (b) The Servicer shall instruct the Indenture Trustee in writing to apply the funds on deposit in the Principal Funding Account and the Collection Account and shall instruct the Indenture Trustee in writing to make, without duplication, the following distributions at the following times:

                   (1) on the Expected Principal Payment Date, the Principal
             Commencement Date and each Payment Date thereafter, and each Special Payment Date, the amounts on deposit in the Principal Funding Account and the Collection Account as are payable to the Class A Noteholders with respect to principal shall be distributed to the Class A Noteholders up to a maximum amount on any such date equal to the outstanding principal amount of the Class A Notes; and

                   (2) if all of the amounts due and owing to the Class A
             Noteholders pursuant to clause (1) above have been paid in full, on the Expected Principal Payment Date, the Principal Commencement Date and each Payment Date thereafter, and each Special Payment Date, the amounts on deposit in the Principal Funding Account and the Collection Account as are payable to the Class B Noteholders with respect to principal shall be distributed to the Class B Noteholders up to a maximum amount on any such date equal to the outstanding principal amount of the Class B Notes.

            (c) On each Payment Date on which there is an unpaid Class A Carry-Over Amount, the Servicer shall instruct the Indenture Trustee in writing to distribute to the Class A Noteholders such Class A Carry-Over Amount to the extent funds are available therefor after making all required distributions and deposits with respect to the Series 200 Notes as provided above under "--Distributions from the Collection Account; Reserve Fund--Non-Principal Collections."

            (d) On each Payment Date on which there is an unpaid Class B Carry-Over Amount, the Servicer shall instruct the Indenture Trustee in writing to distribute to the Class B Noteholders such Class B Carry-Over Amount to the extent funds are available therefor after making all required distributions and deposits with respect to the Series 200 Notes as provided above under "--Distributions from the Collection Account; Reserve Fund--Non-Principal Collections."

            (e) If on the Class A Stated Maturity Date or the date on which the Invested Amount of the Series 200 Notes has been reduced to zero, there is any Class A Carry-Over Amount or on the Class B Stated Maturity Date or the date on which the Invested Amount of the Series 200 Notes has been reduced to zero, there is any Class B Carry-Over Amount (in each case after giving effect to any distributions on such date pursuant to
      (a) through (d) above), the Indenture Trustee shall distribute to the Class A Noteholders or the Class B Noteholders, as applicable, (1) certain amounts on deposit in the Reserve Fund (to the extent such amounts would otherwise be distributed to the Certificateholders) and (2) Additional Noteholder Collections on deposit in the Collection Account (to the extent such amounts would otherwise be distributed to the Certificateholders) which are available to satisfy such Class A Carry-Over Amount or Class B Carry-Over Amount on the Class A Stated Maturity Date or the Class B Stated Maturity Date, as applicable, as described above under "--Distributions from the Collection Account; Reserve Fund--Non-Principal Collections."

      All distributions shall be made to the Series 200 Noteholders of record at the close of business on the day immediately preceding the related Payment Date (each such day a "Record Date"), except that the final distribution with respect to any Series 200 Note will be made only upon surrender of such Series 200 Note.

Noteholder Charge-Offs

      If the Available Subordinated Amount is reduced to zero and on any Payment Date the Deficiency Amount is greater than zero, the Invested Amount of the Series 200 Notes will be reduced by the Deficiency Amount, but not by more than the sum of the Noteholder Defaulted Amount and the Monthly Dilution Amount for such Payment Date (a "Noteholder Charge-Off"). Any such reduction shall be applied first to reduce the Class B Invested Amount (a "Class B Noteholder Charge-Off") but not below zero, and then to reduce the Class A Invested Amount (a "Class A Noteholder Charge-Off") but not below zero. Any reduction in the Invested Amount of the Series 200 Notes of either class will have the effect of slowing or reducing the return of principal to the Series 200 Noteholders of that class. If the Invested Amount of either class of the Series 200 Notes has been reduced by any Noteholder Charge-Offs, it will thereafter be increased on any Payment Date (but not by an amount in excess of the aggregate unreversed Noteholder Charge-Offs for that class) by the Noteholder Charge-Off Reversal Amount as described above under "--Distributions from the Collection Account; Reserve Fund--Non-Principal Collections." Any such increase shall be applied first to the Class A Invested Amount until all previously unreversed Class A Noteholder Charge-Offs have been reversed and then to the Class B Invested Amount until all previously unreversed Class B Noteholder Charge-Offs have been reversed.

Early Amortization Events

      The Early Amortization Events with respect to the Series 200    Notes
will include each of the events so defined in the prospectus, plus the following:

            (1) failure on the part of the Transferor, the Servicer or World Omni, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring ten business days after the date such payment or deposit is required to be made therein; or (b) to deliver a Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

            (2) any representation or warranty made by World Omni in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Trust Sale and Servicing Agreement;

            (3) on any Determination Date, the Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Payment Date;

            (4) any Servicing Default with respect to the Series 200    Notes
      occurs;

            (5) on any Determination Date, the average of the Monthly Payment
      Rates for the three preceding Collection Periods, is less than   %;

            (6) the occurrence of an Event of Default with respect to the
      Series 200    Notes and the declaration that the Series 200    Notes are
      due and payable;

            (7) on the first day of the Accumulation Period, the amount on deposit in the Reserve Fund does not equal or exceed the Reserve Fund Required Amount;

            (8) on the Expected Principal Payment Date, the Series 200    Notes
      are not paid in full; and

            (9) any Carry-Over Amount is outstanding on [six] consecutive Payment Dates.

      In the case of any event described in clauses (1), (2) or (4) above, an
Early Amortization Event with respect to Series 200    will be deemed to have
occurred only if, after the applicable grace period described in such clauses,
if any, either the Indenture Trustee or Series 200    Noteholders holding
Series 200    Notes evidencing more than 50% of the aggregate unpaid principal
amount of the Controlling Class of Series 200    Notes by written notice to the
Trust, the Transferor and the Servicer (and the Indenture Trustee, if given by Noteholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any Early Amortization Event described in the prospectus or any event described in clauses (3), (5), (6), (7), (8)
and (9) above, an Early Amortization Event with respect to Series 200    will
be deemed to have occurred without any notice or other action on the part of
the Indenture Trustee or the Series 200    Noteholders immediately upon the
occurrence of such event.

      Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Amortization Event (other than an Early Amortization Event described in the prospectus) occurs, the Revolving Period will recommence following (1) satisfaction of the Rating Agency
Condition and (2) receipt of the consent of Series 200    Noteholders
evidencing more than 50% of the aggregate unpaid principal amount of the
Controlling Class of the Series 200    Notes to such recommencement; provided
that no other Early Amortization Event that has not been cured or waived as described herein has occurred and the scheduled termination of the Revolving Period has not occurred.

Stated Maturity Date

      The last payment of principal and interest on the Class A Notes will be
due and payable no later than              (the "Class A Stated Maturity
Date"). In the event that the aggregate outstanding principal amount of the Class A Notes is greater than zero on the Class A Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Class A Stated Maturity Date), upon receipt of an opinion of counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables, as specified in the Indenture, in an amount such that the proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Class A Notes on such Class A Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount of Receivables to be sold exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date) and (b) the Series Allocation Percentage of Receivables on such Class A Stated Maturity Date. The amount of Receivables sold shall first reduce the Class A Invested Amount, but not to below zero, then any remaining amounts shall reduce the Available Subordinated Amount, but not to below zero, and then any amounts still remaining shall reduce the Class B Invested Amount. The net proceeds of such sale and any collections on the Receivables will be paid pro rata to the Class A Noteholders on the Class A Stated Maturity Date as the final payment of the Class A Notes, and the Class A Noteholders shall not receive any additional payments with respect to the Class A Notes.

      The last payment of principal and interest on the Class B Notes will be
due and payable no later than              (the "Class B Stated Maturity
Date"). In the event that the aggregate outstanding principal balance of the Class B Notes is greater than zero on the Class B Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Class B Stated Maturity Date), upon receipt of an opinion of counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Class B Notes on such Class B Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount of Receivables to be sold (including those sold pursuant to the preceding paragraph) exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date) and (b) the Series Allocation Percentage of Receivables on such Class B Stated Maturity Date. The amount of Receivables sold shall first reduce the Class B Invested Amount, but not to below zero, then any remaining amounts shall reduce the Available Subordinated Amount. The net proceeds of such sale and any collections on the Receivables will be paid pro rata to the Class B

Noteholders on the Class B Stated Maturity Date as the final payment of the Class B Notes, and the Class B Noteholders shall not receive any additional payments with respect to the Class B Notes.

Payment Event of Default

      In the event that an Event of Default relating to the failure to make any
required payment of interest or principal on the Series 200    Notes has
occurred and the Series 200    Notes have been declared due and payable, on the
direction of the holders of a majority of the aggregate outstanding principal
amount of the Controlling Class of the Series 200    Notes, upon receipt of an
opinion of counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance
of, and accrued and unpaid interest on, the Series 200    Notes then
outstanding on such date; provided, however, in no event shall such amount exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date); and (b) the Series Allocation Percentage of Receivables on such date. The net proceeds of such sale will be paid pro rata to the Class A Noteholders in an amount up to the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Class A Notes, and then, to the extent of funds remaining, to the Class B Noteholders, and the Series 200
Noteholders shall not receive any additional payments with respect to the
Series 200    Notes.

Optional Repurchase

      The Series 200    Notes will be subject to optional repurchase by World
Omni on any Payment Date after the aggregate outstanding principal balance of
the Series 200    Notes is reduced to an amount less than or equal to
$           (  % of the initial outstanding principal amount of the Series
200    Notes). The purchase price will equal the sum of (1) the aggregate
outstanding principal balance of the Series 200    Notes to be repurchased on
the Determination Date preceding the Payment Date on which the purchase is scheduled to be made, (2) accrued and unpaid interest on the Series 200
Notes to be repurchased at the applicable Note Rate (together with interest on overdue interest) and (3) any outstanding Carry-Over Amount with respect to the
Series 200    Notes to be repurchased.

Principal Funding Account

      The Servicer will establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of
the Series 200    Noteholders (the "Principal Funding Account"). On each
Deposit Date with respect to the Accumulation Period, the Amortization Period or an Early Amortization Period, the Class A Controlled Deposit Amount and the Class B Controlled Deposit Amount will be deposited in the Principal Funding Account, in each case as provided above under "--Principal Collections"; provided, that, if an Early Amortization Period that is not terminated as described herein commences during the Accumulation Period, the Principal
Funding Account Balance shall be paid to the Series 200    Noteholders on the
first Special Payment Date and on each subsequent Special Payment Date.

      All amounts on deposit in the Principal Funding Account on any Payment Date prior to the Expected Principal Payment Date (after giving effect to distributions to be made on such Payment Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit by the Indenture Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the next Payment Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Payment Date, the interest and other investment income on the Principal Funding Account Balance will be deposited in the Collection Account, treated as Investment Proceeds and applied as provided above under "--Distributions from the Collection Account; Reserve Fund."

Excess Funding Account

      On the business day immediately following the last day of the Revolving
Period, an amount equal to the Series 200    Excess Funding Amount as of the
last day of the Revolving Period will be withdrawn from the Excess Funding Account and deposited in the Principal Funding Account. The amount of that deposit shall be deemed to have been first for the benefit of the Class A Noteholders up to the Class A Invested Amount and then for the benefit of the
Class B Noteholders. The Series 200    Noteholders will not be entitled to any
funds in the Excess Funding Account after such deposit has been made.

      "Series 200    Excess Funding Amount" means, for any day, the product of
(a) the amount on deposit in the Excess Funding Account on such day, and (b) a fraction, the numerator of which is the sum of the Invested Amount (calculated without giving effect to amounts in the Excess Funding Account) and the Available Subordinated Amount (calculated without giving effect to the Incremental Subordinated Amount or to amounts in the Excess Funding Account) and the denominator of which is the sum of the numerators for each series of Notes then being allocated a portion of the funds on deposit in the Excess
Funding Account; provided, however, that the Series 200    Excess Funding
Amount shall be zero, and the Series 200    Notes shall not be allocated a
portion of the funds on deposit in the Excess Funding Account, on any date after funds have been withdrawn from the Excess Funding Account and deposited into the Principal Funding Account.

Reports

      On each Payment Date (including each Payment Date that corresponds to the Expected Principal Payment Date, any Special Payment Date or the Principal Commencement Date and each Payment Date thereafter), commencing with the initial Payment Date, the Indenture Trustee will forward to each Series 200 Noteholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the following information (which, in the case of (c),
(d) and (e) below, will be stated on the basis of an original principal amount
of $1,000 per Series 200    Note if the Accumulation Period or an Early
Amortization Period has commenced):

            (a) the aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the Pool Balance, the Required Pool Balance and the Excess Funding Account Balance as of the close of business on the last day of the preceding Collection Period;

            (b) the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for the preceding Collection Period;

            (c) the total amount, if any, distributed on the Class A Notes and the Class B Notes;

            (d) the amount of such distribution allocable to principal on each
      class of Series 200    Notes;

            (e) the amount of such distribution allocable to interest on each
      class of Series 200    Notes;

            (f) the Noteholder Defaulted Amount for such Payment Date;

            (g) the Required Draw Amount, if any, for such Collection Period;

            (h) the amount of the Class A Noteholder Charge-Offs and the Class B Noteholder Charge-Offs and the amounts of the reversals thereof for such Collection Period;

            (i) the amount of the Monthly Servicing Fee and the Noteholder Monthly Servicing Fee for such Collection Period;

            (j) the Class A Controlled Deposit Amount and Class B Controlled Deposit Amount, if any, as of the first day of the Collection Period related to such Payment Date;

            (k) the Invested Amount as of the last day of such Collection
      Period;

            (l) the outstanding principal balance of each class of Series
      200    Notes for such Payment Date (after giving effect to all
      distributions which will occur on such Payment Date);

            (m) the Available Subordinated Amount as of the last day of the preceding Collection Period;

            (n) the Reserve Fund balance for such date; and

            (o) the Principal Funding Account Balance with respect to such date.

Definitions

      "Additional Noteholder Collections" for any date means the sum of (a) the Additional Noteholder Non-Principal Collections for such date and (b) the Additional Noteholder Principal Collections for such date.

      "Additional Noteholder Non-Principal Collections" for any Deposit Date means an amount equal to the product of (a) the excess of (1) the Certificateholder Percentage for such date over (2) the Excess
Certificateholder Percentage for such date and (b) Series Allocable Non-Principal Collections for such date; provided, however, that the Additional Noteholder Non-Principal Collections will be zero for any date on which the Available Subordinated Amount is zero.

      "Additional Noteholder Principal Collections" for any Deposit Date means an amount equal to the product of (a) the excess of (1) the Certificateholder Percentage for such date over (2) the Excess Certificateholder Percentage for such date and (b) Series Allocable Principal Collections for such date; provided, however, that the Additional Noteholder Principal Collections will be zero for any date on which the Available Subordinated Amount is zero.

      "Assets Receivables Rate" means, for any Interest Period, an amount equal to the product of:

            (a) the quotient obtained by dividing (1) 360 by (2) the actual number of days elapsed in such period

      and

            (b) a fraction,

                   (1) the numerator of which is the sum of (A) Noteholder
             Non-Principal Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less the Noteholder Monthly Servicing Fee with respect to such immediately preceding Collection Period, to the extent not waived by the Servicer and
             (B) the Investment Proceeds to be applied on the Payment Date related to such period
            and

                   (2) the denominator of which is the sum of (A) the product of the Floating Allocation Percentage, the Series Allocation Percentage and the weighted average Pool Balance (after giving effect to any charge-offs) for such immediately preceding Collection Period, (B) the weighted average of the Series 200 Excess Funding Amount for such immediately preceding Collection Period, and (C) the weighted average of the principal balance on deposit in the Principal Funding Account for such Collection Period.

      "Available Noteholder Principal Collections" for any Deposit Date falling in the Accumulation Period, the Amortization Period or an Early Amortization Period means the sum of (a) Noteholder Principal Collections for such Deposit
Date and (b) Excess Principal Collections allocated to the Series 200    Notes
to cover any Principal Shortfall for such Deposit Date.

      "Calculation Agent" means the Indenture Trustee.

      "Certificateholder Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during any Revolving Period, and (b) the Principal Allocation Percentage, when used with respect to Principal Collections during the Accumulation Period, the Amortization Period and any Early Amortization Period.

      "Class A Controlled Accumulation Amount" means an amount equal to (1) the aggregate outstanding principal balance of the Class A Notes as of the Payment Date immediately preceding the first day of the Accumulation Period (after giving effect to any changes therein on such date) less the portion of the
Series 200    Excess Funding Amount deposited into the Principal Funding
Account in respect of the Class A Notes divided by (2) the Accumulation Period Length.

      "Class A Controlled Deposit Amount" for a Deposit Date means (1) during the Accumulation Period, the excess, if any, of (a) the product of the Class A Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Accumulation Period through and including the Payment Date related to the Collection Period during which the Deposit Date occurs (but not in excess of the Accumulation Period Length, expressed in number of months) over (b) the amount on deposit in the Principal Funding Account to make payments of principal on the Class A Notes
less the portion of the Series 200    Excess Funding Amount deposited into the
Principal Funding Account in respect of the Class A Notes before giving effect to any withdrawals from or deposits to such account on such Deposit Date, but not more than the Class A Invested Amount; provided, however, if Available Noteholder Principal Collections for that Deposit Date would otherwise be deposited into the Excess Funding Account so that the Pool Balance would not be less than the Required Pool Balance, the Class A Controlled Deposit Amount for that Deposit Date shall be increased by an amount equal to the product of (A) the Available Noteholder Principal Collections that would have been so deposited into the Excess Funding Account and (B) a fraction, the numerator of which is the Class A Invested Amount for such Deposit Date and the denominator of which is the Invested Amount for such Deposit Date, but not by more than the Class A Invested Amount, and (2) during the Amortization Period or an Early Amortization Period, the Class A Invested Amount.

      "Class A Initial Invested Amount" means $           .

      "Class A Invested Amount" means, for any date, an amount equal to the Class A Initial Invested Amount minus the amount, without duplication, of principal payments made to Class A Noteholders or deposited to the Principal Funding Account in respect of the Class A Notes prior to such date since the Series Issuance Date, minus the excess, if any, of the aggregate amount of Class A Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reversals of Class A Noteholder Charge-Offs for
all Payment Dates preceding such date, minus the Series 200   Excess Funding
Amount for such day but limited to an amount that would reduce the Class A Invested Amount to zero.

      "Class A Monthly Interest" for any Payment Date means the amount of interest accrued on the outstanding principal balance of the Class A Notes as described above for such Payment Date.

      "Class B Controlled Accumulation Amount" means an amount equal to (1) the aggregate outstanding principal balance of the Class B Notes as of the Payment Date immediately preceding the first day of the Accumulation Period (after giving effect to any changes therein on such date) less the portion of the
Series 200   Excess Funding Amount deposited into the Principal Funding Account in respect of the Class B Notes divided by (2) the Accumulation Period Length.

      "Class B Controlled Deposit Amount" for a Deposit Date means (1) during the Accumulation Period, the excess, if any, of (a) the product of the Class B Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Accumulation Period through and including the Payment Date related to the Collection Period during which the Deposit Date occurs (but not in excess of the Accumulation Period Length, expressed in number of months) over (b) the amount on deposit in the Principal Funding Account to make principal payments on the Class B Notes less
the portion of the Series 200   Excess Funding Amount deposited into the
Principal Funding Account in respect of the Class B Notes before giving effect to any withdrawals from or deposits to such account on such Deposit Date, but not more than the Class B Invested Amount; provided, however, if Available Noteholder Principal Collections for that Deposit Date would otherwise be deposited into the Excess Funding Account so that the Pool Balance would not be less than the Required Pool Balance, the Class B Controlled Deposit Amount for that Deposit Date shall be increased by an amount equal to the product of (A) the Available Noteholder Principal Collections that would have been so deposited into the Excess Funding Account and (B) a fraction, the numerator of which is the Class B Invested Amount for such Deposit Date and the denominator of which is the Invested Amount for such Deposit Date but not by more than the Class B Invested Amount, and (2) during the Amortization Period or an Early Amortization Period, the Class B Invested Amount.

      "Class B Initial Invested Amount" means $        .

      "Class B Invested Amount" means, for any date, an amount equal to the Class B Initial Invested Amount, minus the amount, without duplication, of principal payments made to Class B Noteholders or deposited to the Principal Funding Account in respect of the Class B Notes prior to such date since the Series Issuance Date minus the excess, if any, of aggregate amount of Class B Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reversals of Class B Noteholder Charge-Offs for all Payment Dates preceding such date minus the amount, if any, of the Series 200 Excess Funding Amount remaining after allocation to the Class A Invested Amount but limited to an amount that would reduce the Class B Invested Amount to zero.

      "Class B Monthly Interest" for any Payment Date means the amount of interest accrued on the outstanding principal balance of the Class B Notes as described above for such Payment Date.

      "Excess Certificateholder Percentage" for any day means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during any Revolving Period, the sum of (1) the Floating Allocation Percentage with respect to such day and (2) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series Allocation Percentage for such day in respect of which the Excess Certificateholder Percentage is being calculated or
(b) 100% minus, when used with respect to Principal Collections during the Accumulation Period, the Amortization Period and any Early Amortization Period, the sum of (1) the Principal Allocation Percentage with respect to such day and (2) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series Allocation Percentage for the day in respect of which the Excess Certificateholder Percentage is being calculated.

      "Floating Allocation Percentage" means, with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance as of such Reset Date and (y) the Series Allocation Percentage for the day in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, prior to the first Reset Date, the Floating Allocation Percentage means the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the product of the Pool Balance on the Series Cut-Off Date and the Series Allocation Percentage with respect to the Series Cut-Off Date.

      "Incremental Subordinated Amount" means, for any day, the product of (a) a fraction, the numerator of which is the sum of the Invested Amount (calculated without giving effect to amounts in the Excess Funding Account) and the Available Subordinated Amount (calculated without giving effect to the Incremental Subordinated Amount or to amounts in the Excess Funding Account) and the denominator of which is the greater of (1) the Pool Balance and (2) the sum of the amounts calculated as the numerator above for all series and (b) the Trust Incremental Subordinated Amount, in each case, on the most recent Reset Date.

      "Initial Invested Amount" means the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

      "Invested Amount" means, for any date, an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount.

      "Investment Proceeds" for any Payment Date means an amount equal to the sum of investment earnings deposited into the Collection Account on the related Determination Date with respect to:

            (a) funds held in the Reserve Fund;

            (b) the Series Allocation Percentage of funds held in the Collection Account;

            (c) funds held in the Principal Funding Account; and

            (d) funds held in the Excess Funding Account with respect to the
      Series 200   Excess Funding Amount, if any.

      ["LIBOR" with respect to any Interest Period will be established by the Calculation Agent and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such Interest Period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate.]

      ["LIBOR Business Day" means a day on which banking institutions in New York, New York and London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Period immediately preceding such Interest Period.]

      "Monthly Dilution Amount" means an amount equal to the weighted average Series Allocation Percentage for the related Collection Period of any Adjustment Payment required to be deposited into the Collection Account pursuant to the Trust Sale and Servicing Agreement with respect to the related Collection Period that has not been so deposited as of the related Determination Date.

      "Monthly Interest" means Class A Monthly Interest plus Class B Monthly Interest.

      "Noteholder Defaulted Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the product of the Series Allocable Defaulted Amount for the related Collection Period and the Weighted Average Floating Allocation Percentage for the related Collection Period over (b) the Incremental Subordinated Amount for that Payment Date.

      "Noteholder Monthly Servicing Fee" means an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Payment Date.

      "Noteholder Non-Principal Collections" for any Deposit Date means the portion of Series Allocable Non-Principal Collections for such Deposit Date
allocated to the Series 200   Noteholders as described under "--Allocation
Percentages" plus any Series Allocable Miscellaneous Payments that are treated as Noteholder Non-Principal Collections.

      "Noteholder Principal Collections" means, with respect to any Deposit Date falling in the Accumulation Period, the Amortization Period or an Early Amortization Period, the sum of (a) the Principal Allocation Percentage then in effect of Series Allocable Principal Collections plus any Series Allocable Miscellaneous Payments that are treated as Noteholder Principal Collections and
(b) for any Deposit Date that is also a Payment Date, the amounts, if any, of Noteholder Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Additional Noteholder Collections allocated to cover the Noteholder Defaulted Amount or Monthly Dilution Amount or to reverse Noteholder Charge-Offs.

      "Principal Allocation Percentage" means, with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance as of such last day and (y) the Series Allocation Percentage for the day in respect of which the Principal Allocation Percentage is being calculated.

      "Required Participation Percentage" shall mean, with respect to Series
200   Notes,   %.

      "Required Subordinated Amount" means, as of any date of determination, the sum of (a) the product of the Subordinated Percentage and the Invested Amount as of the opening of business on such date and (b) the

Incremental Subordinated Amount. On the Series Issuance Date, assuming that there are no amounts in the Excess Funding Account, the Invested Amount would
be $     million and the Required Subordinated Amount would be $         plus
the Incremental Subordinated Amount as of the Series Issuance Date.

      "Subordination Factor" shall mean   %.

      "Subordinated Percentage" means the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor.

      "Weighted Average Floating Allocation Percentage" means, for any Collection Period, a percentage equal to the result of (a) the sum of the Floating Allocation Percentages for each day during that Collection Period, divided by (b) the number of days in that Collection Period.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Kirkland & Ellis, special tax counsel to the
Transferor, for U.S. federal income tax purposes, the Series 200   Notes will
constitute indebtedness. Each Noteholder, by the acceptance of a Series 200
Note, will agree to treat the Series 200   Notes as indebtedness for federal,
state and local income and franchise tax purposes.

      All the certificates issued as of the Series Issuance Date have been issued to the Transferor. Accordingly, the Trust will be characterized as a division of the Transferor for U.S. federal income tax purposes. See "Certain Federal Income Tax Consequences--Tax Characterization of the Trust" in the prospectus. If the Transferor sells any of the certificates or if the Trust issues additional certificates to any person other than the Transferor, this characterization may change. See "Certain Federal Income Tax Consequences--Tax Characterization of the Trust" in the prospectus.

      As discussed in the Prospectus, a series of Notes will be treated as having been issued with original issue discount ("OID") if the interest payable with respect to such series of Notes is not treated as qualified stated interest ("QSI"). If a series of Notes does not pay QSI, all of the taxable income thereon would be includible in income as OID, as described in the prospectus.

      The Transferor believes that all of the interest with respect to each series of Notes will be treated as QSI. However, there is a minimal risk that the interest would not be treated as QSI because the interest rate on a series of Notes is capped at the Asset Receivables Rate, and thus, to the extent that the interest rate on a series of Notes rose to or above the Asset Receivables Rate, some of the interest with respect to such series of Notes would effectively be deferred. The Transferor believes that the likelihood that this could occur is extremely remote, and thus it does not believe that any of the interest with respect to a series of Notes would be treated as not being QSI.

      For a discussion of the consequences to a Noteholder if interest on a series of Notes was not QSI, please see the prospectus.

      See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" in the prospectus.

                            FLORIDA INCOME TAXATION

      A rule under the Florida Income Tax Code (the "Loan Rule") provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the
Series 200   Notes, then a financial organization investing in the Series
200     Notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Dunn Baena Price & Axelrod LLP, special Florida counsel to World Omni, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the
Loan Rule would not apply to an investment in the Series 200   Notes or the
receipt of interest on the Series 200   Notes by a financial organization with
no other Florida contacts. We urge you to consult your own tax advisor as to
the applicability of the Loan Rule to an investment in the Series 200   Notes
and your ability to offset any such Florida tax against any other state tax liabilities.

                             ERISA CONSIDERATIONS

      Although there is little guidance on the subject, the Transferor believes
that, at the time of their issuance, the Series 200   Notes would be treated a
indebtedness without substantial equity features for purposes of the Plan Asset
Regulation. The debt treatment of the Series 200   Notes could change,
subsequent to their issuance, if the Trust incurred losses. However, without
regard to whether Series 200   Notes are treated as an equity interest for such
purposes, the acquisition or holding of Series 200   Notes by or on behalf of a
Benefit Plan or a fund containing assets of a Benefit Plan could be considered to give rise to a prohibited transaction if the Transferor, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of
Series 200   Notes by a Benefit Plan depending on the type and circumstances of
the plan fiduciary making the decision of acquire such Series 200   Notes.
Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers. For additional information
regarding treatment of the Series 200   Notes under ERISA, See "ERISA
Considerations" in the prospectus.

                                 UNDERWRITING

      Under the Underwriting Agreement dated            with respect to the
Series 200  Notes (the "Underwriting Agreement"), the Underwriters named below
(the "Underwriters") for whom                    is acting as representative
(the "Representative"), have severally (but not jointly) agreed to purchase Series 200 Notes from the Transferor as follows:

                                     Principal     Principal
                                     Amount of     Amount of
                 Underwriter       Class A Notes Class B Notes
                 -----------       ------------- -------------
                                         $             $

                                         -             -
                        Total.....       $             $

                                         =             =

      The Underwriting Agreement provides that, subject to certain conditions precedent, the Underwriters will be obligated to purchase all the Series 200 Notes if any are purchased. The Underwriting Agreement provides that if an Underwriter defaults, in certain circumstances the non-defaulting Underwriter's commitment may be increased or the Underwriting Agreement may be terminated.

      The Representative has advised the Transferor that:

            (1) The Underwriters propose to offer the underwritten Series 200 Notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement;

            (2) The Underwriters propose to offer the underwritten Series 200 Notes to certain dealers at the public offering prices set forth on the
      cover page of this prospectus supplement, less a concession of   % and
        % of the initial principal amount of each Class A Note and Class B Note, respectively; and

            (3) The Underwriters and the dealers described in clause (2) may
      allow a discount of     % of the initial principal amount of each Class A
      Note and Class B Note on sales to certain other dealers.

      After the initial public offering, the Underwriters may change the public offering price and concessions and discounts to dealers.

      The Transferor and World Omni have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to any payments the Underwriters are required to make in respect of those liabilities. In addition, the Transferor and World Omni have agreed to reimburse the Underwriters for certain expenses incurred in the offering of the Series 200 Notes.

      [We expect that we will deliver the Series 200 Notes in return for payment on or about the date specified in the last paragraph of the cover page
of this prospectus supplement, which is the      business day after the date of
this prospectus supplement. Applicable regulations under the Exchange Act generally require that secondary market transactions settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly,
because the Series 200  Notes initially will settle      business days after
the date of this prospectus supplement, purchasers who wish to trade them prior to the Initial Issuance Date must specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. If you wish to trade Series 200 Notes prior to the Initial Issuance Date, please consult your own advisor.]

      The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 200 Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series 200 Notes originally sold by such syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the Series 200 Notes to be higher than they would otherwise be in the absence of such transactions. If the Underwriters begin these transactions, they may discontinue them at any time.

      Neither we nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the prices of the Series 200 Notes. In addition, neither we nor any Underwriter makes any representation that the Underwriters will engage in these transactions or that if they begin these transactions, they will not discontinue them without notice.

                                 LEGAL MATTERS

      In addition to the legal opinions described in the prospectus, certain legal matters relating to the Series 200 Notes will be passed upon for the
Underwriters by              .

                                INDEX OF TERMS

      The following is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found in this prospectus supplement.

               Accumulation Period........................ S-18
               Accumulation Period Commencement Date...... S-18
               Accumulation Period Length................. S-18
               Additional Noteholder Collections.......... S-31
               Additional Noteholder Non-Principal
                 Collections.............................. S-31
               Additional Noteholder Principal Collections S-31
               Amortization Period Commencement Date...... S-19
               Assets Receivables Rate.................... S-31
               Available Noteholder Principal Collections. S-32
               Available Subordinated Amount.............. S-24
               Calculation Agent.......................... S-32
               Carry-Over Amount.......................... S-17
               Certificateholder Percentage............... S-32
               Class A Carry-Over Amount.................. S-17
               Class A Controlled Accumulation Amount..... S-32
               Class A Controlled Deposit Amount.......... S-32
               Class A Initial Invested Amount............ S-32
               Class A Invested Amount.................... S-32
               Class A Monthly Interest................... S-33
               Class A Note Rate.......................... S-17
               Class A Noteholder Charge-Off.............. S-26
               Class A Noteholders........................ S-16
               Class A Stated Maturity Date............... S-28
               Class B Carry-Over Amount.................. S-17
               Class B Controlled Accumulation Amount..... S-33
               Class B Controlled Deposit Amount.......... S-33
               Class B Initial Invested Amount............ S-33
               Class B Invested Amount.................... S-33
               Class B Monthly Interest................... S-33
               Class B Note Rate.......................... S-17
               Class B Noteholder Charge-Off.............. S-26
               Class B Noteholders........................ S-16
               Class B Stated Maturity Date............... S-28
               Deficiency Amount.......................... S-23
               Excess Certificateholder Percentage........ S-33
               Excess Reserve Fund Required Amount........ S-23
               Expected Principal Payment Date............ S-15
               Floating Allocation Percentage............. S-34
               Incremental Subordinated Amount............ S-34
               Initial Invested Amount.................... S-34
               Interest Period............................ S-17
               Invested Amount............................ S-34
               Investment Proceeds........................ S-34
               [LIBOR..................................... S-34]
               [LIBOR Business Day........................ S-34]
               [LIBOR Determination Date.................. S-34]
               Loan Rule.................................. S-37

                  Merrill Lynch........................ S-38
                  Monthly Dilution Amount.............. S-35
                  Monthly Interest..................... S-35
                  Monthly Payment Rate................. S-18
                  Note Rate............................ S-17
                  Noteholder Charge-Off................ S-26
                  Noteholder Charge-Off Reversal Amount S-22
                  Noteholder Defaulted Amount.......... S-35
                  Noteholder Monthly Servicing Fee..... S-35
                  Noteholder Non-Principal Collections. S-35
                  Noteholder Principal Collections..... S-35
                  OID.................................. S-36
                  Payment Date Statement............... S-30
                  Pool of Accounts..................... S-12
                  Principal Allocation Percentage...... S-35
                  Principal Commencement Date.......... S-19
                  Principal Funding Account............ S-29
                  Principal Funding Account Balance.... S-29
                  Principal Shortfalls................. S-25
                  QSI.................................. S-36
                  Record Date.......................... S-26
                  Representative....................... S-38
                  Required Draw Amount................. S-23
                  Required Participation Percentage.... S-35
                  Required Subordinated Amount......... S-35
                  Reserve Fund......................... S-23
                  Reserve Fund Deposit Amount.......... S-23
                  Reserve Fund Required Amount......... S-23
                  Revolving Period..................... S-18
                  Series 2000-1 Class A Notes..........  A-1
                  Series 2000-1 Class B Notes..........  A-1
                  Series 2000-1 Notes..................  A-1
                  Series 2000-VFN Notes................  A-1
                  Series 2001-1 Class A Notes..........  A-1
                  Series 2001-1 Class B Notes..........  A-1
                  Series 2001-1 Notes..................  A-1
                  Series 200  Excess Funding Amount.... S-30
                  Series 200  Noteholders.............. S-16
                  Series Adjusted Invested Amount...... S-21
                  Series Supplement.................... S-16
                  Special Payment Date................. S-20
                  Subordinated Percentage.............. S-36
                  Subordination Factor................. S-36
                  [Telerate Page 3750.................. S-34]
                  Underwriters......................... S-38
                  Underwriting Agreement............... S-38
                  Weighted Average Floating Allocation
                    Percentage......................... S-36

                                                                        ANNEX I

                             OTHER SERIES OF NOTES

      This Annex I sets forth the principal characteristics of each series of Notes outstanding as of the date of this prospectus supplement. As of that date, the following series of Notes were outstanding: (1) the Series 1999-VFN Asset Backed Notes (the "Series 1999-VFN Notes"), (2) the Series 2000-1 Floating Rate Automobile Dealer Floorplan Asset Backed Notes, Class A (the "Series 2000-1 Class A Notes") and the Series 2000-1 Floating Rate Automobile Dealer Floorplan Asset Backed Notes, Class B (the "Series 2000-1 Class B Notes" and, together with the Series 2000-1 Class A Notes, the "Series 2000-1 Notes") and (3) the Series 2001-1 Floating Rate Automobile Dealer Floorplan Asset Backed Notes, Class A (the "Series 2001-1 Class A Notes") and the Series 2001-1 Floating Rate Automobile Dealer Floorplan Asset Backed Notes, Class B ( "Series 2001-1 Class B Notes" and, together with the Series 2001-1 Class A Notes, the "Series 2001-1 Notes").

Series 1999-VFN Notes
Maximum Principal Amount...................... $150,000,000
Scheduled Interest Payment Date............... Monthly on the 15th day of each month or, if that day is not a business day, the next business day
Current Principal Amount...................... $0
Required Subordinated Amount.................. Approximately 8.1% of its Invested Amount plus any
                                               Incremental Subordinated Amount
Required Participation Percentage............. 100%
Revolving Period.............................. November 22, 1999 to the earlier of November 18, 2002
                                               (which may be extended) and the occurrence of an Early
                                               Amortization Event
Expected Final Payment Date................... 4th Payment Date after the end of its Revolving Period
Stated Final Maturity Date.................... 28th Payment Date after the end of its Revolving Period

Series 2000-1 Notes
Class A Initial Invested Amount............... $646,000,000
Class B Initial Invested Amount............... $54,000,000
Scheduled Interest Payment Date............... Monthly, on the 15th day of each month or, if that day is not a business day, the next business day
Current Class A Invested Amount............... $646,000,000
Current Class B Invested Amount............... $54,000,000
Required Subordinated Amount.................. 8.7% of its Invested Amount plus any Incremental
                                               Subordinated Amount
Required Participation Percentage............. 100%
Revolving Period.............................. April 6, 2000 to the earlier of the Accumulation Period
                                               Commencement Date and the occurrence of an Early
                                               Amortization Event
Expected Final Payment Date................... March 17, 2003
Stated Final Maturity Date.................... March 15, 2005

Series 2001-1 Notes
Class A Initial Invested Amount............... $277,000,000
Class B Initial Invested Amount............... $23,000,000
Scheduled Interest Payment Date............... Monthly, on the 15th day of each month or, if that day is not a business day, the next business day
Current Class A Initial Invested Amount....... $277,000,000
Current Class B Initial Invested Amount....... $23,000,000
Required Subordination Amount................. 8.7% of its Invested Amount plus any Incremental
                                               Subordinated Amount
Required Participation Percentage............. 100%
Revolving Period.............................. February 21, 2002 to the earlier of the Accumulation
                                               Period Commencement Date and the occurrence of an
                                               Early Amortization Event
Expected Final Payment Date................... February 17, 2004
Stated Final Maturity Date.................... February 15, 2006

================================================================================

                                 $

                         World Omni Master Owner Trust

 $            Series 200    [  %] [Floating Rate] Automobile Dealer Floorplan
                          Asset Backed Notes, Class A

  $           Series 200    [  %] [Floating Rate] Automobile Dealer Floorplan
                          Asset Backed Notes, Class B

                                   WODFI LLC
                                  Transferor

                          World Omni Financial Corp.
                                   Servicer

                           ------------------------
                             PROSPECTUS SUPPLEMENT
                           ------------------------

                       Underwriters of the Class A Notes


                       Underwriters of the Class B Notes


Until the expiration of 90 days after the date of this prospectus supplement, all dealers selling the Class A Notes or Class B Notes, whether or not participating in this distribution, will deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    , 200

================================================================================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

           Securities and Exchange Commission registration fee $    *
           Accounting fees and expenses....................... $    *
           Legal fees and expenses............................ $    *
           Trustee's fees and expenses........................ $    *
           Printing and engraving............................. $    *
           Blue sky fees and expenses (including counsel)..... $    *
           Rating Agency Fees................................. $    *
           Miscellaneous...................................... $    *
                                                               ------
              Total........................................... $    *
                                                               ======

--------
* To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

      WODFI LLC was formed under the laws of Delaware. The limited liability company agreement of WODFI LLC provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, directors or officers and may indemnify any employee or agent of WODFI LLC who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of WODFI LLC, where such person is a party because such person is or was a member, director, officer, employee, or agent of the WODFI LLC. WODFI LLC's limited liability company agreement also provides that it will generally indemnify its members and directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director in connection with an action, suit or proceeding relating to acts or omissions of that director regarding specified items relating to bankruptcy and insolvency.

      In general, WODFI LLC will indemnify its members, directors or officers and may indemnify its employees or agents against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding. To the fullest extent permitted by law, WODFI LLC will also indemnify such member, director or officer and may indemnify such employee or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action or proceeding, the person must have had no reasonable cause to believe his misconduct was unlawful. Unless ordered by a court, certain indemnifications shall be made by WODFI LLC only as it authorizes in the specific case after (1) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and
(2) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the disinterested members or, if there is only one member, by that member. However, no indemnification shall be provided to any member, director, officer, employee, or agent of WODFI LLC for or in connection with (1) the receipt of a financial benefit to which the person is not entitled; (2) voting for or assenting to a distribution to members in violation of the limited liability company agreement or the Delaware Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions of such person constituting willful misconduct or gross negligence. To the extent that a member, director, officer, employee, or agent of WODFI LLC has been successful on the merits or otherwise in defense of an action, suit, or proceeding or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

      In addition, no Member, director or officer of WODFI LLC shall be liable to WODFI LLC or any other person who has an interest in WODFI LLC for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, director or officer in good faith on behalf of WODFI LLC and in a manner reasonably believed to be within the scope of the authority conferred on such member, director or officer by the limited liability company agreement of WODFI LLC, except that a member, director or officer shall be liable for any such loss, damage or claim incurred by reason of such member's, director's or officer's willful misconduct or gross negligence.

      Insofar as indemnification by WODFI LLC for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of WODFI LLC pursuant to the foregoing provisions, WODFI LLC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      WODFI LLC also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers, directors and managers of WODFI LLC and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers, directors or managers (whether or not such person could be indemnified against such expense, liability or loss under the Delaware Limited Liability Company Act).

      Each underwriting agreement will provide that the underwriter will indemnify WODFI LLC against specified liabilities, including liabilities under the Securities Act of 1933.

Item 16.  Exhibits.

      (a) Exhibits:

          The exhibits to this Registration Statement are listed in the Exhibit Index below.

      (b) Financial Statements Schedules: Not applicable with respect to the Registrant.

Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;
           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference;

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Deerfield Beach, State of Florida, on August 1, 2002.

                                         WODFI LLC
                                         As originator of the Trust described
                                         herein and registrant

                                         By:       /s/  PATRICK C. OSSENBECK
                                          ------------------------------------
                                                 Patrick C. Ossenbeck
                                                       Treasurer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C. Ossenbeck his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, including his capacity as a director, manager and/or officer of WODFI LLC, to sign and file any and all amendments (including post-effective amendments) to this registration statement or to sign and file any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as he might or could do in person and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed on August 1, 2002 by the following persons in the capacities indicated.

          Signature                      Capacity
          ---------                      --------

     /s/  BRENT D. BURNS       President (principal
-----------------------------    executive officer)
       Brent D. Burns

  /s/  PATRICK C. OSSENBECK    Treasurer (principal
-----------------------------    financial and accounting
    Patrick C. Ossenbeck         officer)

     /s/  COLIN W. BROWN
-----------------------------  Director
       Colin W. Brown

    /s/  LOUIS R. FEAGLES      Director
-----------------------------
      Louis R. Feagles

    /s/  JAMES R. FOSTER       Director
-----------------------------
       James R. Foster

   /s/  JEFFREY B. SHAPIRO     Director
-----------------------------
     Jeffrey B. Shapiro

 /s/  CHRISTOPHER C. WHEELER   Director
-----------------------------
   Christopher C. Wheeler

                                 EXHIBIT INDEX

   Exhibit
   Number  Description
   ------  -----------
     1.1 Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1.1 of the registrant's registration statement No. 333-84579).

     3.1 Certificate of Formation of WODFI LLC (incorporated by reference to Exhibit 3.1 of the registrant's registration statement No. 333-84579).

     3.2 Second Amended and Restated Limited Liability Company Agreement of WODFI LLC (incorporated by reference to Exhibit 3.2 of the registrant's Current Report on Form 8-K, dated April 6, 2000).

     4.1 Amended and Restated Indenture between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K, dated April 6,
           2000).

     4.2 Form of Series Supplement to Indenture (incorporated by reference to Exhibit 4.2 of the registrant's registration statement No. 333-84579).

    *5.1   Opinion of Kirkland & Ellis with respect to legality.

    *8.1   Opinion of Kirkland & Ellis with respect to tax matters.

    24.1   Power of Attorney (included on page II-4 of filing).

   *25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee.

    99.1 Amended and Restated Trust Sale and Servicing Agreement between WODFI LLC, World Omni Financial Corp. and the Trust
           (incorporated by reference to Exhibit 99.1 of the registrant's Current Report on Form 8-K, dated April 6, 2000).

    99.2 Amended and Restated Receivables Purchase Agreement between World Omni Financial Corp. and WODFI LLC (incorporated by reference to Exhibit 99.2 of the registrant's Current Report on Form 8-K, dated April 6, 2000).

    99.3 Administration Agreement between World Omni Financial Corp., the Trust and the Indenture Trustee (incorporated by reference to Exhibit 99.3 of the registrant's registration statement No. 333-84579).

    99.4 Trust Agreement between WODFI LLC and the Trust (incorporated by reference to Exhibit 99.4 of the registrant's registration statement No. 333-84579).

    99.5 Amendment No. 1 to Amended and Restated Receivables Purchase Agreement (incorporated by reference to Exhibit 99.3 of the registrant's Current Report on Form 8-K, dated April 6, 2000).

    99.6 Amendment No. 1 to Amended and Restated Trust Sale and Servicing Agreement (incorporated by reference to Exhibit 99.4 of the registrant's Current Report on Form 8-K, dated April 6, 2000).
--------
* To be filed by amendment.